SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
               THE SECURITIES EXCHANGE ACT OF 1934


FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [   ]

CHECK THE APPROPRIATE BOX:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[ X ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                     Temtex Industries, Inc.
-----------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)


-----------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[   ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-
       6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

            ---------------------------------------------------

       (2)  Aggregate number of securities to which
            transaction applies:

            ---------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-
            11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            ---------------------------------------------------

      (4)   Proposed maximum aggregate value of
            transaction:

            ---------------------------------------------------

       (5)  Total fee paid:

              $2,600
            ---------------------------------------------------



[ X ]     Fee paid previously with preliminary materials.
[   ]     Check box if any part of the fee is offset as provided
          by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          ------------------------------------------------------

          (2)  Form, Schedule or Registration Statement No.:

          ------------------------------------------------------

          (3)  Filing Party:

          ------------------------------------------------------

          (4)  Date Filed:

          ------------------------------------------------------

                     TEMTEX INDUSTRIES, INC.
                  5400 LBJ Freeway, Suite 1375
                       Dallas, Texas 75240
                         (972) 726-7175

                                                 December 4, 1998

Dear Stockholder:


     You are cordially invited to attend a Special Meeting of the Stockholders of Temtex Industries, Inc., a Delaware corporation ("Temtex"), to be held at 10:00, a.m. on January 5, 1999 at the Lincoln City Club, 3rd Floor, Terrace Room, 5440 LBJ Freeway, Dallas, Texas 75240 (including any adjournment or postponement thereof, the "Special Meeting").

     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Asset Purchase Agreement dated as of October 22, 1998 (the "Agreement") between Temtex and Acme Brick Company, a Delaware corporation (the "Buyer"), pursuant to which Temtex proposes to sell (the "Proposed Sale") for cash substantially all of the assets and certain specified liabilities of Texas Clay Industries, the division of Temtex that manufactures and markets clay face brick products (the "Brick Business").

     YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE PROPOSED SALE IS FAIR TO AND IN THE BEST INTERESTS OF TEMTEX AND ITS STOCKHOLDERS, HAS APPROVED AND ADOPTED THE PROPOSED SALE (SUBJECT TO STOCKHOLDER APPROVAL) AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE PROPOSED SALE. In arriving at its recommendation, the Board gave careful consideration to a number of factors, as described in the enclosed Proxy Statement, including the opinion of its financial adviser, Business Valuation Services ("BVS"), to the effect that the consideration to be received by Temtex is fair, from a financial point of view, to Temtex and its stockholders. The written opinion of BVS is attached as Appendix B to the enclosed Proxy Statement. You are urged to read the opinion in its entirety for a description of the assumptions made, the matters considered and the procedures followed by BVS.

     DETAILS OF THE PROPOSED SALE APPEAR IN THE ACCOMPANYING
PROXY STATEMENT. PLEASE GIVE THIS MATERIAL YOUR CAREFUL
ATTENTION.

     Approval of the Proposed Sale requires the affirmative vote of the holders of a majority of Temtex's issued and outstanding shares of common stock, $0.20 par value per share (the "Common Stock"). Each share of the Common Stock is entitled to one vote on all matters to come before the Special Meeting. The Common Stock constitutes the only outstanding class of capital stock of Temtex.

     It is important that your shares of Common Stock be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and mail it promptly using the enclosed, pre-addressed, postage-paid, return envelope. If you attend the Special Meeting, you may revoke the proxy given and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention will be greatly appreciated.

                         Sincerely,


                         E. R. Buford
                         Chief Executive Officer and President


                     YOUR VOTE IS IMPORTANT.
               PLEASE RETURN YOUR PROXY PROMPTLY.

                     TEMTEX INDUSTRIES, INC.
                  5400 LBJ Freeway, Suite 1375
                       Dallas, Texas 75240
                         (972) 726-7175
                  ____________________________


            NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                   To Be Held January 5, 1999

To the Stockholders of Temtex Industries, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting (the "Special Meeting") of Stockholders of Temtex Industries, Inc. (the "Company"), will be held at the Lincoln City Club, 3rd Floor, Terrace Room, 5440 LBJ Freeway, Dallas, Texas 75240 at 10:00 a.m. (Dallas, Texas time), on January 5, 1999 for the purpose of considering and voting upon a proposal to approve and adopt the Asset Purchase Agreement dated as of October 22, 1998 (the "Agreement") between the Company and Acme Brick Company, a Delaware corporation (the "Buyer") pursuant to which the Company proposes to sell (the "Proposed Sale") for cash substantially all of the assets and certain specified liabilities of Texas Clay Industries, the division of the Company that manufactures and markets clay face brick products (the "Brick Business"). The full text of the Agreement is attached as Appendix A to the accompanying Proxy Statement.

     The Special Meeting is being called by the Board of Directors of the Company in order for the stockholders to consider a proposal for the sale of a substantial part of the Company's current assets.

     The Board of Directors has fixed the close of business on November 6, 1998 as the record date (the "Record Date") for the determination of the stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Special Meeting will be available for examination at the offices of the Company for ten days prior to the Special Meeting. Approval of the Proposed Sale requires the affirmative vote of the holders of a majority of the Company's common stock.

     EACH STOCKHOLDER IS CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. TO ASSURE REPRESENTATION AT THE SPECIAL MEETING, HOWEVER, STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAD PREVIOUSLY RETURNED A PROXY CARD.

                         By Order of the Board of Directors,



                         E. R. Buford
                         Chief Executive Officer and President

Dallas, Texas
December 4, 1998

                        TABLE OF CONTENTS
                                                           Page
                                                          ------
QUESTIONS AND ANSWERS ABOUT THE AGREEMENT WITH
   ACME BRICK COMPANY                                        1
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS              2
THE SPECIAL MEETING                                          3
 Time, Date and Place of Special Meeting                     3
 Purpose of the Special Meeting; Recommendation
  of the Board of Directors                                  3
 Record Date and Outstanding Shares                          4
 Intentions and Agreements to Vote                           4
 Quorum and Voting of Proxies; Revocation                    4
 Voting Rights                                               4
 Vote Required                                               5
 No Dissenters' Rights                                       5
 Proxy Solicitation and Expenses                             5
THE PROPOSED SALE                                            6
 General                                                     6
 Temtex Industries, Inc                                      6
 Acme Brick Company                                          7
 Use of Proceeds; Plans for Future Operations
  After the Proposed Sale                                    7
 Background of the Proposed Sale                             8
 The Company's Reasons for the Proposed Sale;
  Recommendation of the Board of Directors                   9
 Opinion of Business Valuation Services                     11
 Interest of Certain Persons in the Proposed Sale           14
 Regulatory Approvals                                       14
 Material Federal Income Tax Consequences                   14
 Accounting Treatment                                       15
 Expenses and Other Fees                                    15
THE AGREEMENT                                               16
 Purchase Price; Purchase Price Adjustment                  16
 The Closing                                                17
 Purchased Assets and Assumed Liabilities                   17
 Representations and Warranties                             19
 Indemnification                                            19
 Expenses and Transfer Taxes                                20
 Conditions of the Proposed Sale                            20
 Covenants Pending Closing                                  20
 No Solicitation                                            21
 Covenant Not to Compete                                    21
 Treatment of Company Employees                             21
 Termination                                                21
 Consequences of Termination                                21
PRINCIPAL HOLDERS OF VOTING SECURITIES                      22
OWNERSHIP OF COMMON STOCK BY MANAGEMENT                     23
SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY         24
FINANCIAL STATEMENTS OF TEXAS CLAY INDUSTRIES               25
PRO FORMA CONSOLIDATED SELECTED FINANCIAL DATA              35
STOCK PERFORMANCE DATA                                      36
 Market Information                                         36
 Recent Market Price                                        36
 Number of Holders                                          36
COMPARATIVE PER SHARE DATA                                  37
PRO FORMA FINANCIAL DATA                                    37
DEADLINE FOR STOCKHOLDER PROPOSALS                          45
MISCELLANEOUS                                               45

                      QUESTIONS AND ANSWERS
           ABOUT THE AGREEMENT WITH ACME BRICK COMPANY


Q. Who is soliciting my proxy?

A. The Board of Directors of Temtex Industries, Inc.


Q. Where and when is the Special Meeting?

A. 10:00 a.m., Tuesdsay, January 5, 1999, at the Lincoln City
   Club, 3rd Floor, Terrace Room, 5440 LBJ Freeway, Dallas,
   Texas 75240.


Q. What am I voting on?

A. Management of Temtex is seeking the authorization of the stockholders to sell substantially all of the assets of the Company's clay face brick products division to Acme Brick Company. The Company is not selling, and will continue to own and operate, its fireplace products business. If the transaction with Acme Brick is consummated, the Company will initially receive not less than $11,500,000 cash at closing; however, depending on the value of certain assets and liabilities of the Company existing as of the closing date, the purchase price will be subsequently adjusted between the parties. Management of the Company anticipates that the ultimate sales price for the brick business will be in the range of $12,000,000 to $12,500,000, although stockholders should recognize that the sales price could theoretically be more or less than this range pursuant to the terms of the applicable agreement.


Q. Why should Temtex sell the brick business?

A. The Board of Directors of the Company has thoroughly considered the advantages and disadvantages of selling the brick business at this time. As described in greater detail in this Proxy Statement, the Board believes that it is in the best interests of the stockholders and this Company to convert the assets of the brick business into cash and redeploy that cash in connection with its future business plan. The Company notes, however, that this strategy bears some increased risk since management currently has no definite plan for the use of the cash generated from the sale.


Q. How do I know if Temtex is receiving fair value for the brick business?

A. Based on a variety of factors including (i) the Company's overall goals and future business plans, (ii) the current financial condition and future prospects for the Texas Clay Division, (iii) the changing and highly competitive nature of the face brick products industry and management's expectations regarding probable trends in the industry and
   (iv) the limited survey of proposed alternatives to the transaction, the Board believes that the consideration to be received from Acme Brick in the sale of the brick business is fair. In addition, the Board retained Business Valuation Services, independent experts in valuation and appraisal services, to analyze the pricing provisions of the agreement with Acme Brick. BVS has concluded that the consideration to be received by the Company in the transaction is fair from a financial point of view.


Q. Will any of the money received from the transaction be distributed to the Company's stockholders?

A. No. The Company intends to use approximately $1,000,000 of the net proceeds generated from the sale to repay certain outstanding indebtedness and will retain the remaining net cash for working capital and general corporate purposes. In addition, if the Company can locate a suitable acquisition candidate, it will also consider using the cash for this purpose. See "The Proposed Sale -- Use of Proceeds; Plans for Future Operations After the Proposed Sale."


Q. Will stockholders have appraisal rights?

A. No. Stockholders of Temtex will not have appraisal rights as a result of this transaction.

Q. What should stockholders do now?

A. Stockholders should mail their signed and dated proxy card in the enclosed envelope, as soon as possible, so that their shares will be represented at the Temtex stockholders' meeting.


Q. Can stockholders change their vote after they have mailed a signed proxy card?

A. Yes. Stockholders can change their vote in one of three ways at any time before their proxies are used. First, stockholders can revoke their proxies by written notice.
   Second, stockholders can complete new, later-dated proxy cards. Third, stockholders can attend the special stockholders' meeting and vote in person.


Q. How are shares held in a broker's name voted?

A. Brokers will vote shares nominally held in their name (or in what is commonly called "street name") only if the beneficial stockholder provides the broker with written instructions on how to vote. Absent such instructions, these shares will not be voted. Stockholders are urged to instruct their brokers in writing to vote shares held in street name for the proposed transaction.


Q. Whom should stockholders call with questions?

A. Temtex stockholders who have questions about the transaction should call Roger N. Stivers, the Company's Vice President-
   Finance, Chief Financial Officer and Secretary at (972)
   726-7175.








         Disclosure Regarding Forward-Looking Statements

     This Proxy Statement contains forward-looking statements including statements containing the words "believes," "anticipates," "expects," "intends" and words of similar import. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that the Company believes might cause such differences include: (1) concentration of the Company's assets into one industry segment; (2) the seasonal nature of the Fireplace Products Business (as defined herein);
(3) the termination or expiration of the Company's license agreement for the design patent on its ventfree gas logs; (4) the impact of changing economic conditions; (5) the actions of competitors, including pricing and new product introductions; and
(6) those specific risks that are discussed in the cautionary statements accompanying the forward-looking statements in this Proxy Statement and in the Risk Factors detailed in the Company's previous filings with the Securities and Exchange Commission (the "Commission"). In assessing forward-looking statements contained herein, stockholders are urged to read carefully all cautionary statements contained in this Proxy Statement and in those other filings with the Commission.

                     TEMTEX INDUSTRIES, INC.
                  5400 LBJ Freeway, Suite 1375
                       Dallas, Texas 75240
                         (972) 726-7175
                  ____________________________

                         PROXY STATEMENT
               FOR SPECIAL MEETING OF STOCKHOLDERS

                       The Special Meeting

Time, Date and Place of Special Meeting
---------------------------------------

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Temtex Industries, Inc., a Delaware corporation (the "Company") for use at the Special Meeting of Stockholders to be held at 10:00 a.m. (Dallas, Texas time) on Tuesday, January 5, 1999 at the Lincoln City Club, 3rd Floor, Terrace Room, 5440 LBJ Freeway, Dallas, Texas 75240 and at any meeting held upon adjournment or postponement thereof (the "Special Meeting").

     Copies of this Proxy Statement, the attached Notice of Special Meeting of Stockholders, and the enclosed form of proxy are first being mailed to the Company's stockholders on or about
December 7, 1998.

Purpose of the Special Meeting; Recommendation of the Board of
Directors
--------------------------------------------------------------

     At the Special Meeting, holders of the Company's common stock, $0.20 par value per share (the "Common Stock"), will consider and vote upon a proposal to approve and adopt the Asset Purchase Agreement dated as of October 22, 1998 (the "Agreement") between the Company and Acme Brick Company, a Delaware corporation (the "Buyer") pursuant to which the Company proposes to sell (the "Proposed Sale") for cash substantially all of the assets and certain specified liabilities of Texas Clay Industries, the division of the Company that manufactures and markets clay face brick products (the "Brick Business"). A copy of the Agreement (without exhibits and schedules) has been attached as Appendix A to this Proxy Statement. Subject to certain indemnity obligations, retained liabilities and post-closing adjustments, the Company is expected to receive between $12,000,000 and $12,500,000 cash as consideration for the Proposed Sale under the terms of the Agreement. In addition, the Buyer has agreed to assume certain specified liabilities of the Company. See "The Agreement."

     Pursuant to the applicable provisions of the Delaware General Corporation Law (the "DGCL"), the Company is required to obtain the affirmative vote of a majority of the outstanding shares of Common Stock prior to the sale of all or substantially all of its property or assets. Although the Company will continue to have significant operations after the consummation of the Proposed Sale (see "--Use of Proceeds; Plans for Future Operations After the Proposed Sale"), the Board of Directors has nevertheless concluded that it is appropriate to submit the Agreement and the transactions contemplated thereby to the stockholders of the Company for consideration.

THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED SALE (SUBJECT TO
STOCKHOLDER APPROVAL) AND RECOMMENDS A VOTE FOR APPROVAL OF THE
PROPOSED SALE.

Record Date and Outstanding Shares
----------------------------------

     The Board of Directors of the Company has fixed the close of business on November 6, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Accordingly, only holders of record of the Company's Common Stock at the close of business on the Record Date will be entitled to vote at the Special Meeting, either by proxy or in person. As of the Record Date, there were 197 holders of record of the Common Stock of the Company and 3,477,141 shares of Common Stock were issued and outstanding.

Intentions and Agreements to Vote
---------------------------------

     The members of the Board of Directors of the Company, who beneficially hold an aggregate of 33.4% of the outstanding shares of Common Stock of the Company, have agreed to vote their shares in favor of the Proposed Sale and the Agreement. As of the Record Date, the total number of shares of Common Stock which the Board has indicated a desire to vote equal 1,160,377 shares of Common Stock. In addition, certain members of management of the Company, holding an additional 22,543 shares of Common Stock (.6%), have indicated their desire to vote their shares in favor of the Proposed Sale and the Agreement. Accordingly, approval of the Proposed Sale by the Company's stockholders is likely. See "Ownership of Common Stock by Management."

Quorum and Voting of Proxies; Revocation
----------------------------------------

     The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the Company's aggregate shares of issued and outstanding Common Stock on the Record Date will constitute a quorum at the Special Meeting. Shares of Common Stock which are represented by properly executed proxy cards received by the Company at or prior to the Special Meeting, and not duly and timely revoked, will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares of Common Stock so represented FOR the Proposed Sale.

     Any holder of Common Stock has the power to revoke his or her proxy at any time before it is voted at the Special Meeting by delivering a written notice of revocation to the Secretary of the Company, by a duly executed proxy bearing a later date, or by voting by ballot at the Special Meeting.

     Shares represented by proxies that reflect abstentions or include "broker non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. The persons named as proxies with respect to the Special Meeting may propose and vote for one or more adjournments of the Special Meeting to permit further solicitation of proxies in favor of the proposals; provided, however, that no proxy which is voted against the Proposed Sale will be voted in favor of any such adjournment or postponement.

Voting Rights
-------------

     Each share of Common Stock is entitled to one vote on each matter to be acted upon or which may properly come before the Special Meeting. The Common Stock constitutes the only outstanding capital stock of the Company.

Vote Required
-------------

     The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock on the Record Date is required to approve the Proposed Sale. Abstentions and "broker non-votes" will have the effect of votes against approval of the Proposed Sale. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

No Dissenters' Rights
---------------------

     Stockholders of the Company who do not approve of the Proposed Sale are not entitled to appraisal or any other rights with respect to the Proposed Sale under Delaware law or the Company's Restated Certificate of Incorporation.

Proxy Solicitation and Expenses
-------------------------------

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. All expenses of this solicitation, including the cost of preparing, assembling, and mailing this proxy soliciting material and Notice of Special Meeting of Stockholders, will be paid by the Company. Additional solicitation of holders of Common Stock by mail, telephone, facsimile or by personal solicitation may be done by directors, officers and regular employees of the Company, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock as of the Record Date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable out-of-pocket expenses.

                        The Proposed Sale

General
-------

     The Agreement, which was executed and delivered by the Company and the Buyer on October 22, 1998, provides for the sale of substantially all of the assets of the Brick Business (the "Purchased Assets") to the Buyer and the assumption by the Buyer of certain liabilities of the Company (the "Assumed Liabilities"). Subject to certain post-closing adjustments, the Company is expected to receive between $12,000,000 and $12,500,000 cash from the Buyer as consideration for the sale of the Brick Business. The Company will receive not less than $11,500,000 at Closing with the remainder of the purchase price payable upon the final determination of certain assets and liabilities attributable to the Brick Business as of the Closing Date. Notwithstanding the Closing of the Proposed Sale, the Company will remain liable for certain indemnity obligations and retained liabilities relating to the Brick Business. See "The Agreement."

Temtex Industries, Inc.
-----------------------

     As currently conducted, the Company operates two distinct businesses in the home construction products industry. Specifically, (1) the Company manufactures and distributes zero clearance metal fireplace units and gas fireplace equipment (the "Fireplace Products Business") through its wholly-owned subsidiary Temco Fireplace Products, Inc. and (2) the Company operates its Brick Business through its Texas Clay Division. If the Proposed Sale is approved by the stockholders and the sale of the Brick Business to Buyer is consummated, the Company will no longer engage in the manufacturing and distribution of face brick products.

     The Company sells its fireplace products nationwide through its own sales force and through third party sales representatives primarily to contractors, wholesale distributors and retailers. A majority of the Company's fireplaces are ultimately purchased by home builders and others engaged in the construction of new housing or remodeling of existing homes. Although the Company ships its fireplace products nationwide, its sales tend to be somewhat concentrated in the states where housing construction is active.

     The face brick products manufactured by the Company are distributed primarily in Texas and adjacent states to commercial and residential contractors, architects and interior and commercial decorators. The Company markets its face brick products primarily through independent distributors. In addition, the Company currently employs one full time salesperson for the Brick Business.

     The following table sets forth the amount, in dollars, and the related percentage of the Company's net sales attributable to the Fireplace Products Business and the Brick Business, respectively, for each of the fiscal years ended August 31, 1996, 1997 and 1998.


                                                 Fiscal Year Ended August 31,
                                                   (net sales in thousands)
                                  ----------------------------------------------------------
                                         1996                1997                1998
                                  ------------------  ------------------  ------------------
                                      $         %         $         %         $         %
                                  --------  --------  --------  --------  --------  --------
Fireplace Products Business.....   33,110     78.9     30,198     77.0     26,162     70.4
Brick Business..................    8,862     21.1      9,010     23.0     11,021     29.6





For further information concerning the Company's financial segments, see the notes to consolidated financial statements included in the Company's Form 10-K for the year ended August 31, 1998, a copy of which accompanies this Proxy Statement. See also "Selected Consolidated Financial Data of the Company," "Financial Statements of Texas Clay Industries" and "Pro Forma Selected Financial Data."

     The Company's principal business and principal office is located at 5400 LBJ Freeway, Suite 1375, Dallas, Texas 75240.
The Company's telephone number at this address is (972) 726-7175.

Acme Brick Company
------------------

     Acme Brick Company, a subsidiary of Justin Industries, Inc., is one of the largest manufacturers of face brick in the United States. The Buyer's principal business and principal office is located at 2821 West Seventh Street, Fort Worth, Texas 76107 and its telephone number is (817) 332-4101.

Use of Proceeds; Plans for Future Operations After the Proposed
Sale
---------------------------------------------------------------

     The net proceeds to the Company from the sale of the Brick Business, after deducting estimated transaction expenses of $1,000,000, are expected to be between $11,000,000 and $11,500,000, subject to the payment of any indemnity obligations and retained liabilities. The actual net proceeds derived from the sale of the Brick Business may be more or less than this amount based upon certain post-closing adjustments. See "The Agreement -- Purchase Price; Purchase Price Adjustment." Approximately $1,000,000 of the estimated net proceeds from the Proposed Sale will be used by the Company to repay outstanding debt. The remaining $10,000,000 to $10,500,000 of estimated net proceeds will be used by the Company in its Fireplace Products Business for working capital and general corporate purposes, including capital expenditures. In addition, the Company may use all or a portion of the remaining net proceeds from the Proposed Sale for future acquisitions or strategic alliances. Consequently, the Company notes that the sale of the Brick Business bears some increased risk because management currently has no definite plan for the use of the cash generated from the sale. Stockholders of the Company will be dependent upon the judgment of the Company's management to redeploy the net proceeds generated from the sale of the Brick Business with limited information concerning the specific purposes to which the funds will ultimately be applied. No assurances can be given that the Company's strategy of redeploying the cash generated from the Proposed Sale will prove to be successful.

     As noted, while the Company has no current agreements or negotiations underway with respect to any acquisition, it intends to actively evaluate acquisitive transactions and other strategic alliances after consummation of the Proposed Sale. As of the date of this Proxy Statement, the Company has not identified any potential acquisition candidates nor has it determined with specificity any particular set of characteristics, attributes or parameters for defining a potential pool of suitable acquisition candidates. However, at a minimum, the Company anticipates that any potential acquisition candidate will be evaluated based on market share and potential for growth, customer profiles, potential to compliment the Fireplace Products Business, operating efficiencies, distribution compatability, managerial and personnel resources and ease of integration on a timely basis. However, no assurances can be given that any suitable acquisition candidates can be located or, that once located, such acquisition candidates can be acquired on terms satisfactory to the Company. Furthermore, acquisitions involve numerous other risks and uncertainties, including, among others, loss of key personnel of the acquired company, the difficulty associated with assimilating the personnel and operations of the acquired company, the potential disruption of the Company's ongoing business, the maintenance of uniform standards, controls, procedures and policies, and the possible impairment of the Company's reputation and relationships with employees and customers. In addition, any future acquisitions could result in the issuance of dilutive equity securities, the incurrence of debt or contingent liabilities, and amortization expenses related to goodwill and other intangible assets, any of which could have a material adverse effect on the Company's business, operating results or financial condition. With respect to strategic alliances, the Company may elect as one of its strategies the possibility of aligning with product and service providers in the fireplace products industry generally for the purpose of penetrating new markets, enhancing the Company's current product offerings or to more efficiently utilize its distribution network. However, the Company has not at this time identified any specific strategic alliance partners.

     Following the consummation of the Proposed Sale, the stockholders of the Company will retain their equity interest in the Company. The Proposed Sale will not result in any changes in the rights of the Company's stockholders. As indicated above, the Company will not distribute any of the proceeds derived from the sale of the Brick Business to its stockholders. Instead, the Company intends to invest such proceeds in future operations.

Background of the Proposed Sale
-------------------------------

     Although the Company has not generally regarded the Brick Business as being "for sale," the Company has received miscellaneous unsolicited requests to engage in discussions concerning the sale of the Brick Business, none of which the Board considers to be material. In each case, these discussions were discontinued prior to arriving at either a letter of intent or definitive agreement because of the inability to agree on an appropriate valuation for the Brick Business.

     In November 1997, senior management of the Buyer expressed interest in pursuing a transaction involving the acquisition of the Brick Business and requested basic information concerning the business from the Company. At approximately this same time, the Company had been requested to provide, and did in fact provide, similar information to other parties who expressed interest in the Brick Business, however, no formal offers were received by the Company.

     The Board of Directors of the Company has continually monitored the Brick Business and the face brick products industry generally as part of evaluating and forecasting the role of the Texas Clay Division in the Company's overall business strategy. In late 1997, the Board concluded that the sale of the Brick Business for cash could, depending on the terms of such a transaction, be an appropriate redeployment of the Company's assets. Accordingly, the Board authorized both Messrs. Buford and Ward, the President of the Company and the President of the Texas Clay Division, respectively, to proceed with discussions with the Buyer and other potentially interested parties provided the proposed transaction(s) resulted in cash consideration to the Company equal to at least a specified minimum dollar amount.

     In January 1998, Ed Stout, President of the Buyer, and John Koch, Vice President of Production for Buyer, traveled to Malakoff, Texas to inspect the Company's principal manufacturing facilities. The parties did not engage in specific discussions concerning the sale of the Brick Business during this visit; however subsequently, numerous other representatives of Buyer including Buyer's Manager of Personnel, and Buyer's Safety Engineer, Electrical Engineer and Natural Gas Engineer and various mining support, drill crew and environmental personnel, performed significant additional due diligence on the Company and the Brick Business generally.

     On March 23, 1998, representatives of the Buyer and the Company met at the corporate offices of Buyer in Fort Worth, Texas at the request of the Buyer. In attendance for the Buyer were Rick Savitz, Vice President-Finance (Justin Industries), Ed Stout and Dennis Knautz, Vice President-Finance of Buyer. In attendance for the Company were Ed Buford, President and Chief Executive Officer, and Maury Ward, President of the Texas Clay Division. At the conclusion of this meeting, the parties determined that there was sufficient mutual interest to discuss further the possibility of a transaction which involved a sale of the Brick Business to Buyer.

     On April 7, 1998, the Company received a written offer from Buyer concerning the sale of the Brick Business. As originally proposed, the Buyer offered $12,750,000 for the assets comprising the Brick Business, subject to adjustment based on the value of certain of such assets at closing; provided, however, the Buyer was unwilling at this time to assume any liabilities associated with the business. On April 21, 1998 the Company rejected this offer and made a counter proposal to the Buyer which provided for a $13,250,000 purchase price (again, subject to the same type of post-closing adjustment mechanism) and the assumption of all liabilities related to the Brick Business. Thereafter, in early May 1998, the Buyer and the Company exchanged correspondence attempting to further define the parameters of a possible transaction.

     On May 19, 1998, at the invitation of Buyer, representatives of the Buyer and the Company met again at the corporate offices of Buyer in Fort Worth, Texas. Attending this meeting were Messrs. Stout and Knautz for the Buyer and Messrs. Buford and Ward for the Company. At the conclusion of this meeting, the parties had tentatively agreed on a purchase price of $13,200,000 and certain other basic terms of the transaction, although it was agreed between the parties that certain other material items needed to be resolved, including, specifically, the liabilities to be assumed by Buyer.

     On June 12, 1998 counsel to the Buyer presented the first draft of the Agreement to the Company's counsel. From that date until October 7, 1998, the Company and their advisors on one hand and the Buyer and their advisors on the other hand proceeded to negotiate the terms of a final agreement. During this period, the Buyer and the Company performed certain additional core drilling operations in an attempt to evaluate the extent and quality of remaining clay reserves underlying certain of the Company's properties. In addition, the following were the subject of significant negotiation between the parties during this period:
(i) the structure of the agreement, including the specific liabilities to be assumed by the Buyer (including contract liabilities for, among other things, reclamation); (ii) the amount of the initial payment at Closing and the method used to determine such amount; (iii) the restrictive covenants, including the duration and scope of the particular noncompetition provisions and exceptions to their applicability; (iv) the limitations on Buyer's rights to terminate the Agreement prior to Closing; and (v) the indemnity provisions.

     On September 3, 1998, after it became apparent to management of the Company that an agreement concerning the sale of the Brick Business could be reached with the Buyer, the President of the Company authorized Roger Stivers, the Company's Vice President-Finance, Chief Financial Officer and Secretary, to engage Business Valuation Services ("BVS") to assist with the potential transaction. On September 4, 1998, the Company retained BVS to consider the fairness of the purchase consideration involved in the Proposed Sale, from a financial point of view, to the Company and its stockholders. BVS is an independent valuation firm with significant experience in providing asset valuation, fairness opinion and related advisory services to business clients such as the Company. As a result, management believes them to be well qualified. BVS was selected by the Board on the basis of its experience and reputation, the favorable personal presentation made by BVS to the Company, the ability to perform the requisite work on a schedule capable of accommodating the Company's proposed timing and favorable fee estimate. Prior to the engagement hereof, BVS and the Company did not maintain any material relationship.

     By September 1, 1998, the Company had agreed to reduce the purchase price to $12,900,000 provided that Buyer assume each of the liabilities ultimately provided for in the Agreement. From this point until October 6, 1998 the parties proceeded to document the final terms of the Agreement between the parties.

     At a special meeting of the Board of Directors of the Company held on October 7, 1998, the Board discussed the Buyer's proposal concerning the purchase of the Brick Business as set forth in the form of the Agreement attached as Appendix A hereto. Representatives of BVS then discussed the steps taken and methods used to arrive at a fairness opinion and concluded by verbally advising the Board that it was of the opinion that the Purchase Price to be received by the Company under the terms of the Agreement is fair, from a financial point of view, to the Company and its stockholders. The Board adjourned this meeting without action until October 22,1998.

     On October 22, 1998, the Board of Directors met again to review the final terms of the Agreement. Copies of the Agreement had been provided to each member of the Board prior to the meeting. During this meeting, the Board was presented with the written opinion of BVS that, as of such date and based on the assumptions made, matters considered and limits of review as set forth in such opinion, the Purchase Price to be received by the Company is fair, from a financial point of view. After extended consideration, the Board concluded that the Proposed Sale was fair to, and in the best interests of, the Company and its stockholders, approved the Agreement and authorized its execution. The Directors also agreed to recommend that the Company's stockholders approve the Proposed Sale. The Agreement in the form attached as Appendix A hereto was executed on October 22, 1998. The Company issued a press release announcing the transaction on October 22, 1998.

The Company's Reasons for the Proposed Sale; Recommendation of
the Board of Directors
---------------------------------------------------------------

     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE PROPOSED SALE IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED SALE AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED SALE.

     As described above under "Background of the Proposed Sale," the decision of the Company's Board to approve the Proposed Sale and the Agreement followed months of exploring and analyzing the advantages and disadvantages of redeploying the Company's assets. In making its recommendation to the stockholders of the Company, the Board considered a number of factors, including those noted immediately below which were determined by the Board to favor a decision to consummate the Proposed Sale and those set forth in the subsequent paragraph which disfavored a decision to consummate the Proposed Sale:

     (i) The Company's overall goals and future business plans which include focusing on the Company's core Fireplace Products Business, continuing to broaden the Company's product line within this business and improving the efficiency of the Company's manufacturing facilities.

     (ii) The current financial condition and future prospects for the Texas Clay Division, especially in light of the Board's conclusion that the potential for growth in the Brick Business was limited by the Company's existing plant capacity which could not be increased without significant additional capital expenditures.

     (iii) The changing and highly competitive nature of the face brick products industry and management's expectations regarding probable trends in this industry including the trend toward consolidation and direct distribution.

     (iv) The greater potential for operational and financial improvements to the Fireplace Products
               Business should the Company be able to
               successfully redeploy the net proceeds derived from the Proposed Sale, specifically, from potential strategic acquisitions or alliances and new products.

     (v) The cyclicality of the Brick Business resulting from its dependency upon interest rates and construction activity within its service area.

     (vi) The price and terms of the Proposed Sale, as reflected in the Agreement.

     (vii) The advantages of selling the Brick Business in a negotiated, arms-length transaction to a leading industry competitor after a limited survey of proposed alternatives, which principal advantages include the avoidance of instability among employees and distributors, the generally shorter time needed to effect a negotiated transaction and the ability of the buyer to effect the Proposed Sale without a financing contingency.

     (viii) The opinion of BVS to the Board of Directors of the Company that, subject to the matters set forth therein, the consideration to be received by the Company in connection with the Proposed Sale would be fair, from a financial point of view, to the Company and its stockholders.

     (ix)      The fact that no firm offers to acquire the Brick
               Business involving cash consideration exceeding that of the Buyer had been received by the Company; although, various indications of interest had been expressed.

     (x) The benefits to the Company and its stockholders from improvements to the Company's balance sheet and liquidity position (specifically, after giving effect to the Proposed Sale, the Company expects to increase its net worth by approximately $5,718,000 and increase its cash position by approximately $12,428,000), thereby providing the Company with significant liquidity to meet the demands of its Fireplace Products Business and to otherwise respond to changing economic conditions.

     The Company's Board also considered the following potentially negative factors in its deliberations concerning the Proposed Sale: (i) the risks associated with concentrating the Company's assets into a single industry segment; (ii) the disadvantages of selling the Brick Business without a complete survey of the proposed alternatives, which disadvantages include uncertainty regarding the existence of other potentially interested third parties; (iii) the fact that the Brick Business has, in recent history, contributed all or a majority of the Company's profits and cash flow; (iv) the risks associated with pursuing a transaction with a buyer that maintains a different distribution model, namely that the Company was at increased risk of instability among employees and distributors should the transaction not be consummated and (v) the significant costs involved in connection with consummating the Proposed Sale (especially in light of the need to obtain a shareholder vote), the substantial management time and effort required to effectuate the sale and the potential disruption to the Company's operations. The Company's Board did not believe that the negative factors were sufficient, either individually or collectively, to outweigh potential advantages of the Proposed Sale.

     The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes all material factors considered by the Board. The Board did not attempt to quantify or otherwise assign relative weights to the specific factors it considered or determine that any factor was of particular importance. A determination of various weightings would, in the view of the Board of Directors, be impractical. Rather, the Board viewed its position and recommendations as being based on the totality of the information presented to, and considered by, the Board. In addition, individual members of the Board may have given different weight to different factors.

Opinion of Business Valuation Services
--------------------------------------

     At the October 7, 1998 meeting of the Board of Directors of the Company, BVS delivered its oral opinion to the Board, subsequently confirmed in a written opinion dated October 22, 1998 (the "Fairness Opinion"), to the effect that, based upon and subject to various considerations set forth in such opinion, as of such date, the Purchase Price to be received by the Company is fair, from a financial point of view, to the Company and its stockholders. No limitations were imposed by the Company's Board of Directors upon BVS with respect to the investigations made and procedures followed by BVS in rendering the Fairness Opinion.

     THE FULL TEXT OF THE FAIRNESS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, LIMITATIONS ON AND THE SCOPE OF THE REVIEW BY BVS IN RENDERING SUCH OPINION, IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B AND IS INCORPORATED BY REFERENCE HEREIN. THE FAIRNESS OPINION IS ADDRESSED TO THE COMPANY'S BOARD OF DIRECTORS AND ADDRESSES THE FAIRNESS OF THE PURCHASE PRICE TO THE COMPANY FROM A FINANCIAL POINT OF VIEW AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE AGREEMENT NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF THE COMPANY'S COMMON STOCK AS TO HOW TO VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE FAIRNESS OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HOLDERS OF THE COMMON STOCK ARE ENCOURAGED TO CAREFULLY READ THE FAIRNESS OPINION IN ITS ENTIRETY.

     In connection with the Fairness Opinion, BVS: (i) reviewed certain internal financial statements and other financial and operating data pertaining to the Brick Business prepared by management including such information contained in publicly available financial statements of the Company; (ii) discussed the past and current operations, financial condition and prospects of the Brick Business with management; (iii) reviewed the reported prices and trading activity of the Common Stock of certain publicly traded companies operating in business lines generally comparable to that of the Company (including and excluding the Brick Business); (iv) compared the financial performance of the Brick Business with that of certain publicly traded companies operating in business lines BVS believed to be generally comparable to that of the Brick Business; (v) reviewed publicly available information regarding the financial terms of certain comparable acquisition transactions; (vi) reviewed the Agreement; and (vii) performed such other analyses as BVS deemed appropriate.

     The Fairness Opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to BVS as of October 22, 1998. Although subsequent developments may affect the Fairness Opinion, BVS does not have any obligation to update, revise or reaffirm its opinion.

     The following summarizes the material portions of the financial analyses performed by BVS in connection with the delivery of its Fairness Opinion:

     DISCOUNTED CASH FLOW ANALYSIS. The discounted cash flow ("DCF") methodology of valuation is based on the premise that the value of the business enterprise is the present value of the future economic income to be derived by the owners of the business. Theoretically, the income approach is the most appropriate approach because it reflects the value of the expected future cash flows of the business. A DCF analysis, unlike other valuation analyses, can capture several important technical aspects of the business such as levels of future investment in fixed assets and working capital, changing margins, or the terms of finite-life contracts. The DCF approach requires the following: revenue analysis, expense analysis, depreciation and capital spending analysis, working capital analysis, cost of capital analysis and residual value analysis.

     BVS forecast revenue by multiplying the forecast nominal price per thousand bricks and the projected number of thousand brick lots sold. The forecast nominal price per thousand brick was a function of two factors in BVS' analysis: overall inflationary growth and real price growth of bricks. Having analyzed historical price per thousand for the Brick Business, BVS determined that real brick prices for the Brick Business were most accurately predicted using a factor of the previous period output growth. Using this relationship, BVS forecast growth in real brick prices as a function of its output assumptions given various macroeconomic assumptions and the Brick Business specific variables.

     BVS' forecast for the cost of goods sold was based primarily on statistical analysis. Applying simple linear regression to the cost of goods sold and revenue figures, BVS was able to determine a statistically significant relationship of fixed and variable costs. BVS applied these statistical results to its cost of goods sold forecast. A similar methodology was used to examine historical selling, general and administrative expenses; however, unlike the results of its cost of goods sold analysis, BVS was not able to identify fixed and variable components of these expenses with any statistical certainty. As a result, selling, general and administrative expenses were forecast as variable, consistent with historical results.

     BVS forecast capital expenditures by projecting the level of fixed assets required for the Brick Business to maintain its production. Additions to fixed assets included both maintenance expenditures and expenditures relating to certain environmental regulation compliance measures. Depreciation was calculated on a straight-line basis over the forecast period.

     Working capital was projected primarily using historical data as it related to accounts receivable, inventory, accounts payable and other current liabilities. Resulting working capital projections were very consistent with historical results.

     Cost of capital analysis involved calculating an appropriate weighted-average cost of capital ("WACC") to discount cash flow to present value. The WACC was related to appropriate estimates of cost of equity, after-tax cost of debt and capital structure. The cost of equity used in BVS' calculations was arrived at under the auspices of the Capital Asset Pricing Model ("CAPM"), a well-accepted and tested predictor of required rates of return.

     Residual analysis involved estimating the component of value of the Brick Business attributable to its operation as a going concern. Forecasting and discounting cash flows only over a discrete period assumes termination of operations at the end of the forecast period. BVS elected to use the Gordon Growth Model, or annuity in perpetuity, to analyze the value of the Purchased Assets subsequent to the discrete forecast period.

     The results of BVS' analysis under the income approach indicate that the value of the Purchased Assets was not more than the Purchase Price.

     MARKET ANALYSIS. Market approach methodology was restricted primarily to capital market pricing analysis. While BVS examined transaction data involving brick fabrication companies, this data was very poor in its disclosure of financial information. BVS reviewed data from Mergerstat Review (1998) involving transactions tracked in the stone, clay and glass industry segments between 1993 and 1998. While the number of transactions and the total amount of transaction consideration were available on a yearly basis, neither a breakdown of individual transactions nor summary pricing statistics were available. BVS also undertook a search of the Securities Data Corp ("SDC") mergers and acquisitions database in efforts to identify individual transactions; however, like the results of its Mergerstat Review search, no material pricing data was available for the four transactions identified between January 1, 1996 and October 1, 1998. Examination of its own proprietary databases yielded only one transaction for which BVS was able to obtain full financial disclosure; however, this transaction was deemed too dated to have any pricing relevance in its analysis of the Purchased Assets.

     BVS also compared the financial performance of the Brick Business with that of certain publicly traded companies operating in similar business lines. There were no identifiable companies that were publicly traded and had exact lines of operation as the Brick Business. As a result, BVS elected to select those companies whose operations are affected by similar economic factors as the Brick Business. Specifically, BVS identified and used the following comparable companies for this purpose: (i) Boral Limited; (ii) Centex Construction Group, a division of Centex Corporation; (iii) Florida Rock; (iv) Justin Industries, Inc.; (v) Lafarge Corporation; (vi) Lone Star Industries, Inc.;
(vii) Monarch Cement Company, Inc.; (viii) Southdown, Inc. and
(ix) USG Corporation.

     BVS examined several pricing indicators resulting from this analysis, including, but not necessarily limited to, price/earnings ("P/E") indicators, price/book value of equity indicators ("P/B"), price/sales ("P/S") indicators and market value of invested capital/earnings before interest, taxes and depreciation and amortization ("MVC/EBITDA") indicators. BVS found that the MVC/EBITDA indicator exhibited a higher degree of relative stability than the other indicators. BVS elected to further examine the MVC/EBITDA indicator of value more closely.

     Given that the Brick Business is engaged in the manufacturing of a commodity-like product, BVS predicted that there would likely be an inverse relationship to an indicator of value such ad MVC/EBITDA and a corresponding measure of profitability such as EBITDA margin. Through simple linear regression, BVS determined that there was indeed an inverse relationship. Excluding those data sets that were extremely aberrant, BVS developed a sample set of observations that were statistically robust in quantifying this particular inverse relationship.

     The results of the BVS analysis were that the implied market pricing was note more than the Purchase Price.

     The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, BVS did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. BVS believes that its analysis must be considered as a whole and that selecting portions of its analysis, without considering all analyses, would create an incomplete view of the process underlying the Fairness Opinion. In addition, BVS may have given certain analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be BVS' view of the actual value of the Brick Business.

     The analyses performed by BVS are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of BVS' analysis of the fairness of the Purchase Price to the Company and its stockholders from a financial point of view and were provided to the Company's Board of Directors in connection with the delivery of the Fairness Opinion. The analyses do not purport to be appraisals or to reflect prices at which businesses might actually be sold, which are inherently subject to uncertainty. In addition, as described above, the Fairness Opinion and the information provided by BVS to the Company's Board of Directors was one of many factors taken into consideration by the Company's Board in making its determination to approve the Proposed Sale. Consequently, BVS' analyses described above should not be viewed as determinative of the opinion of the Company's Board of Directors or the view of management with respect to the value of the Brick Business.

     BVS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings and valuations for corporate or other purposes.

     Pursuant to the terms of a letter agreement dated
September 4, 1998 (the "Engagement Letter"), BVS was retained by the Company to render an opinion to the Company's Board of Directors with respect to the Purchase Price and pricing mechanism set forth in the Agreement. Under the terms of the Engagement Letter, BVS will be paid a fee of $58,500. The Company has also agreed to reimburse BVS for its reasonable out-of-pocket expenses.

Interest of Certain Persons in the Proposed Sale
------------------------------------------------

     The Proposed Sale is not conditioned upon any employment arrangements between the Buyer and the current executive officers of the Company. However, Maury Ward, the divisional President of the Brick Business, is expected to receive a severance payment from the Company in the range of $500,000 to $800,000 upon the closing of the Proposed Sale. In addition, the Buyer has also requested that Mr. Ward remain with the Texas Clay Division for an unspecified period of time after the Closing, on substantially the same terms of his current employment, in order to ensure a smooth transition of the Brick Business to Buyer. The Board of Directors of the Company was aware of these interests and considered them along with the other matters described above under "Background of the Proposed Sale."

Regulatory Approvals
--------------------

     Consummation of the Agreement does not require any regulatory approvals other than the federal filings required under applicable U.S. securities laws in connection with this Proxy Statement.

Material Federal Income Tax Consequences
----------------------------------------

     THIS SECTION IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE STOCKHOLDERS OF THE COMPANY FROM THE PROPOSED SALE. EXCEPT WHERE SPECIFICALLY NOTED, THIS SUMMARY DOES NOT APPLY TO STATE OR LOCAL TAXES. THE SUMMARY IS BASED UPON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, JUDICIAL DECISIONS, UNITED STATES TREASURY DEPARTMENT REGULATIONS PROMULGATED THEREUNDER, ADMINISTRATIVE RULINGS OF THE UNITED STATES TREASURY DEPARTMENT, AND OTHER INTERPRETATIONS THEREOF, ANY OF WHICH COULD BE CHANGED AT ANY TIME. NO RULING HAS BEEN OR WILL BE REQUESTED FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO ANY CONSEQUENCES RESULTING FROM THE PROPOSED SALE.

     The Proposed Sale will not have any federal income tax consequences to the Company's stockholders because no distributions of sale proceeds will be made to the stockholders.

     Upon consummation of the Proposed Sale, the Company will recognize taxable income in an amount equal to the excess of (i) the sum of the cash sale proceeds and the Assumed Liabilities, over (ii) the sum of the Company's tax bases in the Purchased Assets and the Company's expenses of the Proposed Sale. The taxable income may be increased or decreased depending on certain post-closing adjustments. The Company estimates that its federal and state tax liabilities in fiscal year 1999 relating to the Proposed Sale will be approximately $3,243,000.

Accounting Treatment
--------------------

     For financial reporting purposes, the Proposed Sale will be recorded as a sale of a segment of the Company's business and reported as a discontinued operation.

Expenses and Other Fees
-----------------------

     Each party will bear its own expenses in respect of the Proposed Sale, whether or not consummated.

                          The Agreement

     The following is a brief summary of certain provisions of the Agreement. THIS DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A AND IS INCORPORATED HEREIN BY REFERENCE. THE TERMS NOT OTHERWISE DEFINED IN THIS SUMMARY OR ELSEWHERE IN THIS PROXY STATEMENT HAVE THE MEANINGS SET FORTH IN THE AGREEMENT. ALL STOCKHOLDERS ARE URGED TO CAREFULLY READ THE AGREEMENT IN ITS ENTIRETY.

Purchase Price; Purchase Price Adjustment
-----------------------------------------

     Pursuant to the terms of the Agreement, in consideration of the transfer to the Buyer of all of the Purchased Assets (which include substantially all of the assets relating to the Brick Business, other than Excluded Assets), the Buyer has agreed to pay to the Company an amount in cash equal to $12,970,000, subject to adjustment (the "Purchase Price"), and to assume the Assumed Liabilities. At the Closing the Buyer will deliver to the Company an Initial Payment of at least $11,500,000. The remaining portion of the Purchase Price will be retained by the Buyer pending the final determination of the adjustments to the Purchase Price.

     Within 120 days after the Closing Date, Buyer will deliver an Adjustments Report to the Company indicating Buyer's determination of the amount of (i) Trade Accounts Receivables,
(ii) the Value of Inventory, (iii) the Prepaid Clay Lease Expenses, and (iv) certain specified Assumed Liabilities (the "Specified Liabilities"), in each case, as such amounts existed as of the Closing Date. Thereafter, if the Company accepts the amounts set forth on the Buyer's Adjustments Report, the Purchase Price will be adjusted by the net amount obtained (i) by increasing or decreasing, as the case may be, the Purchase Price by the difference between the net amount owing on all Trade Accounts Receivable and $877,000; provided, the Purchase Price shall not be increased as a result of this calculation by more than $1,373,000, (ii) by increasing or decreasing, as the case may be, the Purchase Price by the difference between the Value of Inventory and $1,657,000; provided, the Purchase Price shall not be increased as a result of this calculation by more than $783,000, (iii) by increasing or decreasing, as the case may be, the Purchase Price by the difference between the aggregate amount of Prepaid Clay Lease Expenses and $20,000; provided, the Purchase Price shall not be increased as a result of this calculation by more than $5,000 and (iv) by decreasing the Purchase Price by the Specified Liabilities, which amount shall not exceed $941,000. If, after such adjustments, the Purchase Price is greater than the Initial Payment, Buyer shall pay the Company the amount of such difference within five business days. If, on the other hand, the Purchase Price is less than the Initial Payment, the Company shall pay the Buyer the amount of such difference within five business days.

     Although management of the Company believes that the ultimate amount received by the Company for the sale of the Brick Business will be in the range of $12,000,000 to $12,500,000 after the adjustments described herein, the actual Purchase Price may be more or less than this amount. No assurances can be given that the actual cash proceeds received by the Company for the sale of the Brick Business will fall into this range. The Agreement does not provide for any cap on the amount of the downward adjustment to the Purchase Price.

     If the Company objects to any adjustments set forth in the Adjustments Report, it shall have 30 days after receipt thereof to notify Buyer of the nature and extent of such disagreement. Thereafter, any disputed amounts which cannot be agreed to by the parties within 30 days from the Buyer's receipt of the Company's objection notice shall be determined by Ernst & Young LLP (or another nationally recognized accounting firm selected by Ernst & Young LLP) (the "Accounting Firm") within 60 days. The determination made by the Accounting Firm regarding adjustments to the Purchase Price shall be binding on and nonappealable by the Company and Buyer.

     Within five business days after the Accounting Firm's final determination of all disputed amounts in the Adjustments Report, Buyer or the Company, as appropriate, shall pay the difference in the Purchase Price as finally determined and the Initial Payment. The parties have agreed that whichever party shall be responsible for the payment to finally adjust the Purchase Price shall pay interest on such amount at the rate of the lesser of (i) 15% per annum or
(ii) the maximum rate permitted by applicable law, if such payment is not made when due.

The Closing
-----------

     The closing (the "Closing") of the Proposed Sale will take place on or about January 5, 1999, if the Proposed Sale is approved by the stockholders of the Company at the Special
Meeting.

Purchased Assets and Assumed Liabilities
----------------------------------------

     The Purchased Assets to be purchased by the Buyer generally include the operating assets of the Brick Business, including, but not limited to: (i) eight parcels of real property (collectively, the "Owned Real Property") all improvements thereon, and all minerals, clays and sands on any such real property; (ii) all of the Company's interest under three lease arrangements relating to an aggregate of approximately 450 acres of land (the "Leased Real Property"); (iii) all plant and equipment relating to the Brick Business; (iv) all accounts, notes and other receivables and all related deposits, security or collateral therefor arising out of the operation of the Brick Business; (v) all inventories, inventories of parts, raw materials, work in progress and finished goods, currently used or held for use in connection with the Brick Business; (vi) all drawings, blueprints, specifications, designs and data pertaining to the Purchased Assets; (vii) all technology and other proprietary information and all patents and applications therefor and licenses thereto, together with the goodwill associated therewith used or held for use in connection with the Brick Business; (viii) all trademarks and tradenames, including without limitation to "Texas Clay", "Texas Clay Products," "Texas Clay Industries," "Building Better Places, Brick by Brick"; (ix) a 3-inch 6 mile natural gas pipeline running between the Tri-Cities gas field and the Company's manufacturing plant in Malakoff, Texas, together with all of the Company's rights-of-way and easement interests held in connection therewith; (x) all catalogues and other selling material pertaining to the Purchased Assets; (xi) all books, records and files pertaining to the Purchased Assets; (xii) all rights, title and interest of the Company under all of the Contracts that Buyer has requested to be assigned to it; (xiii) all customer lists of the Brick Business;
(xiv) all goodwill relating to the Purchased Assets; (xv) all governmental permits and approvals relating to the Purchased Assets; and (xvi) all claims against third parties related to the Purchased Assets.

     The Purchased Assets include a 76-acre tract of land in Malakoff, Texas used by the Brick Business for its office and manufacturing facilities. The Company's improvements to this land, consisting of multiple buildings and aggregating approximately 268,000 square feet, house two manufacturing plants, three active kilns and necessary storage and loading areas. The Malakoff operating facility is capable of producing approximately 55 million bricks annually operating one shift per day, five days a week. The Purchased Assets also include an additional 1,100 acres of land and leases for an aggregate of approximately 1,176 acres, most of which are believed to contain clay deposits suitable for use in the manufacture of brick products. Historically, the Brick Business has obtained approximately 25% of its raw clay requirements from its own land and the remaining 75% from leased land. The Company believes that, if the Proposed Sale is not consummated, its clay reserves necessary for making face bricks are adequate for the foreseeable future, although the Company does not have sufficient engineering data to permit it to predict the extent of such reserves with accuracy. Additionally, the Company believes that there is an abundance of clay deposits located near its Malakoff operating facility which would be available to the Company on acceptable terms if additional clay deposits are needed.

     The Purchased Assets specifically exclude, and the Company will retain, the following Excluded Assets: (i) all assets and properties held by the Company for use in the Fireplace Products Business, (ii) all cash held by the Company as of the Closing Date other than petty cash, (iii) claims or rights against third parties relating to Contracts not assumed by Buyer, (iv) rights under specified insurance policies, including rights to any cancellation value, (v) claims for refunds of taxes and governmental charges related to the Brick Business for periods ending on or prior to the Closing Date and (vi) all accounts, notes and other receivables for advances made to employees of the Brick Business for expenses which are payable to or for the benefit of the Brick Business as of the Closing Date.

     At the Closing, the Buyer will assume the following Assumed
Liabilities: (i) all accounts payable of the Brick Business (not to exceed $800,000 in the aggregate); (ii) accrued liabilities of the Company relating to a specific parcel of the Owned Real Property (not to exceed $141,000 in the aggregate); (iii) certain long term debt and current maturities liabilities of the Brick Business (not to exceed $123,000 in the case of long term debt and $90,000 in the case of current maturities liabilities), less the amount of such liabilities which are paid by the Company prior to the Closing Date; (iv) those liabilities of the Company with respect to clay pit reclamation on the Owned Real Property or under the leases relating to the Leased Real Property, whether or not occurring before or after the Closing Date; (v) the liabilities accruing after the Closing Date under the Leases or the Contracts, (vi) the obligations to ship finished products relating to the Brick Business for outstanding orders not shipped as of the Closing Date, (vii) all warranties, liabilities or obligations to customers or distributors with respect to the repair or replacement of any finished products related to the Brick Business which are shipped before the Closing Date (to the extent each individual warranty claim is $3,000 or less and the aggregate liability for such repair or replacement does not exceed $40,000), or after the Closing Date (no limitation on amount), (viii) all wages, benefits and civil penalties (including fines and attorneys' fees) which may be imposed for failure to give advance notice under the Worker Adjustment and Retraining Notification Act; (ix) liabilities associated with Environmental Conditions (other than a Serious Environmental Condition) relevant to the Owned Real Property and the Leased Real Property (including liabilities or obligations occurring as a result of the violation of an Environmental Law applicable to such sites, except for any Serious Environmental Condition arising therefrom), (x) the removal, closure and remediation costs and obligations associated with any underground storage tanks located at the Owned Real Property (other than any Serious Environmental Condition arising therefrom); (xi) fines, penalties and remedial costs and obligations required by any governmental agency after the Closing Date to bring facilities of the Brick Business as currently operated into compliance with applicable orders, decrees, rules and regulations and (xii) any other liabilities or obligations of the Company assumed by Buyer. The Agreement provides that an "Environmental Condition" means any condition with respect to soil, water or air which could or does result in any damage, loss or cost to or against Seller or Buyer (whether or not yet discovered). The Agreement further provides that a "Serious Environmental Condition" shall mean any condition relating to contaminated groundwater which existed at the Closing Date, is discovered within two years thereafter and requires either the Company or the Buyer to conduct monitoring, investigatory or corrective action to address the contaminated groundwater.

     At the Closing, the Company will assign, and the Buyer will assume, certain Contracts relating to the operation of the Brick Business. The Buyer will perform all post-Closing obligations and realize all post-Closing benefits, under the Contracts. In the event that the Buyer fails to perform under any Contract, the Company may be secondarily liable in the event that a contracting party consents to the assignment of the Contract but fails to release the Company from future liabilities. To date, several contracting parties have consented to the assignment of the Contracts and have agreed to release the Company from any liabilities under the Contracts as of the Closing Date. Pursuant to the Agreement, the Buyer has agreed to perform under the Contracts and the Company would seek recourse against the Buyer for damages if the Company were found secondarily liable under those Contracts for which the Company is not released.

     Except as otherwise provided in the Agreement, the Buyer will not assume any other of the Company's liabilities of any nature, currently existing or incurred in the future, including, without limitation, the following Excluded Liabilities: (i) all liabilities arising out of employment matters (other than that Assumed Liability concerning the Worker Adjustment and Retraining Notification Act); (ii) all of the Company's liabilities and obligations in respect of taxes attributable to taxable years or periods ending prior to the Closing Date; (iii) all of the Company's liabilities arising out of any litigation relating to the Brick Business based upon events prior to the Closing Date;
(iv) liabilities arising out of obligations to customers or distributors for products shipped prior to the Closing Date (to the extent an individual liability is in excess of $3,000 or aggregate liability exceeds $40,000); (v) liabilities of the Company arising under any of the Contracts based upon events prior to the Closing Date; (vi) all liabilities arising out of any claim by third parties in respect of the death or personal injury of any person attributable to acts relating to the Brick Business prior to the Closing Date; and (vii) all liabilities of the Company under the Agreement.

Representations and Warranties
------------------------------

     The Agreement contains various representations and warranties of the Company including, among others, representations and warranties related to corporate organization and similar corporate matters; authorization and enforceability; non-contravention of transactions contemplated by the Proposed Sale, the Company's certificate of incorporation or by-laws, and non-violation of laws and binding agreements; consents and approvals; compliance with laws, licenses and permits pertaining to the Brick Business; the accuracy of certain financial statements provided to the Buyer; accounts receivables and inventories; absence of certain changes since July 31, 1998; absence of legal proceedings; ownership, condition and title to assets and properties; taxes and tax returns; contracts; patents, trademarks and tradenames; licenses and permits; environmental matters; labor matters; employee plans; insurance; customers and suppliers; absence of brokers; and the accuracy of information relating to the Company contained in information delivered to the Buyer.

     The Agreement contains various representations and warranties of the Buyer including, among others, representations and warranties related to corporate organization and similar corporate matters; authorization and enforceability; non-contravention of transactions contemplated by the Proposed Sale, the Buyer's certificate of incorporation or by-laws, and nonviolation of laws and binding agreements; and consents and approvals.

Indemnification
---------------

     The Company has agreed to indemnify, defend and hold harmless Buyer and Buyer's affiliates from and against any and all losses, liabilities, obligations, payments, damages, costs and expenses (collectively, "Losses") arising out of or due to, directly or indirectly (i) any Excluded Liability or (ii) any inaccuracy in or breach of any of the representations, warranties, covenants, agreements or undertakings of the Company contained in the Agreement or in any agreement, document or instrument executed and delivered pursuant thereto or in connection therewith.

     Notwithstanding the foregoing, the parties have agreed that the Company shall not indemnify the Buyer for any Losses (other than Losses occurring as a result of any Excluded Liability or a breach of warranty relating to (i) the corporate status of the Company, (ii) the authorization of the Agreement and/or the consummation of the Proposed Sale, (iii) the enforceability of the Agreement and related documents, (iv) taxes, (v) material patents, trademarks and tradenames, (vi) Owned Real Property,
(vii) the Leases, (viii) title to the Purchased Assets or (ix) specified environmental matters (collectively, the "Referenced Matters")) unless and until the Buyer and its affiliates shall have suffered Losses aggregating in excess of $25,000, whereupon the Buyer and its affiliates shall be entitled to indemnification for the full amount of such Losses up to and including the first $25,000. With respect to any Losses incurred by Buyer or any of its affiliates relating to any of the Referenced Matters, the Company shall be obligated to indemnify for such Losses without limitation as to amount.

     The Company's obligation to indemnity for Losses resulting from Serious Environmental Conditions and breaches of certain representations or warranties (including the Referenced Matters) terminates on the second anniversary of the Closing Date. The Company's obligation to indemnify for Losses resulting from breaches of certain other representations or warranties survive for the applicable statute of limitations period.

     The Buyer has agreed to indemnify, defend and hold harmless the Company from and against any and all Losses arising out of or due to, directly or indirectly (i) any Assumed Liability, or
(ii) any inaccuracy in or breach of any of the representations, warranties, covenants, agreements or undertakings of the Buyer contained in the Agreement or in any agreement, document or instrument executed and delivered pursuant thereto or in connection therewith.

     The Buyer's obligation to indemnify for Losses resulting from breaches of representations and warranties terminates on the second anniversary of the Closing Date.

     If any claim for indemnification remains unresolved on any date on which a payment is otherwise due by the Buyer, the Buyer may withhold from such payment an amount up to the estimated
Losses.

Expenses and Transfer Taxes
---------------------------

     Each party has agreed to bear its own fees and expenses in respect of the Proposed Sale, except that the Buyer and the Company have each agreed to pay one-half of all sales, use, transfer or similar taxes payable in connection with the Proposed Sale. The Company has agreed at its expense to furnish the Buyer with certain title insurance and surveys relating to the Owned Real Property.

Conditions of the Proposed Sale
-------------------------------

     The obligations of the Company to effect the Proposed Sale are subject to the following conditions: (i) the stockholders of the Company shall have approved the Proposed Sale at the Special Meeting; (ii) the representations and warranties of the Buyer contained in the Agreement shall be true and correct on and as of the Closing Date and Buyer shall have performed all agreements to be performed by the Closing Date; (iii) the Company shall have received the Initial Payment; (iv) the Buyer shall have executed and delivered each of the instruments and documents contemplated by the Agreement in order to consummate the Proposed Sale; (v) the requisite consents shall have been obtained; (vi) no suit, action or other proceeding by any government authority shall have been instituted which questions the validity or legality of the Proposed Sale; (vii) no court shall have directed that the Proposed Sale not be consummated or otherwise impose any additional conditions on the consummation thereof and (viii) the Company shall have received the opinion of counsel to the Buyer with respect to matters typical in such transactions.

     The obligations of the Buyer to effect the Proposed Sale are subject to the following conditions: (i) the stockholders of the Company shall have approved the Proposed Sale at the Special Meeting; (ii) the representations and warranties of the Company contained in the Agreement shall be true and correct on and as of the Closing Date and the Company shall have performed all agreements to be performed by the Closing Date; (iii) as of the Closing, there shall have been no material adverse change since July 31, 1998 in the financial condition, business or affairs of the Brick Business and/or the Purchased Assets (except for any such change resulting from voluntary terminations of distributor agreements by current distributors of the Brick Business' products) and the Brick Business and/or the Purchased Assets shall not have suffered any material loss which substantially affects the value of the Brick Business and/or the Purchased Assets; (iv) the Company shall have executed and delivered each of the instruments and documents contemplated by the Agreement in order to consummate the Proposed Sale; (v) the requisite consents shall have been obtained; (vi) specified encumbrances on the Purchased Assets shall have been cured, removed, discharged, released or terminated; (vii) no suit, action or other proceeding by any governmental authority shall have been instituted which questions the validity or legality of the Proposed Sale; (viii) no court shall have directed that the Proposed Sale not be consummated or otherwise impose any additional conditions on the consummation thereof and (ix) the Buyer shall have received from Arter & Hadden LLP, counsel to the Company, an opinion with respect to matters typical in such transactions.

Covenants Pending Closing
-------------------------

     Pursuant to the Agreement, prior to the Closing, the Company has agreed (i) to conduct the Brick Business in the ordinary course, consistent with past practice, and to use its best efforts to maintain satisfactory relationships with suppliers, distributors, customers and employees; (ii) not to make any material change in the conduct of the Brick Business or enter into any transaction not in the ordinary course, to sell or encumber any of the Purchased Assets or to take any action that would cause any of the representations and warranties made by it in the Agreement not to remain true and correct, in each case, without the Buyer's consent; (iii) to permit representatives of the Buyer to have full access at all reasonable times to all properties, personnel, books, records, Contracts, and documents of or pertaining to the Brick Business (including all environmental reports and studies); (iv) to file with the Securities and Exchange Commission (the "Commission") this Proxy Statement in preliminary form to approve the Proposed

Sale and to call the Special Meeting as promptly as practicable after the date of the Agreement, for the purpose of obtaining approval of the Proposed Sale; and (v) to obtain all necessary authorizations, consents and approvals from all persons with respect to the Proposed Sale and Agreement.

     In addition, the Company and the Buyer have agreed (i) to take all action and to do all things necessary in order to consummate and make effective the Proposed Sale, (ii) that from the date of the Agreement through the Closing Date, no public release or announcement concerning the Proposed Sale will be issued by either party without the prior consent of the other party, except as such release or announcement may be required by applicable law or any governmental authority, (iii) to cooperate and provide information necessary to the preparation of tax returns and the handling of tax matters; (iv) to prorate ad valorem real property and personal property taxes as of the Closing Date and (v) to act in accordance with the allocation of the Purchase Price determined between the parties in any tax returns or similar filings.

No Solicitation
---------------

     Pursuant to the Agreement, the Company has agreed not to (i) solicit, initiate, or encourage the submission of any proposal or offer from any third party relating to the acquisition of the Purchased Assets or any portion thereof or (ii) participate in any negotiations regarding or furnish to any third party any information with respect to any such acquisition or assist or facilitate any attempt by any third party to solicit any such proposal or offer.

Covenant Not to Compete
-----------------------

     The Company has agreed that, for a period of five years from and after the Closing Date it will not (i) permit its name to be used in connection with or engage, directly or indirectly, in the business of manufacturing, storing, delivering, distributing, selling or supplying clay brick products, (ii) provide or offer to provide any customer with clay brick products or to induce such customer to stop doing business with Buyer or (iii) recruit or solicit employees or vendors of the Brick Business to terminate their relationship.

Treatment of Company Employees
------------------------------

     The Buyer has the option to offer employment to each of the current employees of the Brick Business in accordance with hiring practices determined by Buyer in its sole discretion. Buyer has agreed to provide health insurance to all Transferred Employees in accordance with Buyer's current health insurance policies, and, in connection therewith, (i) with respect to any length of service requirements applicable to such policies, Buyer shall credit each Transferred Employee with the number of days such Transferred Employee was employed by the Company and (ii) Buyer shall waive any pre-existing condition exclusions applicable to any Transferred Employee who was covered under the Company's health policy.

Termination
-----------

     The Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the Closing Date (i) by written consent of the Company and the Buyer, (ii) by the Buyer or the Company, if the conditions to Closing are not fulfilled or waived by January 15, 1999; (iii) by Buyer if there has been a material adverse change in the Brick Business and/or the Purchased Assets, or (iv) by either party if there has been a material breach of a representation or warranty by the other party or there has been any failure by such other party to perform in all material respects the obligations to be performed by it. Although the Agreement attached hereto indicates that the closing must occur by December 31, 1998, the parties have subsequently agreed to extend the termination date until January 15, 1999.

Consequences of Termination
---------------------------

     In the event of any termination of the Agreement, the Proposed Sale shall be abandoned and there shall be no liability on the part of either party except for the material breach of any representation, warranty or covenant that is within the control of the party in breach.

Principal Holders of Voting Securities
---------------------------------

     THE COMPANY KNOWS OF NO PERSON OWNING BENEFICIALLY MORE THAN
5% OF THE COMPANY'S COMMON STOCK, EXCEPT FOR THE FOLLOWING
PERSONS WHO BENEFICIALLY OWNED, AS OF NOVEMBER 13, 1998, THE
NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY SET FORTH
OPPOSITE EACH SUCH PERSON'S NAME IN THE TABLE BELOW:




                                                      Amount and Nature
                            Name and Address            of Beneficial      Percent
  Title of Class          of Beneficial Owner           Ownership (1)      of Class
------------------   -----------------------------    -----------------  -----------

Common Stock       James E. Upfield                     1,083,590(2)       31.2%
                   5400 LBJ Freeway, Suite 1375
                   Dallas, Texas  75240

Common Stock       Franklin Resources, Inc.               265,500           7.6%
                   777 Mariners Island Blvd.
                   San Mateo, California  94404

Common Stock       Dimensional Fund Advisors, Inc.        196,000           5.6%
                   1299 Ocean Avenue, 11th Floor
                   Santa Monica, California  90401



_______________
(1)  The nature of the beneficial ownership of the shares by the respective persons or group is sole voting and investment
     power unless otherwise indicated.

(2)  Includes 24,750 shares of Common Stock over which
     Mr. Upfield has shared voting and investment power owned by HUTCO, a California partnership of which Mr. Upfield is a general partner.


             OWNERSHIP OF COMMON STOCK BY MANAGEMENT

     The following table sets forth the beneficial ownership (as defined by the rules of the Commission) of Common Stock of the Company by (1) each director of the Company, (2) the Company's Chief Executive Officer and each of the Company's other executive officers (other than the Chief Executive Officer) whose total salary and bonus exceed $100,000 and (3) all directors and officers as a group, together with the percentage of the outstanding shares which such ownership represents. Information is stated as of November 13, 1998.




                                             Amount and Nature
     Name or Identity                          of Beneficial      Percent
         of Group            Title of Class    Ownership (1)      of Class
--------------------------- ---------------  -----------------  -----------
James E. Upfield            Common Stock      1,083,590(2)         31.2%
E. R. Buford                Common Stock        114,062(3)          3.3%
Joseph V. Mariner, Jr.      Common Stock          6,725(4)           *
Larry J. Parsons            Common Stock          7,000(4)           *
Scott K. Upfield            Common Stock         30,500(5)          1.0%
Richard W. Griner           Common Stock          4,500(5)           *
R. N. Stivers               Common Stock         30,043(6)          1.0%
All present executive
   officers and directors
   as a group (7 persons)   Common Stock      1,276,420(7)         36.7%

_________________
 *   Denotes less than 1%
(1)  The nature of the beneficial ownership of the shares by the respective persons or group is sole voting and investment
     power unless otherwise indicated.
(2)  Includes 24,750 shares of Common  Stock over which
     Mr. Upfield has shared voting and investment power owned by
     HUTCO, a partnership of which Mr. Upfield is a general
     partner.
(3)  Includes 65,000 shares of Common Stock issuable upon the exercise of options granted under the 1990 Stock Plan for
     Key Employees of Temtex Industries, Inc. and its
     Subsidiaries (the "1990 Plan"). Includes 5,000 shares of
     Common Stock over which Mr. Buford has shared voting and
     investment power owned by Virginia H. Buford, Mr. Buford's spouse.
(4)  Includes 6,500 shares of Common Stock issuable upon the exercise of options granted under the Outside Director Stock
     Option Plan (the "Outside Director Plan").
(5)  Includes 4,000 shares of Common Stock issuable upon the exercise of options granted under the Outside Director Plan.
(6)  Includes 7,500 shares of Common Stock issuable upon the exercise of options granted under the 1990 Plan.
(7)  Includes 93,500 shares of Common Stock issuable upon the exercise of options granted under the 1990 Plan and the
     Outside Director Plan.






                              -23-


       SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY
     (Amounts in Thousands, Except Share and Per Share Data)

        THE FOLLOWING SELECTED CONSOLIDATED FINANCIAL DATA FOR THE
FIVE FISCAL YEARS ENDED AUGUST 31, 1998, IS DERIVED FROM THE
AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY. THE
SELECTED CONSOLIDATED FINANCIAL DATA PRESENTED BELOW SHOULD BE
READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF
THE COMPANY, TOGETHER WITH THE NOTES TO CONSOLIDATED FINANCIAL
STATEMENTS AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS" INCLUDED ELSEWHERE IN THE
COMPANY'S FORM 10-K FOR THE YEAR ENDED AUGUST 31, 1998.




                                                                   Year Ended August 31,
                                           --------------------------------------------------------------------
                                               1994           1995          1996         1997          1998
                                           ------------   ------------  ------------ ------------  ------------
Selected Statement of Operations Data:
Net sales                                  $  43,935      $  42,904     $  41,972    $  39,208     $  37,183
Net income (loss)                              4,078            489           542         (201)          507
Basic income (loss) per common share (1)        1.28           0.14          0.16        (0.06)         0.15
Diluted income (loss) per
  common and common
  equivalent share (1)                          1.25           0.14          0.15        (0.06)         0.14
Basic weighted average common
  shares outstanding (1)                   3,182,668      3,458,381     3,465,739    3,474,155     3,477,141
Diluted weighted average common
  and common equivalent
  shares outstanding (1)                   3,272,880      3,543,915     3,531,631    3,474,155     3,531,414



                                                                     As of August 31,
                                           --------------------------------------------------------------------
                                               1994           1995          1996         1997          1998
                                           ------------   ------------  ------------ ------------  ------------
Selected Balance Sheet Data:
Total assets                               $  23,643(2)   $  27,116(2)  $  27,808(2) $  23,233     $  23,647
Long-term debt, excluding
  current maturities (3)                       1,346          3,099         2,218        2,244         2,246
Stockholders' equity (4)                      14,916         15,416        15,970       15,781        16,288


________________
(1)  All per share and weighted average common and common
     equivalent shares outstanding have been restated to reflect the adoption of SFAS No. 128.
(2)  Excludes assets related to previously discontinued
     operations.
(3)  Includes capitalized lease obligations to related parties.
(4)  The Company has not declared or paid cash dividends during the relevant periods.






                              -24-






          Financial Statements of Texas Clay Industries
     (Amounts in Thousands, Except Share and Per Share Data)
                           (Unaudited)



     The following unaudited financial statements for Texas Clay
Industries at August 31, 1997 and 1998 and for each of the years in the three-year period ended August 31, 1998 have been prepared by management of the Company. In the opinion of management, all adjustments consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations, have been included in such unaudited financial statements. These financial statements should be read in conjunction with the consolidated financial statements of the Company, together with the Notes to consolidated financial statements and "Management's Discussion and Analysis of Financial
Condition and Results of Operations," included elsewhere in the Company's Form 10-K for the year ended August 31, 1998.



                              -25-




BALANCE SHEETS
UNAUDITED
TEXAS CLAY INDUSTRIES
(A DIVISION OF TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES)

                                                                   August 31,
                                                          ----------------------------
                                                              1998            1997
                                                          ------------    ------------
                                                                 (in thousands)
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                  $         80    $         73
Accounts receivable, less allowance for doubtful
accounts: 1998--$29,000 and 1997--$160,000--Note C                1,638             724
Inventories--Notes B and C                                        1,328           1,359
Prepaid expenses and other assets                                    45              36
Deferred Taxes -- Note E                                             --              92
                                                           ------------    ------------
TOTAL CURRENT ASSETS                                              3,091           2,284


PROPERTY, PLANT AND EQUIPMENT--Note C
Land and clay deposits                                              566             405
Buildings and improvements                                          876             876
Machinery, equipment, furniture and fixtures                      7,765           7,672
                                                           ------------    ------------
                                                                  9,207           8,953
Less allowances for depreciation and depletion                    7,232           6,872
                                                                  1,975           2,081
                                                           ------------    ------------
                                                           $      5,066    $      4,365
                                                           ============    ============

LIABILITIES AND DIVISIONAL INTERCOMPANY

CURRENT LIABILITIES
Accounts payable                                           $        810    $      1,004
Accrued expenses--Note D                                            264             235
Current maturities of long-term obligations--Note C                  89             107
Deferred Taxes--Note E                                              294              --
                                                           ------------    ------------
TOTAL CURRENT LIABILITIES                                         1,457           1,346

LONG-TERM OBLIGATIONS, less current maturities--Note C              220             170

DEFERRED TAXES--Note E                                              114             279

COMMITMENTS AND CONTINGENCIES--Note H
DIVISIONAL INTERCOMPANY                                           3,275           2,570
                                                           ------------    ------------
                                                           $      5,066    $      4,365
                                                           ============    ============
See notes to financial statements.


STATEMENTS OF OPERATIONS
UNAUDITED
TEXAS CLAY INDUSTRIES
(A DIVISION OF TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES)


                                                    Year Ended August 31,
                                           ---------------------------------------
                                               1998          1997         1996
                                           ------------  ------------ ------------
                                                        (in thousands)
Net sales                                  $    11,021   $     9,010  $     8,862
Cost of goods sold                               6,393         5,971        5,970
                                           -----------   -----------  -----------
                                                 4,628         3,039        2,892
Costs and expenses:
Selling, general and administrative              1,302         1,431        1,491
Interest                                            42            48           45
Corporate overhead charges                         315           275          157
Other income                                       (12)          (25)         (15)
                                           -----------   -----------  -----------
                                                 1,647         1,729        1,678
                                           -----------   -----------  -----------
INCOME FROM OPERATIONS BEFORE
INCOME TAXES                                     2,981         1,310        1,214

State and federal income taxes-Note E
Provision                                        1,053           453          409
                                           -----------   -----------  -----------

NET INCOME                                 $     1,928   $       857  $       805
                                           ===========   ===========  ===========







STATEMENT OF CHANGES OF DIVISIONAL INTERCOMPANY
UNAUDITED
TEXAS CLAY INDUSTRIES
(A DIVISION OF TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES)

                                                   Divisional Intercompany
                                                   -----------------------
                                                        (in thousands)
Balance at August 31, 1995                                $  2,795

    Net income                                                 805
    Income taxes, current                                     (399)
    Cash transfers to corporate, net                          (246)
                                                          --------
Balance at August 31, 1996                                   2,955

    Net income                                                 857
    Income taxes, current                                     (541)
    Cash transfers to corporate, net                          (701)
                                                          --------
Balance at August 31, 1997                                   2,570

    Net income                                               1,928
    Income taxes, current                                     (832)
    Cash transfers to corporate, net                          (391)
                                                          --------
Balance at August 31, 1998                                $  3,275
                                                          ========

See notes to financial statements.



STATEMENTS OF CASH FLOWS
UNAUDITED
TEXAS CLAY INDUSTRIES
(A DIVISION OF TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES)


                                                                         Year Ended August 31,
                                                                --------------------------------------
                                                                    1998         1997         1996
                                                                ------------  ----------- ------------
                                                                            (in thousands)
OPERATING ACTIVITIES
Net income                                                       $     1,928   $      857  $       805
Adjustments to reconcile net income to net cash
  provided by operating activities:
Depreciation and depletion                                               414          391          385
Deferred income taxes                                                    221           88          (10)
Gain on disposition of equipment                                         (10)         (21)         (11)
Provision for doubtful accounts                                         (125)          13           24
Changes in operating assets and liabilities:
Accounts receivable                                                     (789)         177         (241)
Inventories                                                               31         (143)          43
Prepaid expenses and other assets                                         (9)           1           (7)
Accounts payable and accrued expenses                                   (165)         148           74
                                                                 -----------   ----------  -----------
NET CASH PROVIDED BY OPERATING
   ACTIVITIES                                                          1,496        1,511        1,062

INVESTING ACTIVITIES
Purchases of property, plant and equipment                              (313)        (476)        (335)
Proceeds from disposition of property, plant and equipment
                                                                          15           41           11
                                                                 -----------   ----------  -----------
NET CASH USED IN INVESTING ACTIVITIES                                   (298)        (435)        (324)

FINANCING ACTIVITIES
Proceeds from long-term borrowings                                       141          265           --
Principal payments on long-term obligations                             (109)         (99)         (85)
Divisional intercompany                                               (1,223)      (1,242)        (645)
                                                                 -----------   ----------  -----------
NET CASH USED IN FINANCING ACTIVITIES                                 (1,191)      (1,076)        (730)
                                                                 -----------               -----------
INCREASE IN CASH AND CASH
   EQUIVALENTS                                                             7           --            8
Cash and cash equivalents at beginning of year                            73           73           65
                                                                 -----------   ----------  -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR
                                                                 $        80   $       73  $        73
                                                                 ===========   ==========  ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES
Charges to allowance for doubtful accounts                       $         6   $        3  $        12

See notes to financial statements.


NOTES TO FINANCIAL STATEMENTS
UNAUDITED
TEXAS CLAY INDUSTRIES
(A DIVISION OF TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES)

August 31, 1998

NOTE A-SIGNIFICANT ACCOUNTING POLICIES

Organization:  Texas Clay Industries (TCI), a division of Temtex
Industries, Inc. and Subsidiaries is a major producer of face brick products which are manufactured in Malakoff, Texas.

All products are sold through the TCI's own sales force and third party sales representatives to contractors and distributors principally in Texas and surrounding states engaged in providing building products used in both new residential and commercial construction as well as remodeling projects.

Basis of Presentation: The financial statements include the accounts of TCI, a division of Temtex Industries, Inc. and Subsidiaries prepared in accordance with generally accepted accounting principles, and in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Corporate overhead charges other than interest expense are allocated to TCI based upon total cost of sales. Interest expense is allocated based on total current assets. Allocated interest expense of $24,000, $27,000 and $32,000 for 1998, 1997 and 1996, respectively has been included in TCI's interest expense. In the opinion of management, the method of allocation of corporate overhead charges and interest expense is reasonable.

Management believes that the accompanying financial statements include all the necessary costs of conducting business. However, such costs are not necessarily indicative of, and it is not practicable for management to estimate, the nature and level of costs which might have been incurred had TCI operated as a stand-alone company.

Revenue Recognition: TCI recognizes revenue upon shipment of product.

Cash and Cash Equivalents: The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues, and expenses and the disclosure of gain and loss contingencies at the date of the financial statements. Actual results could differ from those estimates.

Inventories: Raw materials and supplies are stated at the lower of cost or replacement value. Work in process and finished goods are stated at the lower of cost or net realizable value, which is less than replacement value.

Property, Plant and Equipment: Property, plant and equipment are carried at cost. Depreciation on buildings and equipment is provided using principally accelerated methods. Depletion of clay deposits is computed using the straight-line method. The estimated useful lives used in computing depreciation, depletion, and amortization are:

                                                    Years
                                                 ------------
  Clay deposits                                     10-20
  Buildings and improvements                         5-30
  Machinery, equipment, furniture and fixtures       3-15

Expenditures for maintenance and repairs are charged to operations; betterments are capitalized.

UNAUDITED
TEXAS CLAY INDUSTRIES
(A DIVISION OF TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES)

NOTE A - SIGNIFICANT ACCOUNTING POLICIES - Continued

Concentration of Credit Risk: TCI manufactures and sells brick products to companies in the construction industry. TCI performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Receivables generally are due within 30 days. Credit losses consistently have been within management's expectations.

Income Taxes: TCI is a division of Temtex Industries, Inc. and Subsidiaries, which files a consolidated U.S. Federal Income Tax Return. Income tax expense has been reflected herein based upon the division's operating results computed on a separate return basis.

Income taxes have been provided using the liability method.

NOTE B-INVENTORIES

Inventories based on average cost are summarized below:

                                                August 31,
                                          ----------------------
                                             1998         1997
                                          -----------  ---------
                                              (in thousands)
Finished goods                              $    424    $    669
Work in progress                                  94         101
Raw materials and supplies                       810         589
                                          ----------   ---------
                                            $  1,328    $  1,359
                                          ==========   =========

NOTE C-LONG-TERM DEBT

Long-term     obligations    are    summarized    as     follows:


                                                                           August 31,
                                                                     -----------------------
                                                                        1998        1997
                                                                     ----------  -----------
                                                                         (in thousands)
Long-term obligations:

    Land notes with interest at 8.5% to 9.0%, due in monthly and
        annual installments ending in 2007                            $    206    $      69

    Equipment notes with interest at 6.4% to 8.25%, due in
        monthly installments ending in 2001                                103          208
                                                                     ----------  -----------
                                                                           309          277
Less current maturities                                                     89          107
                                                                     ----------  -----------
                                                                      $    220    $     170
                                                                     ==========  ===========






Annual maturities of long-term obligations for each of the five succeeding fiscal years and thereafter are $89,000, $53,000, $25,000, $23,000, $23,000, and $96,000.

UNAUDITED
TEXAS CLAY INDUSTRIES
(A DIVISION OF TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES)

NOTE C - LONG-TERM DEBT - Continued

The Company made interest payments in 1998, 1997 and 1996 of $18,000, $21,000 and $13,000, respectively.

Accounts receivable and inventories of TCI are pledged as collateral on Temtex Industries, Inc. and Subsidiaries revolving credit facility.

NOTE D-ACCRUED EXPENSES

Accrued expenses include the following:

                                                August 31,
                                          ----------------------
                                             1998        1997
                                          -----------  ---------
                                              (in thousands)
Employee compensation                      $   163     $    98
Taxes, other than taxes on income              66           46
Other                                          35           91
                                           --------     -------
                                           $   264     $   235
                                           ========    ========


NOTE E-INCOME TAXES

Significant components of the provision for income taxes attributable to continuing operations are as follows:


                                         Year Ended August 31,
                                 -------------------------------------
                                    1998          1997        1996
                                 -----------  -----------  -----------
                                            (in thousands)
Current:
Federal                            $    998     $    (32)       $ 341
State                                   162           75           78
                                   --------     --------     --------
Total current                         1,160           43          419
Deferred:
Federal                                 (90)         396           (8)
State                                   (17)          14           (2)
                                   --------     --------     --------
Total deferred                         (107)         410          (10)

                                   --------     --------     --------
Total income tax provision         $  1,053     $    453        $ 409
                                   ========     ========     ========



UNAUDITED
TEXAS CLAY INDUSTRIES
(A DIVISION OF TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES)

NOTE E-INCOME TAXES - Continued

The difference between the provision for income taxes and income taxes computed using statutory income tax rates is as follows:


                                                          Year Ended August 31,
                                                    ----------------------------------
                                                       1998        1997        1996
                                                    ----------  ----------  ----------
                                                              (in thousands)
Income tax provision at statutory rate              $   1,013   $     446   $     413
Additional statutory percentage depletion                 (57)        (52)        (55)
State income taxes, net of federal tax benefit             96          58          50
Other                                                       1           1           1
                                                    ---------   ---------   ---------
Total income tax provision                          $   1,053   $     453   $     409
                                                    =========   =========   =========


Deferred income taxes are recognized using the liability method and reflect the tax impact of temporary differences between the amount of assets and liabilities for financial purposes and such amounts as measured by tax laws and regulations. Significant components of the Company's deferred tax assets and liabilities are as follows:


                                                                  August 31,
                                                            ----------------------
                                                               1998        1997
                                                            ----------  ----------
                                                                (in thousands)
Deferred tax assets:
Accounts receivable allowance                               $      11   $      61
Inventory allowance                                                12          30
Accrued property taxes                                             17           5
                                                            ----------  ----------
Total deferred tax assets                                          40          96
Deferred tax liabilities:
Property, plant and equipment                                    (114)       (279)
Utilized corporate net operating loss carryforwards              (327)         --
Other                                                              (7)         (4)
                                                            ----------  ----------
Total deferred tax liabilities                                   (448)       (283)
                                                            ----------  ----------
Net deferred tax liabilities                                $    (408)  $    (187)
                                                            ==========  ==========



UNAUDITED
TEXAS CLAY INDUSTRIES
(A DIVISION OF TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES)

NOTE F-LEASE COMMITMENTS

Equipment and land containing clay reserves are leased under operating lease agreements which expire at various dates through fiscal 2001.

Future minimum payments, by year and in the aggregate, under noncancelable operating leases, consisted of the following at August 31, 1998 in thousands:

Fiscal Year:
    1999                         $     97
    2000                               97
    2001                               36
                               ---------------
Total minimum lease payments     $    230
                               ===============



Rental expense for operating leases was $156,000, $150,000 and $152,000 in 1998, 1997 and 1996, respectively.

NOTE G-RECONCILIATION TO FORM 10-K INCOME AND PRO FORMA
ADJUSTMENTS

Net income for TCI differs from operating profit as presented in
Note I of the Notes to Consolidated Financial Statements in the
Company's annual report as filed on Form 10-K for the fiscal year ended August 31, 1998.

The difference between the net income and operating profit is as follows:

                                           Year Ended August 31,
                                     ----------------------------------
                                        1998       1997        1996
                                     ---------- ----------  -----------
                                               (in thousands)
Net income                           $   1,928  $     857   $      805
State and federal income taxes           1,053        453          409
Interest                                    42         48           45
Corporate overhead charges                 315        275          157
Other income                               (12)       (25)         (15)
                                     ---------- ----------  -----------
Operating profit                     $   3,326  $   1,608   $    1,401
                                     ========== ==========  ===========

NOTES TO FINANCIAL STATEMENTS - Continued
UNAUDITED
TEXAS CLAY INDUSTRIES
(A DIVISION OF TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES)

NOTE G-RECONCILIATION TO FORM 10-K INCOME AND PRO FORMA
ADJUSTMENTS - Continued

Net income for TCI differs from the net amount of the pro forma adjustments in the pro forma financial information.

The differences are as follows:

                                                    Year Ended August 31,
                                              ----------------------------------
                                                 1998        1997        1996
                                              ----------  ----------  ----------
                                                        (in thousands)
TCI net income                                $   1,928   $     857   $      805

Corporate overhead charges not included in
  Proforma adjustments                              315         275          157

Income taxes relating to corporate overhead
charges                                            (101)        (88)         (53)
                                              ---------   ---------   ----------
Net pro forma adjustments                     $   2,142   $   1,044   $      909
                                              =========   =========   ==========






NOTE H-CONTINGENCIES

Due to the complexity of the TCI's operations, disagreements occasionally occur.

In the opinion of management, the TCI's ultimate loss from such disagreements and potential resulting legal action, if any, will not be significant.

NOTE I-SUBSEQUENT EVENT

On October 22, 1998, Temtex Industries, Inc. and Subsidiaries entered into an Agreement for the sale of TCI for approximately
$12.9 million subject to final adjustment. The Agreement is subject to final approval by Temtex Industries, Inc. and Subsidiaries stockholders.

         Pro Forma Consolidated Selected Financial Data
     (Amounts in Thousands, Except Share and Per Share Data)
                           (Unaudited)

     The following unaudited pro forma consolidated selected financial data for the three fiscal years ended August 31, 1998 were derived from the unaudited pro forma consolidated statements of operations and the unaudited pro forma consolidated balance sheet included elsewhere in this Proxy Statement. This pro forma consolidated selected financial data should be read in conjunction with the description of the Proposed Sale contained in this Proxy Statement and the pro forma financial data appearing elsewhere herein and the Company's consolidated financial statements included in the Company's annual report on Form 10-K for the year ended August 31, 1998 included as Appendix C attached hereto.


                                           Year Ended August 31,
                                     ----------------------------------
                                        1996        1997        1998
                                     ----------  ----------  ----------
Pro Forma Statement of
Operations Data:
Net sales                            $  33,110   $  30,198   $  26,162
Net loss                                  (367)     (1,245)     (1,635)
Basic and diluted loss
  per common share                       (0.11)      (0.36)      (0.47)
Weighted average common
  and common equivalent
  shares outstanding                 3,465,739   3,474,155   3,477,141



                                                 As of August 31, 1998
                                                 ----------------------
Pro Forma Balance Sheet Data:
Total assets                                             $31,499

Long-term debt, excluding
  current maturities (1)                                   2,026

Stockholders' equity                                      22,006


Book value per share: (2)
Historical                                                 $4.68

Pro forma                                                  $6.33
________________
(1)  Includes capitalized lease obligations to related parties.
(2)  Book value per share is computed based on 3,477,141 common shares outstanding at August 31, 1998.


                     STOCK PERFORMANCE DATA

Market Information
------------------

     The following table sets forth the high and low sales prices per share of the Company's Common Stock on the Nasdaq Stock Market's National Market for the quarterly periods presented. The Company has not paid cash dividends on shares of its Common Stock.

                                                        High     Low
                                                       ------  ------
   Fiscal Year Ended August 31, 1997
      First Quarter                                    4-1/8    2-3/4
      Second Quarter                                   4-1/2    2-3/8
      Third Quarter                                    3-5/8    2-3/8
      Fourth Quarter                                   3-7/8    2-5/16

   Fiscal Year Ended August 31, 1998
      First Quarter                                    4-3/4    2-7/8
      Second Quarter                                   3-3/8    2-1/2
      Third Quarter                                    4-5/8    3-1/8
      Fourth Quarter                                   4-1/8    2-1/2

   Fiscal Year Ending August 31, 1999
      First Quarter                                    3-13/16  2-3/4
      Second Quarter (through December 3, 1998         3-3/32   2-7/8


Recent Market Price
-------------------

     The following table sets forth the closing price and the high and low sales prices per share of the Company's Common Stock on the Nasdaq Stock Market's National Market on October 21, the last trading day preceding the public announcement of the Proposed Sale and on December 3, 1998 the latest practicable date trading before the printing of this Proxy Statement. Stockholders are urged to obtain current market quotations.

                                  Closing     High       Low
                                 --------  ---------  ---------
   October 21, 1998                3           3          3
   December 3, 1998              2-29/32       3        2-7/8


Number of Holders
-----------------

     As of the Record Date, 3,477,141 shares of Common Stock were issued and outstanding and were held of record by approximately 197 persons, including several holders who are nominees for an undetermined number of beneficial owners. The Company believes that as of the Record Date there were approximately 977 beneficial owners of Common Stock.

                   Comparative Per Share Data
                           (Unaudited)

     The following table reflects the historical net income
(loss) per share from continuing operations in comparison with the pro forma net income (loss) per share from continuing operations after giving effect to the Proposed Sale. The information presented in this table should be read in conjunction with the description of the Proposed Sale contained in this Proxy Statement and the pro forma financial data appearing elsewhere herein and the Company's consolidated financial statements included in the Company's annual report on Form 10-K for the year ended August 31, 1998 included as Appendix C attached hereto.



                                        Year Ended August 31,
                                     ----------------------------
                                       1996      1997      1998
                                     --------  --------  --------
Net income (loss) per share:
Pro Forma - basic and diluted        $ (0.11)  $ (0.36)  $ (0.47)
Historical - basic                      0.16     (0.06)     0.15
Historical - diluted                    0.15     (0.06)     0.14



                    Pro Forma Financial Data

     The following unaudited pro forma consolidated statements of operations for the three fiscal years ended August 31, 1998 reflect the historical accounts of the Company for those periods, adjusted to give pro forma effect to the Proposed Sale as if the transaction had occurred at the beginning of each period presented.

     The following unaudited pro forma consolidated balance sheet as of August 31, 1998 reflects the historical accounts of the Company as of that date adjusted to give pro forma effect to the Proposed Sale as if the transaction had occurred as of August 31, 1998.

     The pro forma financial data and accompanying notes should be read in conjunction with the description of the Proposed Sale contained in this Proxy Statement and the Consolidated Financial Statements and related notes included in the Company's 1998 Annual Report on Form 10-K previously filed with the Commission, a copy of which accompanies this Proxy Statement as Appendix C attached hereto. The Company believes that the assumptions used in the following statements provide a reasonable basis on which to present the pro forma financial data. The pro forma financial data is provided for informational purposes only and should not be construed to be indicative of the Company's financial condition or results of operations had the Proposed Sale been consummated on the dates assumed and are not intended to project the Company's financial condition on any future date or results of operations for any future period.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES
     (in thousands of dollars)




                                                                As of August 31, 1998
                                                    --------------------------------------------
                                                                      Pro Forma
                                                     Historical      Adjustments     Pro Forma
                                                    -------------  --------------  -------------
CURRENT ASSETS
 Cash and cash equivalents                          $        407   $   12,428[2]   $     12,835
 Accounts receivable - net                                 5,598       (1,636)[1]         3,962
 Inventories                                               9,077       (1,328)[1]         7,749
 Prepaid expenses                                            227          (45)[1]           182
 Income taxes recoverable                                     35           --                35
 Deferred taxes                                              607          294[3]            901
                                                    -------------  --------------  -------------
     TOTAL CURRENT ASSETS                                 15,951        9,713            25,664

DEFERRED TAXES                                               138          114[3]            252

OTHER ASSETS                                                 392                            392

PROPERTY, PLANT AND EQUIPMENT
 Land and clay deposits                                      566         (566)[1]            --
 Buildings and improvements                                3,491         (876)[1]         2,615
 Machinery, equipment, furniture and fixtures             24,753       (7,765)[1]        16,988
 Leasehold improvements                                    1,059           --             1,059
                                                    -------------  --------------  -------------
                                                          29,869       (9,207)           20,662
 Less allowance for depreciation,
   depletion and amortization                             22,703       (7,232)[1]        15,471
                                                    -------------  --------------  -------------
                                                           7,166       (1,975)            5,191
                                                    -------------  --------------  -------------
                                                    $     23,647   $    7,852      $     31,499
                                                    =============  ==============  =============



UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES
     (in thousands of dollars)


                                                                          As of August 31, 1998
                                                              ---------------------------------------------
                                                                                Pro Forma
                                                               Historical      Adjustments      Pro Forma
                                                              -------------  --------------  --------------
CURRENT LIABILITIES
 Notes payable                                                $        700   $        --     $         700
 Accounts payable                                                    2,674          (800)[1]         1,874
 Accrued expenses                                                    1,591            --             1,591
 Income taxes payable                                                   --         3,243[3]          3,243
 Current maturities of indebtedness to related parties                  11            --                11
 Current maturities of long-term obligations                           137           (89)[1]            48
                                                              -------------  --------------- --------------
   TOTAL CURRENT LIABILITIES                                         5,113         2,354             7,467

INDEBTEDNESS TO RELATED PARTIES,
     less current maturities                                         1,593            --             1,593

LONG-TERM OBLIGATIONS, less current
    maturities                                                         653          (220)[1]           433

STOCKHOLDERS' EQUITY
 Common stock                                                          718            --               718
 Additional capital                                                  9,246            --             9,246
 Retained earnings                                                   6,651         5,718[3]         12,369
                                                              -------------  --------------- --------------
                                                                    16,615         5,718            22,333

 Less: Cost of treasury stock                                          327            --               327
                                                              ------------   --------------- --------------
                                                                    16,288         5,718            22,006
                                                              -------------  --------------- --------------
                                                              $     23,647   $     7,852     $      31,499
                                                              =============  =============== ==============


   Footnotes to Unaudited Pro Forma Consolidated Balance Sheet
                    (In thousands of dollars)


(1) To reflect the elimination of assets and liabilities relating to and resulting from the operations of the Brick Business to be sold in connection with the Proposed Sale.


(2) To reflect the net proceeds resulting from and related to the Proposed Sale of the Brick Business calculated as follows:

     Gross proceeds from sale of net assets           $12,970

    Purchase price adjustments based on assumed
     net assets, as defined                               458

    Payment of estimated fees and transaction
     costs                                               (270)

     Payment of estimated severance costs                (730)
                                                    ----------

           Net proceeds                               $12,428
                                                    ----------



(3) To reflect the estimated gain for financial statement purposes resulting from the Proposed Sale of the Brick
     Business calculated as follows:


     Gross proceeds from sale of net assets          $12,970

     Purchase price adjustments                          458

     Net book value of assets and liabilities
      related to and resulting from the operations
      of the Brick Business                           (3,875)

     Taxes, estimated fees and transaction costs,
     and estimated severance costs
                                                      (3,835)
                                                    ----------
           Estimated gain                            $ 5,718
                                                    ==========

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES
   (in thousands of dollars except per share amounts)




                                                              Year ended August 31, 1998
                                                    ---------------------------------------------
                                                                      Pro Forma
                                                     Historical      Adjustments      Pro Forma
                                                    -------------  ---------------  -------------
Net sales                                           $     37,183   $   (11,021)[1]  $     26,162
Cost of goods sold                                        27,045        (6,393)[1]        20,652
                                                    -------------  ---------------  -------------
                                                          10,138        (4,628)            5,510

Costs and expenses:
 Selling, general and administrative                       8,912        (1,302)[1]         7,610
 Interest                                                    464           (42)[2]           422

Other expense / (income)                                     (68)           12[1]            (56)
                                                    -------------  ---------------  -------------
                                                           9,308        (1,332)            7,976
     INCOME (LOSS) BEFORE                           -------------  ---------------  -------------
     INCOME TAXES                                            830        (3,296)           (2,466)

Income taxes                                                 323        (1,154)[1]          (831)
                                                    -------------  ---------------  -------------
     NET INCOME (LOSS)                              $        507   $    (2,142)     $     (1,635)
                                                    =============  ===============  =============


Basic income (loss) per common share                       $0.15                          ($0.47)
Diluted income (loss) per common share                     $0.14                          ($0.47)


Basic weighted average common shares outstanding       3,477,141                       3,477,141
Diluted weighted average common and common equivalent
shares outstanding                                     3,531,414                       3,477,141



UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES
   (in thousands of dollars except per share amounts)



                                                             Year Ended August 31, 1997
                                                   ---------------------------------------------
                                                                     Pro Forma
                                                     Historical     Adjustments      Pro Forma
                                                   -------------  ---------------  -------------
Net sales                                          $     39,208   $    (9,010)[1]  $     30,198
Cost of goods sold                                       29,317        (5,971)[1]        23,346
                                                   -------------  ---------------  -------------
                                                          9,891        (3,039)            6,852

Costs and expenses:
 Selling, general and administrative                      9,831        (1,431)[1]         8,400
 Interest                                                   519           (48)[2]           471

Other expense / (income)                                   (114)           25[1]            (89)
                                                   -------------  ---------------  -------------
                                                         10,236        (1,454)            8,782

      LOSS BEFORE INCOME TAXES                     -------------  ---------------  -------------
                                                           (345)       (1,585)           (1,930)

Income taxes                                               (144)         (541)[1]          (685)
                                                   -------------  ---------------  -------------
 NET LOSS                                          $       (201)  $    (1,044)     $     (1,245)
                                                   =============  ===============  =============

Basic and diluted loss per common share                  $(0.06)                         $(0.36)

Weighted average common shares outstanding            3,474,155                       3,474,155




UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES
     (in thousands of dollars except per share amounts)




                                                             Year Ended August 31, 1996
                                                    --------------------------------------------
                                                                      Pro Forma
                                                     Historical      Adjustments     Pro Forma
                                                    -------------  --------------- -------------
Net sales                                           $     41,972   $    (8,862)[1] $     33,110
Cost of goods sold                                        30,977        (5,970)[1]       25,007
                                                    -------------  --------------- -------------
                                                          10,995        (2,892)           8,103

Costs and expenses:
 Selling, general and administrative                       9,548        (1,491)[1]        8,057
 Interest                                                    583           (45)[2]          538

Other expense / (income)                                      (2)           15[1]            13
                                                    -------------  --------------- -------------
                                                          10,129        (1,521)           8,608

     INCOME (LOSS) BEFORE                           -------------  --------------- -------------
     INCOME TAXES                                            866        (1,371)            (505)

Income taxes                                                 324          (462)[1]         (138)
                                                    -------------  --------------- -------------
     NET INCOME (LOSS)                              $        542   $      (909)    $       (367)
                                                    =============  =============== =============

Basic income (loss) per common share                       $0.16                         $(0.11)
Diluted income (loss) per common share                      0.15                          (0.11)

Basic weighted average common shares outstanding       3,465,739                      3,465,739
Diluted weighted average common and common
  equivalent shares outstanding                        3,531,631                      3,465,739


   Footnotes to Unaudited Pro Forma Consolidated Statements of
                           Operations
                    (In thousands of dollars)


(1) To reflect the elimination of net sales, costs of goods sold, costs and expenses, and income taxes of the Brick Business.

(2) To reflect the elimination of interest expense which includes $18, $21 and $13 for long-term obligations directly related to the Brick Business and $24, $27 and $32 of interest expense associated with the Company's line of credit allocated to the Brick
     Business based upon total current assets for the years ended August 31, 1998, 1997, and 1996, respectively.

               DEADLINE FOR STOCKHOLDER PROPOSALS

     The Company presently anticipates that its next Annual Meeting of Stockholders will be held in March of 1999. Any proposal by a Stockholder of the Company intended to be presented at the 1999 Annual Meeting of Stockholders was required to have been received by the Company at its principal executive office not later than October 9, 1998 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                          Miscellaneous

     The Board of Directors has appointed Ernst & Young LLP ("Ernst & Young") as the independent auditors of the Company for the fiscal year ending August 31, 1999. Ernst & Young acted as the Company's independent auditors for the fiscal year ended August 31, 1998. A representative of Ernst & Young will attend the Special Meeting to be held January 5, 1999, will have an opportunity to make a statement, and will respond to appropriate questions from stockholders.

                         By Order of the Board of Directors,


                         E. R. Buford
                         Chief Executive Officer and President

December 4, 1998


Appendices
----------

Appendix A      -   Asset  Purchase Agreement dated  October  22,
                    1998  by and between Temtex Industries,  Inc.
                    and Acme Brick Company
Appendix B      -   Fairness   Opinion   of  Business   Valuation
                    Services
Appendix C      -   Annual  Report  on Form 10-K for  the  fiscal
                    year ended August 31, 1998

                          TEMTEX INDUSTRIES, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 5, 1999

     The undersigned, having received the Notice of Special Meeting and Proxy Statement dated December 4, 1998, appoints James E. Upfield, E. R. Buford and Roger N. Stivers and each of them as Proxies with full power of substitution to represent the undersigned and to vote all shares of Common Stock of Temtex Industries, Inc., which the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held on January 5, 1999 at 10:00 am, Dallas, Texas time, at the Lincoln City Club at 5440 LBJ Freeway, 3rd Floor, Dallas, Texas 75240, Terrace Room, and at any adjournment or adjournments thereof.

     Your vote is important! Please sign and date on the reverse and return promptly to American Stock Transfer and Trust Company, 40 Wall Street, New York, N.Y. 10005 in the enclosed envelope, so that your shares can be represented at the meeting.

                (Continued and to be signed on the reverse)

     THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE PROPOSAL SET FORTH BELOW. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.

  A proposal to approve and adopt the Asset Purchase Agreement, dated as of October 22, 1998 between Temtex Industries, Inc. (the "Company") and Acme Brick Company ("Acme") pursuant to which the Company will sell to Acme for cash substantially all of the assets and certain specified liabilities of Texas Clay Industries, a division of the Company which manufactures and markets clay face brick products.

     [  ]   FOR          [  ]    AGAINST          [  ]     ABSTAIN

                         Dated:  _____________________________, 199__

                         ____________________________________________
                                   Signature
                         ____________________________________________
                                   Signature

                         Please sign exactly as name appears hereon. Joint owners should each sign. When signing as a fiduciary or for an estate, trust, corporation or partnership, your title or capacity should be stated.

                           APPENDIX A

                    ASSET PURCHASE AGREEMENT

----------------------------------------------------------------



                    ASSET PURCHASE AGREEMENT


                            BETWEEN


                       ACME BRICK COMPANY

                             BUYER



                              and



                    TEMTEX INDUSTRIES, INC.

                             SELLER














                        October 22, 1998




-----------------------------------------------------------------

TABLE OF CONTENTS

1.   Purchased and Sale                                         1
     1.1  Purchased Assets                                      1
     1.2  Assumption of Specified Liabilities                   4
     1.3  Non-Assumption of Certain Liabilities                 8
     1.4  No Expansion of Third-Party Rights                   10
     1.5  Corporate Action by Seller                           10

2.   Purchase Price and Closing                                11
     2.1  Purchase Price                                       11
     2.2  Purchase Price Adjustments.                          11
     2.3  The Closing                                          14

3.   Representations and Warranties of Seller                  15
     3.1  Existence; Good Standing; Corporate Authority;
          Compliance With Law                                  15
     3.2  Authorization, Validity and Effect of Agreements     15
     3.3  Financial Statements                                 16
     3.4  Absence of Certain Changes or Events                 16
     3.5  Taxes                                                17
     3.6  Personal Property                                    17
     3.7  Accounts Receivable                                  17
     3.8  Inventory                                            17
     3.9  Business Property Rights                             17
     3.10 Owned Real Property                                  18
     3.11 Leased Real Property                                 20
     3.12 Title to Property; Encumbrances; Sufficiency of
          Purchased Assets                                     20
     3.13 Licenses and Permits                                 20
     3.14 Compliance with Law                                  21
     3.15 Litigation                                           21
     3.16 Contracts                                            21
     3.17 Labor Matters                                        22
     3.18 Employee Plans                                       22
     3.19 Insurance                                            23
     3.20 Environmental Matters                                23
     3.21 Customers and Suppliers                              23
     3.22 No Brokers                                           23
     3.23 No Other Agreements to Sell the Purchased Assets     23
     3.24 Accuracy of Information                              23

4.   Representations and Warranties of Buyer                   24
     4.1  Existence; Good Standing; Corporate Authority;
          Compliance With Law                                  24
     4.2  Authorization, Validity and Effect of Agreements     24

5.   Survival of Provisions/Indemnification                    25
     5.1  Survival of Provisions                               25
     5.2  Indemnification by Seller                            25
     5.3  Indemnification by Buyer                             26
     5.4  Limitations on Indemnification                       26
     5.5  Conditions of Indemnification                        28
     5.6  Buyer's Right of Withholding and Offset              29

6.   Other Covenants and Agreements                            30
     6.1  Restrictive Covenants                                30
     6.2  Conduct of the Business                              32
     6.3  Consents and Approvals                               32
     6.4  Access to Properties and Records                     33
     6.5  Acquisition Proposals                                33
     6.6  Public Announcements                                 34
     6.7  Notification of Certain Matters                      34
     6.8  Execution of Additional Documents                    34
     6.9  Costs and Expenses                                   34
     6.10 Transfer Taxes                                       34
     6.11 Cooperation on Tax Matters; Business Records         34
     6.12 Allocation of Total Purchase Price                   35
     6.13 Proration of Property Taxes                          35
     6.14 Offers of Employment                                 36
     6.15 Title Commitments, Title Policies and Surveys
            Covering Owned Real Property                       36
     6.16 Environmental Information                            37

7.   Conditions of Closing                                     37
     7.1  Buyer's Conditions of Closing                        37
     7.2  Seller's Conditions of Closing                       39

8.   Termination and Abandonment                               40
     8.1  Reasons for Termination                              40
     8.2  Procedure Upon and Effect of Termination             41

9.   Miscellaneous                                             41
     9.1  Notices                                              41
     9.2  Binding Effect; Benefits                             43
     9.3  Entire Agreement                                     43
     9.4  Governing Law                                        43
     9.5  Counterparts                                         44
     9.6  Headings                                             44
     9.7  Waivers                                              44
     9.8  Merger of Documents                                  45
     9.9  Incorporation of Exhibits and Schedules              45
     9.10 Severability                                         45
     9.11 Assignability                                        45

     9.12 Drafting                                             45
     9.13 References                                           46
     9.14 Calendar Days, Weeks and Months                      46
     9.15 Gender; Plural and Singular                          46
     9.16 Cumulative Rights                                    46
     9.17 No Implied Covenants                                 46
     9.18 Attorneys' Fees                                      46
     9.19 Indirect Action                                      46

Exhibit

A     Form of Bill of Sale, Assignment and Assumption Agreement
B     Form of Legal Opinion of Seller's Counsel
C     Form of Legal Opinion of Buyer's Counsel

Schedule

1.1.1A         Owned Real Property
1.1.1B         Leases and Leased Real Property
1.1.1C         Certain Purchased Assets
1.1.1D         Business Property Rights
1.1.1E         Description of the Owned Gas Pipeline
1.1.2          Excluded Assets
1.2A           Certain Long Term Debt and Current Maturities
                  Assumed Liabilities
1.2B           Assumed Contracts
3.1            Violations of Law; Failures to Obtain Permits
3.2            Seller's Third Party Consents Required;
                 Defaults; Violations
3.3            Interim Financial Statements
3.10           Owned Real Property Matters
3.11           Defaults Under Leases
3.12           Certain Encumbrances
3.13           Licenses and Permits
3.14           Violations of Law
3.15           Pending or Threatened Litigation or Claims
3.16           Material Contracts
3.17           Employment and Labor Agreements
3.18           Employee Plans
3.19           Insurance
3.20           Environmental Matters
4.2            Buyer's Third Party Consents Required;
                 Defaults; Violations
6.15           Encumbrances on Owned Real Property to be
                 Removed Prior to Closing

                    ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of October 22, 1998, by and between ACME BRICK COMPANY, a
Delaware corporation ("Buyer"), and TEMTEX INDUSTRIES, INC., a
Delaware corporation ("Seller").

     WHEREAS, Seller is engaged, among other things, in the business of manufacturing, storing, selling, delivering, supplying and/or distributing clay face brick products through its Texas Clay Industries division (the "Business"); and

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to acquire from Seller, the Purchased Assets (as such term is hereinafter defined) in accordance with the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   PURCHASED AND SALE.

          1.1  PURCHASED ASSETS.

               1.1.1 On the terms and subject to the conditions contained in this Agreement, on the Closing Date (as such term is hereinafter defined), Seller shall sell, assign, grant, convey, bargain, set over, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, the following assets and properties of Seller (hereinafter referred to collectively as the "Purchased Assets"), except any of the following which are Excluded Assets:

                    (i)  the real property described on Schedule
               1.1.1A hereof, together with all interests in such real property (including, without limitation, leases and contract rights), all buildings, improvements and other structures located on such real property, all uses, easements and rights-of-way which benefit such real property, and all minerals (surface and subsurface), clays and sands located on, at or below such real property (such assets and properties being collectively referred to herein as the "Owned Real Property");

                    (ii) all rights, title and interest of Seller
               under the leases or subleases of real property or interests in real property (including mineral, sand or clay rights) described on Schedule 1.1.1B hereof (such leases and subleases being collectively referred to herein as the "Leases" and the real property or interests in real property leased or subleased under the Leases being collectively referred to herein as the "Leased Real Property");

                    (iii) all of the assets and properties of Seller of every kind, nature and description which are located at or on any of the Owned Real Property or Leased Real Property, except any such assets or properties which may be disposed of after the date hereof in the ordinary course of business consistent with past practice;

                    (iv) all of the assets and properties
               (wherever located) set forth in a detailed list of plant and equipment as of the date of the Balance Sheet (as such term is hereinafter defined) prepared from the accounting records of Seller and attached hereto as Schedule 1.1.1C, and all such assets and properties of the Business as may have been acquired by Seller after the date of the Balance Sheet which would be included on a list prepared in like manner from such accounting records as of the Closing Date, except any such assets or properties which have been or may be disposed of since the date of the Balance Sheet in the ordinary course of business consistent with past practice;

                    (v)  all accounts, notes and other
               receivables (including, without limitation, amounts due from distributors or customers of the Business) and related deposits, security or collateral therefor arising out of the operations of the Business, as the same shall exist as of the Closing Date;

                    (vi) all inventories, inventories of parts,
               raw materials, work in process and finished goods which are held in connection with, or used or held for use in the business and operations of, the Business, except any such assets or properties which may be disposed of after the date hereof in the ordinary course of business consistent with past practice;

                    (vii)     all drawings, blueprints,
               specifications, designs and data pertaining to the Purchased Assets;

                    (viii)    all technology, know-how, designs,
               devices, processes, methods, inventions, drawings, schematics, specifications, standards, trade secrets and other proprietary information which are held in connection with, or used or held for use in, the manufacture of clay face brick products;

                    (ix) all patents and applications therefor
               and the licenses thereto, and all trademarks and tradenames (including, without limitation, "Texas Clay", "Texas Clay Products", "Texas Clay Industries", "Building Better Places, Brick by Brick" and any variations thereof), trademark and tradename registrations, service marks and service mark registrations, copyrights and copyright registrations, the applications therefor and the licenses thereto, which are listed or described on Schedule 1.1.1D hereof (such assets and properties being hereinafter collectively referred to as the "Business Property Rights"), together with the goodwill and the business appurtenant thereto;

                    (x) that certain 3 inch, 6-1/2 mile natural gas pipeline more fully described in Schedule 1.1.1E hereof, together with all rights-of-way and easement interests, if any, owned or held by Seller in connection therewith (such assets and properties being collectively referred to herein as the "Owned Gas Pipeline");

                    (xi) all catalogues, brochures, sales
               literature, promotional material, samples and other selling material pertaining to the Purchased
               Assets;

                    (xii)     all books and records and all
               files, documents, papers, agreements, books of account and other records pertaining to the Purchased Assets, provided, however, that Seller may retain copies thereof;

                    (xiii)    all rights, title and interest of
               Seller under all of its contracts, agreements, licenses, leases, sales orders, permits, purchase orders and other commitments (whether oral or written), other than the Leases (individually a "Contract" and collectively the "Contracts"), which Buyer will assume pursuant to Section 1.2 hereof;

                    (xiv)     all lists of past, present and
               qualified prospective customers of the Business and distributors of products of the Business;

                    (xv) all goodwill relating to the Purchased
               Assets;

                    (xvi)     all governmental establishment and
               product licenses and permits, approvals, license and permit applications and license and permit amendment applications pertaining to the Purchased Assets; and

                    (xvii)    all claims against third parties,
               whether or not asserted and whether now existing or hereafter arising, related to the Purchased Assets (including, without limitation, all claims based on any indemnities or warranties in favor of Seller relating to any of the Purchased Assets).

               1.1.2     Anything herein contained to the
          contrary notwithstanding, (i) the assets and properties of Seller which are not held in connection with, or not used or held for use in the business or operations of, the Business are specifically excluded from the Purchased Assets and shall be retained by Seller; and
          (ii) the assets and properties of Seller which are held in connection with, or used or held for use in the business or operations of, the Business and which are described in Schedule 1.1.2 hereof, as the same shall exist as of the Closing Date (collectively the "Excluded Assets"), are specifically excluded from the Purchased Assets and shall be retained by Seller.

               1.1.3 Subject to Section 1.1.4 hereof, at the Closing, Seller shall execute and deliver to Buyer (i) a Bill of Sale, Assignment and Assumption Agreement, in the form attached hereto as Exhibit "A" (the "Bill of Sale, Assignment and Assumption Agreement"), under the terms of which Seller shall sell, grant, convey, assign, transfer and deliver the Purchased Assets to Buyer, (ii) a special warranty deed in form and content reasonably satisfactory to Buyer relating to each of the tracts of Owned Real Property, and (iii) such other bills of sale, deeds, instruments of assignment and other appropriate documents as may be reasonably requested by Buyer in order to carry out the intentions and purposes hereof.

               1.1.4 Notwithstanding the foregoing, this Agreement shall not constitute an agreement to assign or transfer any Lease or Contract if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of Buyer or Seller thereunder; and any transfer or assignment to Buyer by Seller of any interest under any such Lease or Contract hereunder that requires the consent or approval of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to the Closing Date and Buyer waives as of the Closing Date the condition that such consent or approval be obtained, Seller shall continue to use all reasonable efforts to obtain any such consent or approval after the Closing Date until such time as such consent or approval be obtained, and Seller shall cooperate with Buyer in any lawful and economically feasible arrangement to provide that Buyer shall receive the interest of Seller in all benefits under any such Lease or Contract, including without limitation performance by Seller as agent if economically feasible; provided, however, that Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Buyer would have been responsible therefor hereunder if such consent or approval had been obtained as of the Closing Date. Seller shall pay and discharge, and shall indemnify and hold Buyer harmless from and against, any and all out-of-pocket costs of seeking to obtain or obtaining any such contractual consent or approval before or after the Closing Date. Nothing in this Section 1.1.4 shall be deemed a waiver by Buyer of its right to have received on or before the Closing Date an effective assignment of all of the Leases, and of all of the Contracts it has requested be assigned to it hereunder, nor shall this Section 1.1.4 be deemed to constitute an agreement to exclude any Leases or Contracts from the terms of this Agreement.

          1.2 ASSUMPTION OF SPECIFIED LIABILITIES. Upon the terms and subject to the conditions set forth herein, subject however to Section 1.1.4 and 1.3 hereof, and as additional consideration for Buyer's purchase of the Purchased Assets, Buyer shall, on the Closing Date, assume, and covenant and agree to pay, perform and discharge when due, only the following liabilities and obligations of Seller (the "Assumed Liabilities"):

               (i) accounts payable of the Business as at the Closing Date incurred in the ordinary course of business and consistent with past practice (not to exceed $800,000.00 in the aggregate);

               (ii) accrued liabilities of Seller relating to the Richardson Property (as such term is hereinafter defined) as at the Closing Date (not to exceed
          $141,000.00 in the aggregate);

               (iii)     the long term debt and current
          maturities liabilities of the Business listed on
          Schedule 1.2A hereof (not to exceed $123,000.00 in the case of long term debt liabilities and $90,000.00 in the case of current maturities liabilities), less any such liabilities which are paid, performed or discharged by Seller between the date hereof and the Closing Date;

               (iv) those liabilities or obligations of Seller with respect to clay pit reclamation on the Owned Real
          Property or under the Leases, whether or not occurring before or after the Closing Date;

               (v) those liabilities or obligations of Seller accruing after the Closing Date under the Leases (other than liabilities or obligations with respect to clay pit reclamation) or under the terms of a Contract (x) which is listed on Schedule 1.2B hereof, or (y) which otherwise relates to the Business and which was entered into by Seller after the date hereof and on or prior to the Closing Date in the ordinary course of business and consistent with past practice and which Buyer, in the exercise of its sole discretion, desires to assume and agree to pay, perform and discharge, in each case less any such liabilities or obligations which are paid, performed or discharged by Seller between the date hereof and the Closing Date;

               (vi) the obligations of Seller to ship finished products relating to the Business with respect to all outstanding orders from customers or distributors for such products which are not fully shipped as of the Closing Date and which arose on or prior to the Closing Date in the ordinary course of business and consistent with past practice;

               (vii)     all warranties, liabilities or
          obligations to customers or distributors with respect to the repair or replacement of any finished products related to the Business which have been manufactured by Seller on or prior to the Closing Date (and which are included as part of the inventories portion of the Purchased Assets) and which are shipped by Buyer after the Closing Date;

               (viii) all wages and benefits for employees of the Business who did not receive any required notice under the Worker Adjustment and Retraining Notification Act or for civil penalties by local governments which may be imposed for failure to give advanced notice under the Worker Adjustment and Retraining Notification Act, including without limitation fines and attorneys' fees;

               (ix) liabilities or obligations with respect to any Environmental Condition (as such term is hereinafter defined) relevant to any Site (as such term is hereinafter defined) or any facilities or operations thereon, except for any Serious Environmental Condition (as such term is hereinafter defined);

               (x) any liabilities or obligations with respect to any violation of an Environmental Law (as such term is hereinafter defined) with respect to any Site or any facilities or operations thereon, except for any Serious Environmental Condition arising therefrom;

               (xi) liabilities or obligations with respect to the removal, closure and any remediation activities associated with any underground storage tanks located at the Owned Real Property, except for any Serious Environmental Condition arising therefrom;

               (xii)     liabilities or obligations for all
          fines, penalties and remedial work required by the Texas Natural Resources Conservation Commission (the "TNRCC") or other governmental agency after the Closing Date to bring facilities of the Business as currently operated into compliance with all orders, decrees, rules and regulations of the TNRCC or such governmental agency;

               (xiii)    any individual warranty claim of
          $3,000.00 or less with respect to the repair or replacement of any finished products related to the Business which have been manufactured by Seller on or prior to the Closing Date and which have been shipped by Seller on or prior to the Closing Date (provided, however, that Buyer's aggregate Assumed Liability under this Section 1.2(xiii) for all such claims shall not exceed $40,000.00); and

               (xiv)     any other liabilities or obligations of
          Seller expressly assumed by Buyer under any other provision of this Agreement.

          Subject to Sections 1.1.4 and 1.3 hereof, at the Closing, Buyer shall execute and deliver to Seller the Bill of Sale, Assignment and Assumption Agreement, under the terms of which Buyer shall assume the Assumed Liabilities.

          As used herein, the term "CERCLA" means the Comprehensive Environmental Response, Compensation and
     Liability Act, 42 U.S.C. '9601 et seq., as amended to the date hereof.

          As used herein, the term "Environment" shall mean soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and any environmental medium.

          As used herein, the term "Environmental Condition" shall mean any condition with respect to the Environment on or off any Site, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order, or liability to or against Seller or Buyer by any third party (including, without limitation, any government entity), including without limitation any condition resulting from the operation of the Business and/or the operation of the business of any other property owner or operator in the vicinity of any Site and/or any activity or operation formerly conducted by any person or entity on or off any Site.

          As used herein, the term "Serious Environmental Condition" shall mean any condition with respect to contaminated groundwater on or off any Site, which (a) existed at the Closing Date and is discovered within two years after the Closing Date, and (b) under any Environmental Law requires Seller or Buyer to conduct monitoring, investigatory or corrective action to address the contaminated groundwater. Corrective action means any engineering control designed to prevent the migration of the contaminated groundwater, any long-term monitoring necessary to assess natural attenuation of contaminants, or any treatment process designed to remove groundwater contaminants necessary to achieve risk-based cleanup levels for the contaminated groundwater.

          As used herein, the term "Site" shall mean any Owned
     Real Property or Leased Real Property.

          As used herein, the term "Environmental Laws" shall mean all applicable laws and regulations (federal, state, and local), whether existing as of the date hereof, previously enforced or subsequently enacted, relating to pollution, the protection of environmentally sensitive areas or species, or to the protection of public safety, public health, public welfare, industrial hygiene, or the Environment, including without limitation (i) those laws and regulations relating to the Release or threatened Release of Hazardous Materials and to the manufacture, generation, management, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, (ii) duties or requirements arising out of common law, and (iii) judicial and administrative interpretations thereof.

          As used herein, the term "Hazardous Material" shall mean (i) any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Environmental Law (including, without limitation, substances defined as "hazardous substances", "hazardous materials", or "hazardous waste" "pollutant or contaminant", "petroleum" or "natural gas liquids" in CERCLA, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, or comparable state and local statutes or in the regulations adopted and publications promulgated pursuant to said statutes), and
     (ii) any asbestos or presumed asbestos
     containing materials, polychlorinated biphenyls, urea formaldehyde, lead based paint, petroleum, petroleum products, oil, solid waste, pollutants, and other contaminants (whether or not regulated under any Environmental Law).

          As used herein, the term "Release" or "Released" shall mean emitting, depositing, leaking, spilling, pumping, pouring, emptying, discharging, injecting, escaping, leaching, dumping or disposing.

          1.3  NON ASSUMPTION OF CERTAIN LIABILITIES.
     Notwithstanding any other provision of this Agreement, Buyer shall not assume, and shall not be deemed to have assumed or be in any way liable for or subject to or have any obligation for or with respect to, any liabilities or obligations of Seller of any kind, nature or description whatsoever, except as expressly provided in Section 1.2 hereof (the "Excluded Liabilities"). Anything in Section
     1.2 hereof or elsewhere herein to the contrary notwithstanding and without limiting the generality of the foregoing, Buyer shall not assume, and shall not be deemed to have assumed or be in any way liable for or subject to or have any obligation for or with respect to, any of the following Excluded Liabilities:

               (i) except for the liabilities assumed by Buyer pursuant to section 1.2(viii) hereof, any and all claims, liabilities or obligations that arise, result from, or relate in any way to any or all employment practices, decisions, actions, or proceedings undertaken by Seller prior to or on the Closing Date in connection with persons employed or seeking to be employed in connection with the operation of the Business, including without limitation any and all claims, liabilities or obligations that arise out of, result from, or relate to (a) Employment and Labor Agreements, Employee Policies and Procedures or Plans (as such terms are hereinafter defined), (b) any National Labor Relations Board ("NLRB") proceedings,
          (c) any other matters arising out of the employment of people in connection with the operation of the Business, such as workers' compensation, wage and hour, safety and health, employment discrimination, unfunded pension liability for vested and non-vested employees, vacation accruals, and the like, and (d) any liability, including without limitation federal and state income tax liability, by reason of Seller's failure, through any act or omission prior to or on the Closing Date, to comply with the requirements of COBRA (as such term is hereinafter defined) with respect to any "qualified beneficiary" (as defined in COBRA); or

               (ii) any and all liabilities or obligations of Seller in respect of (x) any Taxes (as such term is hereinafter defined) attributable to the Business and attributable to periods or events prior to or ending or occurring on the Closing Date or (y) except as otherwise specifically provided in Section 6.10 hereof, any Taxes, legal, accounting, brokerage, finder's fees, or other expenses of whatsoever kind or nature incurred by Seller or any partner, affiliate, director, employee or officer of Seller as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby; or

               (iii) any and all liabilities or obligations of Seller relating to the Business arising out of any litigation, action, suit or proceeding based upon an event occurring, a condition existing or a claim arising relating to the Business (x) on or prior to the Closing Date (including, without limitation, the litigation, actions, suits, proceedings and claims listed on Schedule 3.15 hereof), or (y) after the Closing Date in the case of claims, litigation, actions, suits or proceedings in respect of products of the Business sold by Seller on or prior to the Closing Date and attributable to acts relating to the Business performed or omitted by Seller on or prior to the Closing Date (other than any of the foregoing which constitute Assumed Liabilities); or

               (iv) any individual warranty claim in excess of $3,000.00 (or any warranty claim of $3,000.00 or less in excess of Buyer's maximum Assumed Liability for such claims under Section 1.2(xiii) hereof) with respect to the repair or replacement of any finished products related to the Business which have been manufactured by Seller on or prior to the Closing Date and which have been shipped by Seller on or prior to the Closing Date; or

               (v) any and all liabilities or obligations of Seller under any of the Leases or Contracts assigned to Buyer hereunder based upon an event occurring, a condition existing or a claim arising (x) on or prior to the Closing Date, or (ii) after the Closing Date in the case of liabilities or obligations thereunder attributable to acts performed or omitted by Seller on or prior to the Closing Date (other than any of the foregoing which constitute Assumed Liabilities); or

               (vi) any and all liabilities or obligations arising out of any claim, litigation, action, suit or proceeding by third parties (including, without limitation, current or former employees of the Business) in respect of the death or personal injury of any person attributable to acts relating to the Business performed or omitted, or the operation of the Business, on or prior to the Closing Date (including, without limitation, any Releases of any Hazardous Material on, at or from any Site existing or occurring on or prior to the Closing Date); or

               (vii)     any and all liabilities or obligations
          of Seller arising out of or related to this Agreement.

          As used herein, the term "COBRA" means the provisions of the Code, ERISA and the Public Health Service Act enacted by Sections 10001 through 10003 of the Consolidated Omnibus Budget Reconciliation Act of 1985 (P.L. 99-272), including any subsequent amendments to such provisions.

          As used herein, the term "Code" means the Internal
     Revenue Code of 1986, as amended.

          As used herein, the term "ERISA" means the Employee
     Retirement Income Security Act of 1974, as amended.

          As used herein, the terms "Tax" or "Taxes" means all federal, foreign, state, county, local or other net or gross income, gross receipts, sales, use, transfer, transfer gains, ad valorem, value-added, franchise, production, severance, windfall profit, withholding, payroll, employment, excise or similar taxes, assessments, duties, fees, levies or other governmental charges (together with any interest thereon, any penalties, additions to tax or additional amounts with respect thereto and any interest in respect of such penalties, additions or additional amounts).

          1.4 NO EXPANSION OF THIRD-PARTY RIGHTS. The assumption by Buyer of any Assumed Liabilities hereunder shall in no way expand the rights or remedies of any third party against Buyer as compared to the rights and remedies that such third party would have had against Seller had Buyer not assumed such Assumed Liabilities. Without limiting the generality of the preceding sentence, the assumption by Buyer of such Assumed Liabilities shall not create any third-party beneficiary rights.

          1.5  CORPORATE ACTION BY SELLER.

               1.5.1 Seller hereby represents and warrants to Buyer that Seller's Board of Directors (the "Board") has, without dissent of any member thereof, (i) determined that this Agreement, the sale of the Purchased Assets hereunder and all other transactions contemplated hereby are fair to and in the best interests of its stockholders; and (ii) approved and adopted this Agreement, the sale of the Purchased Assets hereunder and all other transactions contemplated hereby, and resolved to recommend, and to continue to recommend between the date hereof and the earlier of the Closing Date or the Termination Date (as such term is hereinafter defined), that Seller's stockholders vote in favor of the approval and adoption of this Agreement, the sale of the Purchased Assets hereunder and all other transactions contemplated hereby and to use the Board's best efforts to obtain such stockholder approval.

               1.5.2     As soon as practicable after the
          execution of this Agreement, Seller shall duly call and cause to be held an annual or special meeting of its stockholders and shall direct that this Agreement, the sale of the Purchased Assets hereunder and all other transactions contemplated hereby be submitted to Seller's stockholders for the purpose of approving and adopting the same. Seller agrees to use its best efforts to obtain approval of this Agreement, the sale of the Purchased Assets hereunder and all other transactions contemplated hereby by its stockholders.

                    As promptly as possible after the execution of this Agreement, Seller shall prepare and mail a proxy statement and other proxy materials for such meeting and shall comply with all legal requirements applicable hereto. Seller shall provide Buyer and its representatives with a reasonable opportunity to review and comment on such proxy statement and other materials before they are distributed to Seller's stockholders. Seller shall comply with all provisions of federal and state securities laws applicable to solicitation of proxies and consummation of the sale of the Purchased Assets hereunder.

               1.5.3 Seller further represents and warrants to Buyer that each member of the Board has agreed for the benefit of Buyer to vote or cause others to vote all of the shares of capital stock of Seller beneficially owned by such Board member or his affiliates (to the extent such shares have voting rights) in favor of the approval and adoption of this Agreement, the sale of the Purchased Assets hereunder and all other transactions contemplated hereby. Evidence of such agreement has been provided to Buyer prior to the execution of this Agreement.

     2.   PURCHASE PRICE AND CLOSING.

          2.1  PURCHASE PRICE.

               2.1.1 BEGINNING PURCHASE PRICE. Subject to adjustment as provided in Section 2.2 below, the purchase price for the Purchased Assets shall be $12,970,000.00 (such price, as adjusted as provided in Section 2.2 below, being herein referred to as the "Purchase Price").

               2.1.2 INITIAL PAYMENT. At the Closing, Buyer shall deliver to Seller an initial payment determined by Buyer pursuant to this Section 2.1.2 (the "Initial Payment"). At least five business days prior to the Closing Date, Seller shall deliver to Buyer copies of the most recently available month end unaudited balance sheet of the Business, and the unaudited statement of income of the Business for the period ended on such month end, together with the notes and schedules thereto, if any, and such other information as requested by Buyer as may be reasonably necessary to make the calculation of the Initial Payment pursuant to this Section 2.1.2. Such financial statements shall present fairly the financial position, results of operations and cash flows of the Business as at the month end date thereof and for the period then ended, in accordance with generally accepted accounting principles consistently applied, subject to year end adjustments. Buyer shall then determine in good faith (solely for purposes of determining the Initial Payment pursuant to this Section 2.1.2) the Purchase Price and the adjustments thereto set forth in Sections 2.2.1,
          2.2.2 and 2.2.3 below based on such financial statements (and such other information provided by Seller) and assuming, for such purpose, that such adjustments were made as at the month end date of such balance sheet rather than as at the Closing Date as provided in Sections 2.2.1, 2.2.2 and 2.2.3 below. Prior to the Closing, Buyer shall provide to Seller a schedule setting forth in reasonable detail such determination by Buyer. At the Closing, Buyer shall deliver to Seller as the Initial Payment, by means of federal funds wire or interbank transfer in immediately available funds to such bank account(s) as Seller shall designate, the greater of (i) $11,500,000.00, or (ii) an amount equal to the Purchase Price

          (as theretofore calculated and adjusted by Buyer for purposes of determining the Initial Payment pursuant to this Section 2.1.2) less $300,000.00.

          2.2  PURCHASE PRICE ADJUSTMENTS.

               2.2.1 TRADE ACCOUNTS RECEIVABLE ADJUSTMENT. As used herein, "Trade Accounts Receivable" shall mean all accounts, notes and other receivables (including, without limitation, amounts due from customers whether recorded as accounts, notes or other receivables or reductions in accounts payable) and related deposits, security or collateral therefor (including, without limitation, recoverable customer deposits of Seller), which (i) are payable to or for the benefit of the Business as at the Closing Date, (ii) arise out of the ordinary course of business of the Business, and (iii) represent bona fide, undisputed indebtedness (subject to no counterclaim, right of offset or warranty claim and after taking into account all offsets and credits thereto) incurred by the applicable account debtor for goods held subject to delivery instructions or theretofore shipped or delivered pursuant to a contract of sale.

               If the aggregate net amount owing on all Trade Accounts Receivable is less than $877,000.00, then the Purchase Price shall be decreased by the amount that the aggregate net amount owing on all Trade Accounts Receivable is less than $877,000.00. If the aggregate net amount owing on all Trade Accounts Receivable is more than $877,000.00, then the Purchase Price shall be increased by the amount that the aggregate net amount owing on all Trade Accounts Receivable is more than $877,000.00; provided, however, that there shall be no such adjustment to the Purchase Price for aggregate net amounts owing on all Trade Accounts Receivable in excess of $2,250,000.00.

               2.2.2  INVENTORY/PREPAID CLAY LEASE EXPENSES
          ADJUSTMENT. As used herein, "Value" shall mean the lower of cost or replacement value, in the case of raw materials and supplies inventory, or the lower of cost or net realizable value (which is less than replacement value), in the case of work in progress and finished goods inventory, in each case as at the Closing Date; provided, however, that the Value of any unique runs of finished goods brick inventory classified as "seconds" (consistent with Seller's past practice as reasonably approved by Buyer) shall be equal to the lesser of (i) 70% of such cost or (ii) net realizable value.

               As used herein, "Inventory" shall mean all inventories of raw materials and supplies, work in process and finished goods as the same may exist on the Closing Date, wherever located, used or relating to the Business. The term Inventory excludes any of the foregoing which is not usable or saleable in the ordinary course of business of the Business as heretofore conducted.

               If the aggregate Value of Inventory is less than $1,657,000.00, then the Purchase Price shall be decreased by the amount that the aggregate Value of

          Inventory is less than $1,657,000.00. If the aggregate Value of Inventory is more than $1,657,000.00, then the Purchase Price shall be increased by the amount that the aggregate Value of Inventory is more than $1,657,000.00; provided, however, that there shall be no such adjustment to the Purchase Price for aggregate Value of Inventory in excess of $2,440,000.00.

               As used herein, "Prepaid Clay Lease Expenses" shall mean all prepaid expenses paid and incurred by Seller as at the Closing Date relating to Seller's clay leases entered into in the ordinary course of business of the Business consistent with past practice.

               If the aggregate amount of Prepaid Clay Lease Expenses is less than $20,000.00, then the Purchase Price shall be decreased by the amount that the aggregate amount of Prepaid Clay Lease Expenses is less than $20,000.00. If the aggregate amount of Prepaid Clay Lease Expenses is more than $20,000.00, then the Purchase Price shall be increased by the amount that the aggregate amount of Prepaid Clay Lease Expenses is more than $20,000.00; provided, however, that there shall be no such adjustment to the Purchase Price for aggregate amounts of Prepaid Clay Lease Expenses in excess of $25,000.00.

               2.2.3 LIABILITIES ADJUSTMENT. To the extent assumed by Buyer pursuant to Section 1.2 hereof, the accounts payable of the Business and accrued liabilities of Seller relating to the Richardson Property (as such term is hereinafter defined), in each case as at the Closing Date and incurred in the ordinary course of its business consistent with past practice (not to exceed the applicable maximum amounts therefor referred to in Sections 1.2(i) and 1.2(ii) hereof), shall decrease the Purchase Price on a dollar for dollar basis.

               2.2.4  ADJUSTMENTS REPORT.

                    (a)  Within 120 days after the Closing Date,
          Buyer shall deliver to Seller a report (the
          "Adjustments Report"), prepared by Buyer in good faith and on a reasonable basis, setting forth in reasonable detail Buyer's determination of the adjustments set forth in Sections 2.2.1, 2.2.2 and 2.2.3 hereof.

                    (b)  Within 30 days after receipt of the
          Adjustments Report, Seller shall review the Adjustments Report and notify Buyer in writing whether or not Seller accepts all or any of the adjustments set forth on the Adjustments Report. If Seller accepts the Adjustments Report with respect to all adjustments contained therein, Buyer or Seller, as appropriate, shall, within five business days of such acceptance, make the following adjustments: (i) if the Purchase Price calculated based on the Adjustments Report is greater than the Initial Payment, Buyer shall pay to Seller in cash (by means of federal funds wire or interbank transfer in immediately available funds) the amount of such difference, or (ii) if the Purchase Price calculated based on the Adjustments

          Report is less than the Initial Payment, Seller shall pay to Buyer in cash (by means of federal funds wire or interbank transfer in immediately available funds) the amount of such difference.

                    (c)  If Seller in good faith objects to any
          adjustments set forth on the Adjustments Report, Seller shall give notice thereof to Buyer in writing within 30 days after receipt of the Adjustments Report, specifying in reasonable detail the nature and extent of such disagreement and Buyer and Seller shall have a period of 30 days from Buyer's receipt of such notice in which to resolve such disagreement. If such notice of objection is not received by Buyer within 30 days after receipt of the Adjustments Report, it shall be deemed that Seller has accepted the Adjustments Report with respect to all items set forth therein and within five business days after the expiration of such 30 day period Buyer or Seller, as appropriate, shall make the payments described in Section 2.2.4(b) hereof. Any disputed amounts which cannot be agreed to by the parties within 30 days from Buyer's receipt of Seller's notice of objection to any of the adjustments set forth in the Adjustments Report shall be determined by the Houston, Texas office of the accounting firm of Ernst & Young LLP ("EY"). The engagement of and the determination by EY (or any other accounting firm designated by EY as set forth below) shall be completed within 60 days after such assignment is given to EY and shall be binding on and shall be nonappealable by Seller and Buyer. If for any reason EY is unable to act in such capacity, such determination will be made by any other nationally recognized accounting firm selected by the Houston, Texas office of EY. The fees and expenses payable to EY (or any other accounting firm designated by EY) in connection with such determination will be borne 50% by Seller and 50% by Buyer, unless (i) the determination of EY (or any other accounting firm designated by EY) with respect to the disputed amounts results in a payment by Seller in an amount which exceeds by more than $25,000 the amount Seller shall have claimed it owes hereunder, in which case all the fees and expenses payable to EY (or any other accounting firm designated by EY) shall be paid by Seller, or (ii) the determination of EY (or any other accounting firm designated by EY) with respect to the disputed amounts results in a payment by Buyer in an amount which exceeds by more than $25,000 the amount Buyer shall have claimed it owed hereunder, in which case all the fees and expenses payable to EY (or any other accounting firm designated by EY) shall be paid by Buyer. Within five business days after final determination of all disputed amounts in the Adjustments Report as provided in this Section 2.2.4(c), Buyer or Seller, as appropriate, shall make the following adjustments: (i) if the Purchase Price as finally determined is greater than the Initial Payment, Buyer shall pay to Seller in cash (by means of federal funds wire or interbank transfer in immediately available funds) the amount of such difference; or (ii) if the Purchase Price as finally determined is less than the Initial Payment, Seller shall pay to Buyer in cash (by means of federal funds wire or interbank transfer in immediately available funds) the amount of such difference. Each party shall, upon the request of the other party, promptly reimburse such other party for any fees or expenses of EY (or any other accounting firm designated by EY) for which it is responsible under this Section 2.2.4(c) but which have been paid by such other party.

                    (d)  In the event any payment required by
          this Section 2.2.4 is not made by the appropriate party when due pursuant to the terms of this Section 2.2.4, such payment shall accrue interest from the date such payment was due at the lesser of 15% per annum or the maximum rate permitted by applicable law. Such interest shall be paid by the appropriate party upon demand by the other party.

          2.3 THE CLOSING. The closing of the purchase and sale of the Purchased Assets provided herein (the "Closing") shall occur (i) at the offices of Kelly, Hart & Hallman, a professional corporation, 201 Main Street, Suite 2500, Fort Worth, Texas 76102, at 10:00 a.m., local time, on the first business day immediately following the day on or by which the last to be fulfilled or waived of the conditions set forth in Section 7 hereof shall be fulfilled or waived in accordance herewith or (ii) at such other time and place or on such other date as Seller and Buyer may mutually agree (such date and time of Closing being herein referred to collectively as the "Closing Date"). The Closing shall be deemed to have occurred as of 11:59 p.m. on the Closing Date.

     3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as follows:

          3.1 EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE WITH LAW. Seller (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly licensed or qualified to do business as a foreign corporation under the laws of the State of Texas; (iii) is duly licensed or qualified to do business as a foreign corporation under the laws of any other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the results of operations or financial condition of the Business and/or the Purchased Assets (a "Material Adverse Effect"); (iv) has all requisite corporate power and authority to own its properties and carry on its business as now conducted; (v) is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which Seller is a party or is subject; (vi) except as set forth in Schedule 3.1 hereof, is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, except for violations that would not have a Material Adverse Effect; and (vii) except as set forth in
     Schedule 3.1 hereof, has obtained all licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted, except where the failure to obtain such licenses, permits or authorizations, or the failure to take such actions, would not have a Material Adverse Effect.

          3.2  AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS.

               3.2.1  The execution and delivery of this
          Agreement and all agreements and documents contemplated hereby by Seller, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board and, except for the approval of Seller's stockholders, no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the transactions contemplated hereby.

               3.2.2  This Agreement constitutes, and all
          agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of Seller enforceable in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, bulk sales, preference, equitable subordination, marshalling or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

               3.2.3  The execution and delivery of this
          Agreement by Seller does not, and the consummation of the transactions contemplated hereby by Seller will not, except as set forth on Schedule 3.2 hereof, (i) require the consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party; (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any Encumbrance (as such term is hereinafter defined) upon any part of the property of Seller pursuant to any provision of, any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which Seller is a party or by which it is bound; or (iii) violate or conflict with any provision of the by-laws or certificate of incorporation of Seller as amended to the date hereof.

               As used herein, the term "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any restriction on the use, transfer, or other exercise of any attributes of ownership.

          3.3 FINANCIAL STATEMENTS. Attached as Schedule 3.3 are true and complete copies of the unaudited balance sheet of the Business as at July 31, 1998 (the "Balance Sheet"), and the unaudited statement of income of the Business for the eleven-month period ended on such date, together with the notes and schedules thereto, if any. The financial statements described in this Section 3.3 are referred to herein collectively as the "Interim Financial Statements". Except as set forth in
     Schedule 3.3 hereof, the Interim Financial Statements present fairly the financial position, results of operations and cash flows of the Business as at the date thereof and for the period then ended, in accordance with generally accepted accounting principles consistently applied, subject to year end adjustments.

          3.4 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since July 31, 1998, there has not been: (i) any material adverse change in the business, operations, properties, condition (financial or other) or prospects of the Business, and no factor or condition exists and no event has occurred that would be likely to result in any such change, (ii) any material loss, damage, or other casualty to the Purchased Assets (other than any for which insurance awards have been received or guaranteed), or (iii) any loss of the employment, services or benefits of any key employee of the Business. Since July 31, 1998, Seller has operated the Business in the ordinary course of business consistent with past practice and has not: (i) incurred or failed to pay or satisfy any material obligation or liability (whether accrued, contingent or otherwise) relating to the operations of the Business except in the ordinary course of business consistent with past practice, (ii) incurred or failed to discharge or satisfy any Encumbrance other than Encumbrances arising in the ordinary course of business that do not, individually or in the aggregate, interfere with the use, operation, enjoyment or marketability of any of the Purchased Assets, all of which shall be released as of the Closing Date, (iii) sold or transferred any of the assets of the Business or canceled any debts or claims or waived any rights material to the Business relating to the operations of the Business, (iv) defaulted on any material obligation relating to the operations of the Business, (v) entered into any transaction material to the Business, or materially amended or terminated any arrangement material to the Business or relating to the Business, except in the ordinary course of business consistent with past practice, or (vi) entered into any agreement or made any commitment to do any of the foregoing.

          3.5 TAXES. Seller (i) has duly and timely filed or caused to be filed all federal, state, local and foreign tax returns required to be filed by it prior to the date hereof which relate to the Business or with respect to which the Business or the Purchased Assets are liable or otherwise in any way subject; (ii) has paid or fully accrued for all Taxes shown to be due and payable on such returns (which Taxes are all the Taxes due and payable under the laws and regulations pursuant to which such returns were filed); and
     (iii) has properly accrued for all such Taxes accrued in respect of it, the Business or the Purchased Assets for periods subsequent to the periods covered by such returns. No deficiency in payment of any such Taxes for any period has been asserted by any taxing body and remains unsettled at the date hereof.

          3.6 PERSONAL PROPERTY. The machinery, equipment, furniture, fixtures and other tangible personal property owned, leased or used by Seller in the Business and included in the Purchased Assets are reasonably sufficient and adequate to carry on the Business as presently conducted.

          3.7 ACCOUNTS RECEIVABLE. All trade accounts, notes and other receivables arising out of the operations of the Business have arisen in the ordinary course of business and represent bona fide, undisputed indebtedness (subject to no counterclaim, right of setoff or warranty claim) incurred by the applicable account debtor for goods held subject to delivery instructions or heretofore shipped or delivered pursuant to a contract of sale or for services heretofore performed by Seller.

          3.8 INVENTORY. The inventories of Seller which are held in connection with, or used or held for use in the business and operations of, the Business do not include any inventory which is not usable or saleable in the ordinary course of business of the Business as heretofore conducted.

          3.9  BUSINESS PROPERTY RIGHTS.

               3.9.1 The Business Property Rights comprise all patents and applications therefor and the licenses thereto, and all trademarks and tradenames, trademark and tradename registrations, service marks and service mark registrations, copyrights and copyright registrations, the applications therefor and the licenses thereto, owned or held by Seller and which are used or held for use in connection with the Business and which are material to the Business.

               3.9.2 Seller owns or has valid rights to use all Business Property Rights without conflict with the rights of others. Except as set forth in Schedule 3.15 hereof, no person or entity has made or, to the best of Seller's knowledge, threatened to make any claims that the operation of the Business is in violation of or infringes any other proprietary or trade rights of any third party. To the best of Seller's knowledge, no third party is in violation of or is infringing upon any Business Property Rights.

          3.10 OWNED REAL PROPERTY. The Owned Real Property comprises all of the real property owned, either in whole or in part, by Seller which is currently used or held for use in connection with the Business as now being conducted. Except as set forth in Schedule 3.10 hereof, Seller, as lessor, does not lease any Owned Real Property to any third party. Except as set forth in Schedule 3.10 hereof,

                    (i)  Seller has not received any notice from
               any insurance company or from any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in the Owned Real Property or suggesting, requiring or requesting the performance of any repairs, alterations or other work to the Owned Real Property that have been performed.

                    (ii) All permanent certificates of occupancy
               and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction and the requisite certificates of the local board of fire insurance underwriters (or other body exercising similar functions), in each case for the operation of the Owned Real Property as currently operated, which are material to the Business and which have been issued for the Owned Real Property, have been paid for, and are in full force and effect; all of the same will be assignable by Seller on the Closing Date, and none of them will be invalidated, violated, or otherwise adversely affected by the assignment thereof or by the transfer of the Owned Real Property to Buyer.

                    (iii)     The improvements on the Owned Real
               Property are being maintained and operated in substantial compliance with all applicable laws, regulations, insurance requirements, contracts, leases, permits, licenses, ordinances, restrictions, and easements, and Seller has received no notice, written or verbal, claiming any violation of any of the same.

                    (iv) Utility systems and lines necessary to
               operate the Owned Real Property as currently operated serve the Owned Real Property and are connected to the lines and/or other facilities of the respective public authorities or utility companies providing such services or accepting such discharge, either adjacent to the Owned Real Property or through easements or rights of way benefitting, appurtenant to and forming a part of the Owned Real Property; and any such easements or rights-of-way have been fully granted; and all charges therefor have been fully paid by Seller and all charges for the aforesaid utility systems and the connection of the Owned Real Property thereto, including without limitation connection fees, "tie-in" charges and other charges now or hereafter to become due and payable, have been fully paid by Seller; provided, however, that Seller makes no representation or warranty with respect to the adequacy or validity of any easements associated with the Owned Gas Pipeline.

                    (v)  All contractors, subcontractors, and
               other persons or entities furnishing work, labor, materials or supplies to Seller or Seller's predecessors in interest for the development and construction of the Owned Real Property have been paid in full for all work performed to date except for retainage in customary amounts in accordance with the construction contracts for the Owned Real Property, and there are no claims against Seller or the Owned Real Property in connection therewith.

                    (vi) No zoning variances, special exceptions
               or other special relief from applicable
               governmental requirements have been issued for the construction of the Owned Real Property or for its present or intended use.

                    (vii)     Seller has not received any notice
               of any governmental regulation, order or requirement restricting the operation of the Owned
               Real Property in the manner in which the Owned
               Real Property is being operated on the date hereof.

                    (viii) Seller has not received any written notice of, nor to the best of Seller's knowledge, is there any proceeding pending for the increase or decrease of the assessed valuation of all or any portion of the Owned Real Property.

                    (ix) Seller has not received any notice of
               any condemnation proceeding or other proceedings in the nature of eminent domain in connection with the Owned Real Property.

                    (x) No portion of the Owned Real Property is located within an area designated as a flood hazard area or an area which will require the purchase of flood insurance for the obtaining of any federally insured or federally related loan; and no portion of the Owned Real Property is located in any conservation or historic district.

                    (xi) No assessments for public improvements
               have been made against the Owned Real Property which remain unpaid and all such assessments which have been or could be levied for public improvements ordered, commenced or completed prior to the Closing Date have been paid for in full by Seller. All ad valorem real property taxes and personal property taxes related to the Owned Real Property and the personal property therein have been paid through and including 1997.

                    (xii)     There are no special assessments
               respecting the Owned Real Property which will result from work, activities or improvements done to the Owned Real Property by Seller in the course of construction, alteration or repair of the Owned Real Property.


          3.11 LEASED REAL PROPERTY. The Leases comprise all of the leases or subleases by Seller of real property or interests in real property (including mineral, sand or clay rights) used or held for use in connection with the Business as now being conducted. Seller has not received any written notification that it is in default with respect to any of the Leases nor are there any disputes between any landlord and Seller with respect to the Leases that would affect the right of Seller to remain in possession or otherwise affect the current use of the property leased or the rental amount then due. Except as set forth in Schedule 3.11 hereof, Seller has performed all obligations required to be performed by it to date under, and is not in default in respect of, any Lease, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the best of Seller's knowledge, no other party to any Lease is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. True and complete copies of all Leases have been made available to Buyer or its representatives.

          3.12 TITLE TO PROPERTY; ENCUMBRANCES; SUFFICIENCY OF PURCHASED ASSETS. Seller has good, valid and, in the case of the Owned Real Property, indefeasible fee simple, title to all the Purchased Assets, in each case free and clear of all Encumbrances except for (i) Encumbrances on the Owned Real Property reflected in any Title Commitment (as such term is hereinafter defined) or (ii) other Encumbrances reflected in Schedule 3.12 hereof; provided, however, that Seller makes no representation or warranty with respect to the adequacy or validity of any easements associated with the Owned Gas Pipeline. No part of the Business is operated by Seller through any person or entity other than Seller. The Purchased Assets, together with the Excluded Assets, comprise all of the assets and properties of Seller which are held in connection with, or used or held for use in the business or operations of, the Business as now being conducted and which are required for the continued conduct of the Business as now being conducted.

          3.13 LICENSES AND PERMITS. Schedule 3.13 hereof sets forth a true and complete list of all of Seller's material licenses, permits, franchises, authorizations, registrations, approvals and certificates of occupancy (or their equivalent), including without limitation any environmental permits, issued or granted to it with respect to the Business by the government of the United States or of any state, city, municipality, county or town thereof, or of any foreign jurisdiction, or any department, agency, board division, subdivision, audit group or procuring office, commission, bureau or instrumentality of any of the foregoing (the "Licenses and Permits"), and all pending applications therefor. Except as set forth on Schedule 3.13, each of Seller's Licenses and Permits has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the best of Seller's knowledge, threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such License and Permit invalid in any respect.

          3.14 Compliance with Law.  Except as set forth on
     Schedule 3.14 hereof or except to the extent constituting an Assumed Liability, the operations of the Business have been conducted in all material respects in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities, domestic or foreign, having jurisdiction over it and its assets, properties and operations, except where the failure to so conduct its business would not have a Material Adverse Effect. Seller has not received notice of any violation of any such law, regulation, order or other legal requirement, or is not in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to the Business or the Purchased Assets, except where the violation or default would not have a Material Adverse Effect.

          3.15 LITIGATION. Except as set forth in Schedule 3.15 hereof, there are no claims, actions, suits, proceedings or investigations pending or, to the best of Seller's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against Seller or any of its officers, directors, employees, or agents involving, affecting or relating to the Business, the Purchased Assets or the transactions contemplated by this Agreement, nor does there exist any fact which might reasonably be expected to give rise to any such suit, proceeding, dispute or investigation. Neither the Business nor the Purchased Assets is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority, domestic or foreign, or any arbitrator of any nature, that affects or might affect the Business or the Purchased Assets, or that would or might interfere with the transactions contemplated by this Agreement.

          3.16 CONTRACTS. Schedule 3.16 hereof sets forth a true and complete list of all material Contracts by which any of the Purchased Assets are bound or affected, or to which Seller is a party or by which it is bound in connection with the Purchased Assets or the Business. All of the Contracts to be assumed by Buyer hereunder are in full force and effect and are valid, binding and enforceable against the parties thereto in accordance with their terms. Seller and, to its best knowledge, each other party to such assumed Contracts has performed all obligations required to be performed by it to date under, and is not in default or delinquent in performance, status or any other respect (claimed or actual) in connection with, such assumed Contracts, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. The enforceability of such assumed Contracts will not be affected in any manner by the execution, delivery and performance of this Agreement, subject to any required consents. Seller has delivered to Buyer or its representatives true and complete originals or copies of all such written assumed Contracts and summaries of all such oral assumed Contracts.

          3.17 LABOR MATTERS. Except for Seller's Collective Bargaining Agreement with the United Steel Workers of America District Number 12, (i) Seller is not a party to any employment agreements with employees that are not terminable at will, or that provide for the payment of any bonus or commission, (ii) Seller is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees of the Business (other than as required by law), (iii) Seller is not a party to any collective bargaining agreement or other labor union contract applicable to employees of the Business nor does Seller know of any activities or proceedings of any labor union to organize any such employees, and (iv) Seller is not a party to or subject to any conciliation agreements, consent decrees or settlements with respect to the Business or its employees. Seller has furnished to Buyer complete and correct copies of all such agreements (the "Employment and Labor Agreements"). Seller has not breached or otherwise failed to comply with any provisions of the Employment and Labor Agreements, there are no grievances outstanding thereunder.

          Except as set forth in Schedule 3.17 hereof: (i) Seller is in compliance with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment in each case relating to the Business, (ii) there is no unfair labor practice charge or complaint pending before the NLRB relating to the Business, or, to Seller's best knowledge, threatened against the Business, (iii) there is no labor strike, material slowdown or material work stoppage or lockout pending or, to Seller's best knowledge, threatened against or affecting the Business, and Seller has not experienced any strike, material slowdown or material work stoppage, lockout or other collective labor action by or with respect to employees of the Business within the last 24 months, (iv) there is no representation, claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Business, (v) there are no charges with respect to or relating to the Business pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, and (vi) Seller has not received notice from any national, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of it relating to the Business and no such investigation is in progress.

          Seller has furnished Buyer with a complete and accurate list of all its employee manuals, policies, procedures and work-related rules that apply to employees of the Business
     ("Employee Policies and Procedures").

          3.18 EMPLOYEE PLANS.  Except as set forth in Schedule
     3.18 hereof, Seller does not maintain and does not have any obligation to contribute to any pension, savings, retirement, health, life, disability, other insurance, severance, bonus, incentive compensation, stock option or other equity-based or other employee benefit or fringe benefit plans (whether or not "employee benefit plans" as defined in Section 3(3) of ERISA) with respect to the Business (collectively referred to herein as the "Plans"). Seller or any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with Seller under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") has incurred no liability under Title IV of ERISA or Section 412 of the Code, except for any such liability which has been satisfied in full, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to Seller or any ERISA Affiliate.

          3.19 INSURANCE. Schedule 3.19 hereof lists the fidelity bonds and the aggregate coverage amount and type and generally applicable deductibles of all insurance policies insuring the Business and the Purchased Assets or relating to employees of the Business. Seller shall maintain the coverage under all policies and bonds listed in
     Schedule 3.19 hereof in full force and effect through the Closing Date.

          3.20 ENVIRONMENTAL MATTERS. Schedule 3.20 hereof sets forth a list of all documents, records and information in Seller's possession or control concerning Environmental Conditions and/or Serious Environmental Conditions relevant to any Site or any facilities or operations thereon, whether generated by Seller or others, including without limitation environmental audits, environmental risk assessments, or site assessments of any Site and/or adjacent property or other property in the vicinity of any Site owned or operated by Seller relating to the Business, documentation regarding any on-site or off-site Release of Hazardous Materials, spill control plans, permits or registrations and related compliance, and environmental agency reports and correspondence. Seller has delivered to Buyer or its representatives true and complete originals or copies of all such documents, records and information.

          3.21 CUSTOMERS AND SUPPLIERS. Seller does not have any outstanding purchase contracts or commitments or unaccepted purchase orders relating to the Business which are in excess of the normal, ordinary and usual requirements. No supplier or subcontractor to the Business has reduced its shipments of orders issued by Seller, or threatened to discontinue, supplying such items or services to Seller on reasonable terms. Seller has not received notice that, nor does Seller have any knowledge that, any such supplier or subcontractor to the Business has, will or plans to discontinue doing business with Seller on substantially the same terms as are consistent with its past practices.

          3.22 NO BROKERS. Neither Seller nor any related party has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

          3.23 NO OTHER AGREEMENTS TO SELL THE PURCHASED ASSETS. Neither Seller nor any related party has any commitment or legal obligation to any other person other than Buyer to sell, assign, transfer or effect a sale of any of the Purchased Assets (other than in the ordinary course of business), to effect any merger, consolidation, liquidation, dissolution or other reorganization of Seller, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

          3.24 ACCURACY OF INFORMATION. None of Seller's representations, warranties or statements contained in this Agreement, in the Schedules and Exhibits hereto or in any other document delivered to the Buyer in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements, in light of the circumstances under which they were made, not misleading.

     4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

          4.1 EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE WITH LAW. Buyer (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the results of operations or financial condition of Buyer; (iii) has all requisite corporate power and authority to own its properties and carry on its business as now conducted; (iv) is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which Buyer is a party or is subject; (v) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, except for violations that would not have a material adverse effect on the results of operations or financial condition of Buyer; and (vi) has obtained all licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted, except where the failure to obtain such licenses, permits or authorizations, or the failure to take such actions, would not have a material adverse effect on the results of operations or financial condition of Buyer.

          4.2  AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS.

               4.2.1  The execution and delivery of this
          Agreement and all agreements and documents contemplated hereby by Buyer, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all requisite corporate action.

               4.2.2  This Agreement constitutes, and all
          agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of Buyer enforceable in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, bulk sales, preference, equitable subordination, marshalling or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

               4.2.3  The execution and delivery of this
          Agreement by Buyer does not, and the consummation of the transactions contemplated hereby by Buyer will not, except as set forth on Schedule 4.2 hereof, (i) require the consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party; (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any Encumbrance upon any part of the property of Buyer pursuant to any provision of, any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which Buyer is a party or by which it is bound; or
          (iii) violate or conflict with any provision of the by-laws or certificate of incorporation of Buyer as amended to the date hereof.

     5.   SURVIVAL OF PROVISIONS/INDEMNIFICATION.

          5.1 SURVIVAL OF PROVISIONS. All the respective representations, warranties, covenants and agreements of each of the parties hereto made herein or in any certificate or other document furnished or to be furnished by the parties pursuant hereto (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall be considered to have been relied upon by the other party hereto, as the case may be, shall survive, in accordance with their terms, delivery by the parties hereto of the consideration to be given by them hereunder, and shall survive the execution hereof, the Closing hereunder and the Closing Date, except as otherwise provided herein.

          5.2 INDEMNIFICATION BY SELLER. Upon the terms and subject to the conditions set forth in Sections 5.4 and 5.5 hereof and this Section 5.2, Seller agrees to indemnify, defend, protect, save and hold harmless each Buyer Indemnitee (as such term is hereinafter defined) against, and will reimburse each Buyer Indemnitee on demand for, any and all Losses (as such term is hereinafter defined) made or incurred by or asserted against such Buyer Indemnitee, at any time after the Closing Date, directly or indirectly, arising out of, related to, caused by, or resulting from any of the following ("Seller Indemnifiable Claims"):

               (a)  any and all Excluded Liabilities; or

               (b) any inaccuracy, omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of Seller contained herein or in any certificate or other instrument furnished or to be furnished by Seller to Buyer pursuant hereto.

          As used herein, the term "Losses" shall mean, with respect to any person or party, any payment, loss, liability, obligation, damage (including, without limitation, consequential, punitive, special or otherwise), deficiency, lien, claim, suit, cause of action, judgment, cost or expense (including, without limitation, reasonable attorneys' fees and court costs) of any kind, nature or description.

          As used herein, the term "Buyer Indemnitee" shall mean
     Buyer and any entity controlling, controlled by or under common control with Buyer.

          As used herein, the term "control", "controlling" and "controlled" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or party, whether through the ownership of voting securities or voting interests, by contract or otherwise.

          5.3 INDEMNIFICATION BY BUYER. Upon the terms and subject to the conditions set forth in Sections 5.4 and 5.5 hereof and this Section 5.3, Buyer agrees to indemnify, defend, protect, save and hold harmless Seller against, and will reimburse Seller on demand for, any and all Losses made or incurred by or asserted against Seller, at any time after the Closing Date, directly or indirectly, arising out of, related to, caused by, or resulting from any of the following ("Buyer Indemnifiable Claims"):

               (a)  any and all Assumed Liabilities; or

               (b) all warranties, liabilities or obligations to customers or distributors with respect to the repair or replacement of any finished products related to the Business which are manufactured by Buyer after the Closing Date, and all other liabilities or obligations of Buyer arising out of or related to the Purchased Assets and/or the Business that arise or occur after the Closing Date to the extent such liabilities or obligations do not constitute Excluded Liabilities; or

               (c) any inaccuracy, omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of Buyer contained herein or in any certificate or other instrument furnished or to be furnished by Buyer to Seller pursuant hereto.

          5.4 LIMITATIONS ON INDEMNIFICATION. Rights to indemnification under Section 5.2 or 5.3 hereof are subject to the following limitations:

               (a)  No amount shall be payable by Seller in
          indemnification under Section 5.2 hereof until and unless the aggregate of all Losses incurred by all Buyer Indemnitees with respect to one or more Seller Indemnifiable Claims (other than Losses incurred by the Buyer Indemnitees with respect to Seller Indemnifiable Claims relating to any representation or warranty of Seller set forth in Section 3.1(i), 3.2.1, 3.2.2, 3.5, 3.9.1, 3.10, 3.11, 3.12 or 3.20 hereof or to any
          Excluded Liability (including, without limitation, any Serious Environmental Condition)) shall exceed $25,000.00 (the "Threshold"), in which event the Buyer Indemnitees shall be entitled to indemnification under
          Section 5.2 hereof for all such Losses (including amounts up to the Threshold) incurred by all Buyer Indemnitees with respect to all such Seller Indemnifiable Claims up to an amount equal to the Purchase Price.

               (b)  No amount shall be payable by Seller in
          indemnification under Section 5.2 hereof with respect to any Losses incurred by any Buyer Indemnitee with respect to any Seller Indemnifiable Claim relating to any representation or warranty of Seller set forth in
          Section 3.1(iii), 3.3, 3.6, 3.8, 3.17, 3.18, 3.19, 3.23
          or 3.24 hereof, which representations and warranties shall be deemed to be conditions to the Closing and shall not survive the Closing or the Closing Date. No amount shall be payable by Seller in indemnification under Section 5.2 hereof with respect to any Losses incurred by any Buyer Indemnitee with respect to any Seller Indemnifiable Claim relating to the adequacy or validity of any easements associated with the Owned Gas Pipeline.

               (c) With respect to any Losses incurred by any Buyer Indemnitee with respect to any Seller Indemnifiable Claim relating to any representation or warranty of Seller set forth in Section 3.1(i), 3.2.1, 3.2.2, 3.5, 3.9.1, 3.10, 3.11, 3.12 or 3.20 hereof or to any Excluded Liability (including, without limitation, any Serious Environmental Condition), such Buyer Indemnitee shall be entitled to indemnification under Section 5.2 hereof for all such Losses incurred by such Buyer Indemnitee with respect to such Seller Indemnifiable Claim without limitation as to the amount of such Losses.

               (d) The obligations of Seller under Section 5.2 hereof with respect to any Losses incurred by any Buyer Indemnitee with respect to any Seller Indemnifiable Claim arising out of or relating to any breach of any representation or warranty of Seller set forth in
          Section 3.1(i), 3.2.1, 3.2.2, 3.5, 3.9.1, 3.10, 3.11 or
          3.12 hereof, or to any Excluded Liability (other than any Serious Environmental Condition), shall not expire.

               (e)  Subject to Section 5.4(h) hereof, the
          obligations of Seller under Section 5.2 hereof with respect to any Losses incurred by any Buyer Indemnitee with respect to any Seller Indemnifiable Claim arising out of or relating to any breach of any covenant or agreement of Seller set forth in this Agreement shall terminate upon expiration, if any, of such covenant or agreement as provided herein.

               (f)  Subject to Section 5.4(h) hereof, the
          obligations of Seller under Section 5.2 hereof with respect to any Losses incurred by any Buyer Indemnitee with respect to any Seller Indemnifiable Claim arising out of or relating to any Serious Environmental Condition, or to any breach of any representation or warranty of Seller set forth in this Agreement (other than any breach of any representation or warranty of Seller set forth in Section 3.1(i), 3.1(iii), 3.2.1, 3.2.2, 3.3, 3.5, 3.6, 3.8, 3.9.1, 3.10, 3.11, 3.12,
          3.17, 3.18, 3.19, 3.23 or 3.24 hereof), shall terminate
          on the second anniversary of the Closing Date.

               (g)  Subject to Section 5.4(h) hereof, the
          obligations of Buyer under Section 5.3 hereof with respect to any Losses incurred by Seller with respect to any Buyer Indemnifiable Claim arising out of or relating to any breach of any representation or warranty of Buyer contained in this Agreement shall terminate on the second anniversary of the Closing Date. The obligations of Buyer under Section 5.3 hereof with respect to any Losses incurred by Seller with respect to any Buyer Indemnifiable Claim arising out of or relating to any Assumed Liability, or to any matter referred to in Section 5.3(b) hereof, shall not expire. Subject to Section 5.4(h) hereof, the obligations of Buyer under Section 5.3 hereof with respect to any Losses incurred by Seller with respect to any Buyer Indemnifiable Claim arising out of or relating to any breach of any covenant or agreement of Buyer set forth in this Agreement shall terminate upon expiration, if any, of such covenant or agreement as provided herein.

               (h) The foregoing provisions of this Section 5.4 notwithstanding, if, prior to the termination of any obligation to indemnify, written notice of a Seller Indemnifiable Claim or a Buyer Indemnifiable Claim, as the case may be, is given by the party seeking indemnification (the "Indemnified Party") to the party from whom indemnification is sought (the "Indemnifying Party"), or a suit or action based upon a Seller Indemnifiable Claim or a Buyer Indemnifiable Claim, as the case may be, is commenced against the Indemnifying Party, the Indemnified Party shall not be precluded from pursuing such claimed breach, occurrence, other matter, or suit or action, or recovering from the Indemnifying Party (whether through the courts or otherwise) on the Seller Indemnifiable Claim or the Buyer Indemnifiable Claim, as the case may be, by reason of the termination otherwise provided for above in this Section 5.4, if any.

          5.5 CONDITIONS OF INDEMNIFICATION. With respect to any actual or potential claim, any written demand, the commencement of any action, or the occurrence of any other event which involves any Seller Indemnifiable Claim or Buyer Indemnifiable Claim (a "Claim"):

               (a)  Promptly after the President of the
          Indemnified Party first receives written documents pertaining to the Claim, or if such Claim does not involve a third party Claim (a "Third Party Claim"), promptly after the Indemnified Party first has actual knowledge of such Claim, the Indemnified Party shall give notice to the Indemnifying Party of such Claim in reasonable detail and stating the amount involved, if known, together with copies of any such written documents.

               (b) The obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to any Claim shall not be affected by the failure of the Indemnified Party to give the notice with respect thereto in accordance with Section 5.5(a) hereof unless the Indemnifying Party shall establish by clear and convincing evidence that it has been irretrievably prejudiced thereby.

               (c) If the Claim involves a Third Party Claim, then the Indemnifying Party shall have the right, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice (which counsel shall be reasonably satisfactory to the Indemnified Party), to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim; provided, however, that if in the Indemnified Party's reasonable judgment a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim, then the Indemnified Party shall be entitled to select counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party may elect, at any time and at the Indemnified Party's sole cost, expense and ultimate liability, regardless of the outcome, and through counsel of its choice, to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim. If the Indemnified Party so elects (for reasons other than the Indemnifying Party's failure or refusal to provide a defense to such Third Party Claim), then the Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to such Third Party Claim, but such disposition will be without prejudice to any other right the Indemnified Party may have to indemnification under Section 5.2 or 5.3 hereof, regardless of the outcome of such Third Party Claim. If the Indemnifying Party fails or refuses to provide a defense to any Third Party Claim, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, through counsel of its choice, on behalf of and for the account and at the risk of the Indemnifying Party, and the Indemnifying Party shall be obligated to pay the costs, expenses and attorney's fees incurred by the Indemnified Party in connection with such Third Party Claim. In any event, Seller and the Buyer Indemnitees shall fully cooperate with each other and their respective counsel in connection with any such litigation, defense, settlement or other attempted resolution.

          5.6  BUYER'S RIGHT OF WITHHOLDING AND OFFSET.

               5.6.1 In addition to any other rights of the Buyer Indemnitees, if any Seller Indemnifiable Claim remains unresolved as between Buyer and Seller on any date on which any payment of any amount is otherwise due and payable by Buyer hereunder, then Buyer shall be entitled to withhold payment of any such amount that is otherwise due and payable hereunder up to an aggregate amount equal to the estimated Losses with respect to all such unresolved Seller Indemnifiable Claims until the earlier of (i) such time as such Seller has paid all such unresolved Seller Indemnifiable Claims in full or otherwise corrected or remedied all such unresolved Seller Indemnifiable Claims to the reasonable satisfaction of Buyer or (ii) final adjudication (including appeals) by a court of competent jurisdiction; provided, however, that Seller does not waive any of its rights against wrongful withholding.

               5.6.2 Upon a final determination (by a court of competent jurisdiction or otherwise by agreement of Buyer and Seller) of the value of any Seller Indemnifiable Claim, Buyer shall be entitled to an offset and credit against the unpaid payments hereunder in an aggregate amount equal to the value of such Seller Indemnifiable Claim.

     6.   OTHER COVENANTS AND AGREEMENTS.

          6.1  RESTRICTIVE COVENANTS.

               6.1.1  CUSTOMER RESTRICTION.  Subject to Section
          6.1.4 hereof, Seller covenants and agrees that it shall not, for a period of five years from and after the Closing Date, working alone or in conjunction with one or more other persons or entities, for compensation or not, (i) provide or offer to provide to any Customer (as such term is hereinafter defined) any clay brick product, or
          (ii) induce or attempt to induce any Customer to withdraw, curtail or cancel such business with Buyer or any of its subsidiaries or affiliates or in any manner modify or fail to enter into any such actual or potential business relationship with Buyer or any of its subsidiaries or affiliates. As used in this
          Section 6.1, the term "Customer" means any person or entity for whom Seller provided clay brick product on or prior to the Closing Date. As used in this Section 6.1, the term "Vendor" means any third party selling or licensing a product or service to a Customer or to the Business on or prior to the Closing Date.

               6.1.2 NON-RAID. Subject to Section 6.1.4 hereof, Seller covenants and agrees that it shall not, for a period of five years from and after the Closing Date, working alone or in conjunction with one or more other persons or entities, for compensation or not, (i) recruit or otherwise solicit or induce any person or entity who is, on the Closing Date or thereafter, an employee or Vendor of the Business to terminate their employment with, or otherwise cease or reduce their relationship with, the Business, Buyer or any of its subsidiaries or affiliates, or (ii) recruit or otherwise solicit any person or entity who, within the six months immediately preceding the Closing Date, had been an employee or Vendor of the Business.

               6.1.3 NONCOMPETITION. Subject to Section 6.1.4 hereof, Seller covenants and agrees that it shall not, for a period of five years from and after the Closing Date, working alone or in conjunction with one or more other persons or entities, for compensation or not, permit Seller's name to be used by or engage in or carry on, directly or indirectly, either for itself or as a member of a partnership or other entity or as a stockholder, investor, agent, associate or consultant of any person, partnership, corporation or other entity (other than Buyer or a subsidiary or affiliate of Buyer), the business of manufacturing, storing, delivering, selling, supplying or distributing clay brick products (but only for as long as such business is carried on by (i) Buyer and/or any of its subsidiaries or affiliates or (ii) any person, corporation, partnership, trust or other organization or entity deriving title from Buyer and/or any of its subsidiaries or affiliates to the assets and goodwill of such business) in any county in any state of the United States in which Buyer or any of its subsidiaries or affiliates conducts such business, or in any other county in each state of the United States. The parties intend that the covenants contained in this Section
          6.1.3 shall be deemed to be a series of separate covenants, one for each county in each state of the United States and, except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in this Section 6.1.3.

               6.1.4 Notwithstanding anything to the contrary contained herein, the covenants set forth in Sections 6.1.1, 6.1.2 and 6.1.3 hereof shall terminate in the event of a Change of Control (as such term is hereinafter defined). For purposes of this Section 6.1, a "Change in Control" shall be deemed to have occurred if any one of the following shall have occurred: (i) there is consummated a merger, consolidation or reorganization of Seller, other than a merger, consolidation or reorganization which would result in the voting securities of Seller outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of Seller or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or reorganization; or
          (ii) the stockholders of Seller approve a plan of complete liquidation or dissolution of Seller or there is consummated an agreement for the sale or disposition by Seller of all or substantially all of Seller's assets, other than a sale or disposition by Seller of all or substantially all of Seller's assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by stockholders of Seller immediately prior to such sale.

               6.1.5  REFORMATION.  If, in any judicial
          proceeding, the court shall refuse to enforce any of the separate covenants contained in Section 6.1.1,
          6.1.2 or 6.1.3 hereof because the time limit is too long, then it is expressly understood and agreed between the parties hereto that for purposes of such proceeding such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenants. If, in any judicial proceeding, the court shall refuse to enforce any of the separate covenants contained in Section 6.1.1, 6.1.2 or 6.1.3 hereof because it is more extensive (whether as to geographic area, scope of business or otherwise) than necessary to protect the business and goodwill of Buyer, then it is expressly understood and agreed between the parties hereto that for purposes of such proceeding the geographic area, scope of business or other aspect shall be deemed reduced to the extent necessary to permit enforcement of such covenants.

               6.1.6 INJUNCTIVE RELIEF. Seller acknowledges that a breach of Section 6.1.1, 6.1.2 or 6.1.3 hereof would cause irreparable damage to Buyer, and in the event of its actual or threatened breach of the provisions of Section 6.1.1, 6.1.2 or 6.1.3 hereof, Buyer shall be entitled to a temporary restraining order and an injunction restraining Seller from breaching such covenants without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by Seller. Nothing shall be construed as prohibiting Buyer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Seller. Seller acknowledges that the restrictions set forth in Sections 6.1.1, 6.1.2 and 6.1.3 hereof are reasonable in scope and duration, given the nature of the business of Buyer.


          6.2  CONDUCT OF THE BUSINESS.

               6.2.1 AFFIRMATIVE COVENANTS. On and after the date hereof and until the Closing Date or the date, if any, on which this Agreement is earlier terminated and abandoned pursuant to Section 8 hereof
          (the "Termination Date"), Seller shall:

                    (i)  conduct the operations of the Business
               according to its ordinary and usual course of business consistent with past practice; and

                    (ii) use its best efforts to preserve intact the Business' organization and goodwill, to keep available the services of its employees, and to maintain satisfactory relationships with suppliers, distributors, licensors, licensees, customers, employees and others having business relationships with the Business.

               6.2.2 NEGATIVE COVENANTS. Without limiting the generality of the foregoing, and except for actions to be taken in connection with any of the transactions contemplated hereby, without Buyer's prior written consent, Seller shall not, on or after the date hereof and until the earlier of the Closing Date or the Termination Date:

                    (i)  make any material change in the conduct
               of the Business or enter into any transaction other than in the ordinary course of business consistent with past practice;

                    (ii)  make any sale, transfer, or other
               conveyance of the Purchased Assets or any part thereof, except transactions pursuant to Contracts and dispositions of inventory or worn-out or obsolete equipment and machinery for fair or reasonable value in the ordinary course of business consistent with past practice;

                    (iii)  subject any of the Purchased Assets to
               any Encumbrance (other than under existing banking arrangements);

                    (iv)  take any action that would cause any of
               the representations and warranties made by it in this Agreement not to remain true and correct; or

                    (vi)  commit to do any of the foregoing.

          6.3 CONSENTS AND APPROVALS. Seller shall, at its cost and expense, use its reasonable efforts to obtain all necessary authorizations, consents, waivers, estoppel certificates and approvals of all governmental and regulatory authorities, and of all other persons or entities required in connection with the execution, delivery and performance by Seller of this Agreement (including, without limitation, obtaining all authorizations, consents, waivers, estoppel certificates and approvals as may be required in connection with the assignment of the Leases and of those Contracts to be assigned to Buyer pursuant hereto). Each party shall reasonably assist and cooperate with the other party in preparing and filing all documents, including permit, transfers, modifications and applications required to be submitted by the other to any governmental or regulatory authority, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations, estoppel certificates or approvals which may be required to be obtained in connection with such transactions (which assistance and cooperation shall include without limitation timely furnishing to the other party all information concerning such party that counsel to the other party reasonably determines is required to be included in such documents or would be helpful in obtaining any such consent, waiver, estoppel certificate, novation, authorization or approval).

          6.4 ACCESS TO PROPERTIES AND RECORDS. Seller shall afford to Buyer, and to the accountants, counsel, prospective lenders, agents and representatives of Buyer, upon reasonable notice, full access during normal business hours, throughout the period from the date hereof through the earlier of the Closing Date or the Termination Date, to the Business and all properties, books, Leases, Contracts and files and records (including but not limited to tax returns and correspondence with accountants) of Seller relating to the Business and, during such period, shall furnish promptly to Buyer all other information concerning the Business and its properties and personnel as Buyer may reasonably request; provided, however, that no investigation or receipt of information pursuant to this Section 6.4 shall qualify any representation or warranty of Seller or the conditions to the obligations of Buyer. In addition to the foregoing, Seller shall provide to Buyer all environmental studies and reports pertaining to the Business or the Purchased Assets and Seller acknowledges that Buyer's investigation pursuant to this Section 6.4 may include, without limitation, (i) testing of the soil, groundwater, building components, tanks and other equipment, and (ii) contacting present and potential customers and conducting such due diligence investigation relating to such customer relations as Buyer deems reasonably necessary or appropriate.

          6.5 ACQUISITION PROPOSALS. Until the earlier of the Closing Date or the Termination Date, Seller shall not, directly or indirectly, through any officer, director, agent, representative (including, without limitation, investment bankers, attorneys and accountants) or otherwise,
     (i) solicit, initiate or encourage submission of inquiries, proposals or offers from any person, corporation, partnership or other entity or group other than Buyer (a "Third Party"), relating to any acquisition or purchase of all or a portion of the Purchased Assets; or (ii) participate in any discussions or negotiations regarding, or furnish to any Third Party any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to do or seek any of the foregoing. Seller shall promptly notify Buyer if any such proposal or offer, or any inquiry or contact with any Third Party with respect thereto, is made, and shall in any such notice set forth in reasonable detail the identity of the Third Party and the terms and conditions of such inquiry, proposal or offer.

          6.6 PUBLIC ANNOUNCEMENTS. On or after the date hereof, and until the earlier of the Closing Date or the Termination Date, neither party shall furnish any written communication to the Business' suppliers, partners, customers, creditors or to the public generally if the subject matter thereof relates to the transactions contemplated hereby without the prior approval of the other party as to the content thereof; provided, however, that the foregoing shall not be deemed to prohibit disclosures pursuant to the proxy statement referred to in Section 1.5 hereof or any disclosure required by any applicable law or by any governmental authority having jurisdiction over such matters.

          6.7 NOTIFICATION OF CERTAIN MATTERS. Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained herein to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date; and (ii) any material failure of Seller or of Buyer, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          6.8 EXECUTION OF ADDITIONAL DOCUMENTS. Each party hereto will at any time, and from time to time after the Closing Date, upon request of the other party hereto, execute, acknowledge and deliver, without payment, all such further deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further action, as may be required to carry out or effectuate the intentions and purposes of this Agreement, and to transfer and vest title to any Purchased Asset being transferred hereunder, and to protect the right, title and interest in and enjoyment of all of the Purchased Assets sold, granted, assigned, transferred, delivered and conveyed pursuant hereto; provided, however, that this Agreement shall be effective regardless of whether any such additional documents are executed.

          6.9 COSTS AND EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          6.10 TRANSFER TAXES. Except as otherwise provided herein, any and all sales, use, transfer or similar Taxes ("Transfer Taxes") which result from the transfer of the Purchased Assets, Assumed Liabilities or the Business pursuant to this Agreement shall be borne 50% by Seller and 50% by Buyer. The parties shall prepare and file any related tax returns required to be filed in connection with the payment of such Transfer Taxes on a timely basis. After the Closing Date, each party shall, upon the request of the other party, promptly reimburse such other party for any Transfer Taxes or related expenses for which it is responsible under this Agreement but which have been paid by such other party.

          6.11 COOPERATION ON TAX MATTERS; BUSINESS RECORDS. Buyer and Seller agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Business as is reasonably necessary for the preparation and filing of any return, claim for refund or other required or optional filings relating to Tax matters, for the preparation for and proof of facts during any tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters and for the answer to any governmental or regulatory inquiry relating to Tax matters.

          Buyer agrees to retain possession of all accounting, business, financial and Tax records and information (i) relating to the Business in existence on the Closing Date transferred to Buyer hereunder and (ii) coming into existence after the Closing Date which relate to the Business prior to or on the Closing Date, for the period not to exceed six years from the Closing Date. In addition, from and after the Closing Date, Buyer agrees that it will not unreasonably withhold access by Seller and its attorneys, accountants and other representatives (after reasonable notice and during normal business hours and with reasonable charge), to such personnel, books, records, documents and any or all other information relating to the Business as Seller may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute and/or defend any such Tax return, filing, audit, protest, claim, suit, inquiry or other proceeding. Such access shall include without limitation access to any computerized information retrieval systems relating to the Business.

          6.12 ALLOCATION OF TOTAL PURCHASE PRICE. On or prior to the Closing Date, Buyer and Seller shall prepare a mutually agreeable preliminary allocation of the estimated final Purchase Price to be determined pursuant to Section
     2.2 hereof and the Assumed Liabilities among the Purchased Assets (any agreed allocation hereinafter referred to as the "Agreed Allocation"). A copy of the Agreed Allocation with respect to the Owned Real Property will also be delivered to the Title Company (as such term is hereinafter defined) and will constitute the agreement of Buyer and Seller with respect to the insurable value of each tract of Owned Real Property for purposes of the applicable Owners Title Policy (as such term is hereinafter defined). Buyer and Seller agree that the final allocation shall be made pursuant to the following procedure: after determination of the final Purchase Price pursuant to Section 2.2 hereof, Buyer shall deliver to Seller an allocation of such final Purchase Price and the Assumed Liabilities among the Purchased Assets. Seller shall accept and agree to such allocation by Buyer unless such allocation is manifestly unreasonable in light of the preliminary Allocation referred to above, in which case Seller shall deliver written notice to Buyer within 30 days after Seller's receipt thereof. If Seller so objects to such allocation, then Seller and Buyer shall prepare separate allocations of the final Purchase Price and Assumed Liabilities among the Purchased Assets. Buyer and Seller agree to act in accordance with the Agreed Allocation, if any, in any tax returns or similar filings. All fees and expenses relating to the Agreed Allocation shall be borne equally by the parties. In the event that any Tax authority disputes the Agreed Allocation, Seller or Buyer, as the case may be, shall promptly notify the other party of the nature of such dispute.

          6.13 PRORATION OF PROPERTY TAXES. Ad valorem real property and personal property Taxes and assessments on the Purchased Assets shall be prorated between Buyer and Seller as of the Closing Date. All such prorations shall be allocated so that items relating to time periods ending on or prior to the Closing Date shall be allocated to Seller and items relating to time periods beginning after the Closing Date shall be allocated to Buyer. The amount of all such prorations shall be settled and paid on the Closing Date based on assessed values, provided that final payments with respect to prorations that are not able to be calculated as of the Closing Date shall be calculated and paid as soon as practicable thereafter.

          6.14 OFFERS OF EMPLOYMENT. Buyer may, but shall not be required to, offer employment to individuals who are employees of the Business on or prior to the Closing Date, on wages, terms and conditions and in accordance with hiring practices determined in Buyer's sole discretion. Seller shall cooperate with all requests made by Buyer for the purpose of facilitating Buyer's hiring of such employees. For purposes of this Agreement, "Transferred Employees" shall mean all such employees to whom employment is offered as provided above and who accept employment with Buyer, including without limitation those on medical, disability or other leave of absence, provided that employees on leave shall not be considered Transferred Employees until the date on which each such employee is released by the employee's physician to return to work and the employee actually returns to work. Buyer shall provide health insurance to all Transferred Employees in accordance with Buyer's current health insurance policies, and, in connection therewith, (i) with respect to any length of service requirements applicable to such policies, Buyer shall credit each Transferred Employee with the number of days such Transferred Employee was employed by Seller and (ii) Buyer shall waive any pre-existing condition exclusions applicable to any Transferred Employee who was covered under Seller's health insurance policy. Should any liability occur as a result of the failure to give any required notice under the Worker Adjustment and Retraining Notification Act, Buyer assumes all responsibility and liability for any wages and benefits for employees of the Business who did not receive any such required notice or for civil penalties by local governments which may be imposed for failure to give advance notice under the Worker Adjustment and Retraining Notification Act, including without limitation fines and attorneys' fees. Nothing herein expressed or implied shall confer upon any Transferred Employee or other employee or former employee of Seller or legal representatives thereof, any rights or remedies, including without limitation any right to employment or continued employment for any specified period, of any nature or kind whatsoever, or any right to specific terms or conditions of employment (including rate of pay, fringe benefits or position) under or by reason of this Agreement.

     6.15 TITLE COMMITMENTS, TITLE POLICIES AND SURVEYS COVERING
          OWNED REAL PROPERTY.

               6.15.1 With respect to each of the Owned Real Properties, Seller, at its sole cost and expense, has delivered or caused to be delivered to Buyer (i) a commitment for title insurance (a "Title Commitment") in a preliminary amount set forth therein and from East Texas Title Company (the "Title Company") setting forth the status of the title of such Owned Real Property and showing all Encumbrances and other matters of record affecting such Owned Real Property and all improvements thereon; and (ii) a true, complete and legible copy of all documents referred to in such Title Commitment.

               6.15.2 Seller, at its sole cost and expense, has delivered or caused to be delivered to Buyer a current on the ground survey for each Owned Real Property (a "Survey") consisting of plats and filed notes prepared by licensed surveyors (together with a computer file of each Survey using Autocad Version 13).

               6.15.3 Prior to the Closing, Seller, at its sole cost and expense, shall be obligated to cure, release or remove all Encumbrances reflected on Schedule 6.15 hereof against the Owned Real Property.

               6.15.4 At the Closing, Seller shall deliver or cause to be delivered to Buyer a Texas Standard Form Owner's Policy of Title Insurance (the "Owners Title Policy") in the amount for each tract of Owned Real Property which is specified in the Agreed Allocation and issued through the Title Company pursuant to the applicable Title Commitment, subject only to such Encumbrances (but excluding the Encumbrances referred to in Schedule 6.15 hereof) set forth in the Title Commitment. Seller shall pay the premium for such insurance and Buyer shall pay for any survey endorsement. At the Closing, Seller shall deliver or cause to be delivered to Buyer executed special warranty deeds with respect to each of the Owned Real Properties, in form and substance reasonably satisfactory to Buyer and its counsel. Seller shall reimburse Buyer for 50% of all costs and expenses incurred by Buyer in connection with the recording of such special warranty deeds.

          6.16 ENVIRONMENTAL INFORMATION. Until the earlier of the Closing Date or the Termination Date and for a period of two years after the Closing Date, Seller shall, within 30 days after its receipt, provide to Buyer copies of any and all documents, records and information that come into Seller's possession or control subsequent to the date hereof concerning Environmental Conditions and/or Serious Environmental Conditions relevant to any Site or any facilities or operations thereon, whether generated by Seller or others, including without limitation environmental audits, environmental risk assessments, or site assessments of any Site and/or adjacent property or other property in the vicinity of any Site owned or operated by Seller relating to the Business prior to the Closing Date, documentation regarding any on-site or off-site Release of Hazardous Materials, spill control plans, permits or registrations and related compliance, and environmental agency reports and correspondence. For a period of two years after the Closing Date, Buyer shall provide to Seller copies of any and all documents, records and information that come into Buyer's possession or control subsequent to the Closing Date concerning Serious Environmental Conditions relevant to any Site or any facilities or operations thereon, whether generated by Buyer or others.

     7.   CONDITIONS OF CLOSING.

          7.1 BUYER'S CONDITIONS OF CLOSING. The obligation of Buyer to purchase and pay for the Purchased Assets and to assume the specified liabilities and obligations set forth herein shall be subject to and conditioned upon, at Buyer's option, the satisfaction at the Closing of each of the following conditions:

               7.1.1 The holders of shares of the issued and outstanding capital stock of Seller shall have duly adopted and approved this Agreement and all transactions contemplated hereby in accordance with the requirements of Delaware law and the certificate of incorporation and by-laws, as amended to the date hereof, of Seller.

               7.1.2  All representations and warranties of
          Seller contained herein shall be true and correct at and as of the Closing Date with the same effect as though made as of the Closing Date (except for the failure of any such representation or warranty to be true and correct at and as of the Closing Date resulting from a reduction in Seller's sales to current distributors or other material changes in the relationship or business conduct between Seller and its current distributors) and Seller shall have performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms hereof, and Buyer shall have received a certificate of Seller, signed by an authorized officer of Seller and dated the Closing Date, to both such effects.

               7.1.3 As of the Closing, there shall have been no material adverse change since July 31, 1998 in the financial condition, business or affairs of the Business and/or the Purchased Assets (except for any such change resulting from a reduction in Seller's sales to current distributors or other material changes in the relationship or business conduct between Seller and its current distributors), and the Business and/or the Purchased Assets shall not have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which substantially affects the value of the Business and/or the Purchased Assets, and Buyer shall have received a certificate of Seller, signed by the President of Seller and dated the Closing Date, to both such effects.

               7.1.4  Seller shall have obtained all
          authorizations, consents, waivers, estoppel certificates and approvals as may be required in connection with the assignment of the Leases and of those Contracts to be assigned to Buyer pursuant hereto upon terms acceptable to Buyer in its sole discretion.

               7.1.5 The Encumbrances reflected in Schedule 3.12 and Schedule 6.15 hereof shall have been cured, removed, discharged, released or terminated pursuant to documents in form and substance reasonably acceptable to Buyer and its counsel.

               7.1.6 Seller shall have executed and delivered to Buyer (i) the Bill of Sale, Assignment and Assumption Agreement, (ii) a special warranty deed in form and content reasonably satisfactory to Buyer relating to each tract of the Owned Real Property, and (iii) and such other bills of sale, deeds, instruments of assignment and other appropriate documents as may be reasonably requested by Buyer in order to carry out the intentions and purposes hereof.

               7.1.7 Seller shall have delivered or caused to be delivered to Buyer an Owners Title Policy for each tract of the Owned Real Property in accordance with
          Section 6.15.4 hereof.

               7.1.8  Seller shall have delivered to Buyer a
          certificate, dated the Closing Date, of Seller's corporate Secretary certifying:

                    (i)  Resolutions of its Board of Directors
               approving and adopting this Agreement and all transactions contemplated hereby and authorizing Seller's execution, performance and delivery of this Agreement and all agreements, documents and transactions contemplated hereby; and

                    (ii)  The incumbency of its officers
               executing this Agreement and all agreements and documents contemplated hereby.

               7.1.9 The approvals and all consents from third parties and governmental agencies required to consummate the transactions contemplated hereby shall have been obtained (including, without limitation, all approvals for transfer of any air permits relating to facilities utilized by the Business).

               7.1.10 No suit, action, investigation, inquiry or other proceeding by any governmental or regulatory authority shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

               7.1.11 There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Buyer.

               7.1.12  Buyer shall have received from Arter &
          Hadden LLP, counsel for Seller, an opinion, dated as of the Closing Date, in the form attached hereto as Exhibit "B".

          7.2 SELLER'S CONDITIONS OF CLOSING. The obligation of Seller to sell, grant, convey, assign, transfer and deliver the Purchased Assets shall be subject to and conditioned upon, at Seller's option, the satisfaction at the Closing of each of the following conditions:

               7.2.1 The holders of shares of the issued and outstanding capital stock of Seller shall have duly adopted and approved this Agreement and all transactions contemplated hereby in accordance with the requirements of Delaware law and the certificate of incorporation and by-laws, as amended to the date hereof, of Seller.

               7.2.2 All representations and warranties of Buyer contained herein shall be true and correct at and as of the Closing Date with the same effect as though made as of the Closing Date and Buyer shall have performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms hereof, and Seller shall have received a certificate of Buyer, signed by an authorized officer of Buyer and dated the Closing Date, to both such effects.

               7.2.3  Seller shall have received the Initial
          Payment in accordance with Section 2.1.2 hereof.

               7.2.4 Buyer shall have executed and delivered the Bill of Sale, Assignment and Assumption Agreement.

               7.2.5  Buyer shall have delivered to Seller a
          certificate, dated the Closing Date, of Buyer's corporate Secretary certifying:

                    (i)  Resolutions of its Board of Directors
               adopting and approving this Agreement and all transactions contemplated hereby and authorizing Buyer's execution, performance and delivery of this Agreement and all agreements, documents and transactions contemplated hereby; and

                    (ii)  The incumbency of its officers
               executing this Agreement and all agreements and documents contemplated hereby.

               7.2.7 The approvals and all consents from third parties and governmental agencies required to consummate the transactions contemplated hereby shall have been obtained (including, without limitation, all approvals for transfer of any air permits relating to facilities utilized by the Business).

               7.2.8 No suit, action, investigation, inquiry or other proceeding by any governmental or regulatory authority shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

               7.2.9 There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Seller.

               7.2.10  Seller shall have received from Kelly,
          Hart & Hallman, a professional corporation, counsel for Buyer, an opinion, dated as of the Closing Date, in the form attached hereto as Exhibit "C".

     8.   TERMINATION AND ABANDONMENT.

          8.1 REASONS FOR TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time after the date hereof but not later than the Closing:

               8.1.1  by the mutual consent of Seller and Buyer;
          or

               8.1.2  by Buyer at any time after December 31,
          1998 if, by that date, the conditions set forth in
          Section 7.1 hereof shall not have been fulfilled or waived; or

               8.1.3 by Seller at any time after December 31, 1998 if, by that date, the conditions set forth in
          Section 7.2 hereof shall not have been fulfilled or waived; or

               8.1.4 by Buyer at any time if there has been a material adverse change since July 31, 1998 in the business, financial condition, or results of operations of the Business and/or the Purchased Assets (except for any such change resulting from a reduction in Seller's sales to current distributors or other material changes in the relationship or business conduct between Seller and its current distributors); or

               8.1.5 by Buyer or by Seller at any time if there has been a material breach of any representation or warranty made by the other party herein or in any certificate or other document delivered pursuant hereto or if there has been any failure by the other party to perform in all material respects all obligations or to comply with all covenants on its part to be performed hereunder.

          8.2 PROCEDURE UPON AND EFFECT OF TERMINATION. In the event of any termination and abandonment pursuant to Section
     8.1 hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated hereby shall thereupon be terminated and abandoned, without further action by Buyer or by Seller, and there shall be no liability on the part of either Seller or Buyer or their respective officers, directors or shareholders, except for the material breach of any representation, warranty or covenant contained herein that is within the control of the party in breach.

     9.   MISCELLANEOUS.

          9.1 NOTICES. Any notice, consent, approval, request, demand, declaration or other communication required hereunder shall be in writing to be effective and shall be given and shall be deemed to have been given if (i) delivered in person with receipt acknowledged, (ii) telexed or telecopied and electronically confirmed, (iii) deposited in the custody of a nationally recognized overnight courier for next day delivery, or (iv) placed in the federal mail, postage prepaid, certified or registered mail, return receipt requested, in each case addressed as follows:

          If to Buyer:

               Acme Brick Company
               2821 West Seventh Street
               Fort Worth, Texas  76107
               Attention: Edward L. Stout, President
               Facsimile #: 817/390-2404
               Confirming #: 817/390-2406

          Copy to:

               Wayne B. Whitham, Esq.
               Kelly, Hart & Hallman, a professional corporation
               201 Main Street
               Suite 2500
               Fort Worth, Texas  76102
               Facsimile #: 817/878-9280
               Confirming #: 817/878-3554

          If to Seller:

               Temtex Industries, Inc.
               5400 LBJ Freeway
               Suite 1375
               Dallas, Texas  75240
               Attention: E. R. Buford, President and Chief
                Executive Officer
               Facsimile #: 972/726-0315
               Confirming #: 972/726-7175

               and, prior to the Closing,

               Texas Clay Industries
               P.O. Box 469
               700 West Bartlett Street
               Malakoff, Texas  75148
               Attention: Maury Ward, President
               Facsimile #: 903/489-2480
               Confirming#: 903/489-1331

          Copy to:

               Stanley R. Huller, Esq.
               Arter & Hadden LLP
               1717 Main Street, Suite 4100
               Dallas, Texas  75201-4605
               Facsimile #: 214/741-7139
               Confirming #: 214/761-2100

     or at such other address as may be substituted by giving the other parties not fewer than five business days' advance written notice of such change of address in accordance with the provisions hereof. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, delivered and received on the date on which personally delivered with receipt acknowledged or telecopied or telexed and electronically confirmed, or 48 hours after being deposited into the custody of a nationally recognized overnight courier for next day delivery, or five business days after the same shall have been placed in the federal mail as aforesaid. Failure or delay in delivering copies of any consent, notice, demand, request, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          9.2 BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Notwithstanding anything contained herein to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person (other than the parties hereto, the Buyer Indemnitees (but only with respect to Section 5 hereof), or their respective successors and permitted assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          9.3 ENTIRE AGREEMENT. This Agreement, together with the Exhibits, Schedules and other agreements and documents contemplated hereby, constitutes the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms.
     Except as specifically included or referred to herein, this Agreement and the Exhibits, Schedules and other agreements and documents contemplated hereby supersede all prior understandings, negotiations and agreements concerning the matters specified herein. Any representations, promises, warranties or statements made by any party that differ in any way from the terms of this written Agreement, and the Exhibits, Schedules and other agreements and documents contemplated hereby, shall be given no force or effect (except as specifically included or referred to herein).
     The parties specifically represent, each to the others, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein.

          At any time before or after approval and adoption of this Agreement by the stockholders of Seller and prior to the Closing, this Agreement may be amended or supplemented in writing by an affirmative action of the President of Seller and the President of Buyer with respect to any of the terms contained herein except to the extent approval of Seller's stockholders would otherwise be required under any applicable law.

          9.4 GOVERNING LAW. THIS AGREEMENT, AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, PROVISIONS CONCERNING LIMITATIONS OF ACTION), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUSIVE OF THE CONFLICT OF LAW PROVISIONS THEREOF) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

          THIS AGREEMENT HAS BEEN EXECUTED, ACCEPTED AND
     DELIVERED AND IS PERFORMABLE IN TARRANT COUNTY, TEXAS, AND
     VENUE IN ANY SUIT, PROCEEDING OR ACTION ARISING OUT OF OR
     INVOLVING THIS AGREEMENT SHALL BE IN TARRANT COUNTY, TEXAS.

          9.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each party execute the same counterpart, so long as identical counterparts are executed by all parties. Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, which single counterpart with multiple signature pages affixed thereto constitutes an original counterpart instrument. All such counterpart signature pages shall be read as though one and they shall have the same force and effect as if all of the parties had executed a single signature page.

          9.6 HEADINGS. Headings of the Sections of this Agreement are for the convenience of reference only, and shall be given no substantive or interpretive effect whatsoever.

          9.7 WAIVERS. Any party may, by written notice to the other parties, (i) extend the time for the performance of any of the obligations or other actions of the other parties hereunder; (ii) waive any inaccuracies in the representations or warranties of the other parties contained herein or in any other agreement or document delivered pursuant hereto; (iii) waive compliance with any of the conditions or covenants of the other parties contained herein; or (iv) waive performance of any of the obligations of the other parties hereunder. Except as provided in the preceding sentence, no action taken pursuant hereto, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. No failure or delay on the part of any party in exercising any right, privilege, power or remedy under this Agreement, and no course of dealing among the parties, shall operate as a waiver of such right, privilege, power or remedy; nor shall any single or partial waiver or exercise of any right, privilege, power or remedy under this Agreement preclude any other or further exercise of such right, privilege, power or remedy, or the exercise of any other right, privilege, power or remedy. No notice or demand on any party in any case shall entitle such party to any other or future notice or demand in any similar or other circumstances or constitute a waiver of the right of the party giving such notice or making such demand to take any other or future action in any circumstances without notice or demand.

          9.8 MERGER OF DOCUMENTS. This Agreement and all agreements and documents contemplated hereby constitute one agreement and are interdependent upon each other in all respects.

          9.9  INCORPORATION OF EXHIBITS AND SCHEDULES.  All
     Exhibits and Schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

          9.10 SEVERABILITY. If for any reason whatsoever, any one or more of the provisions hereof shall be held or deemed to be illegal, inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision illegal, inoperative, unenforceable or invalid in any other case or of rendering any of the other provisions hereof illegal, inoperative, unenforceable or invalid. Furthermore, in lieu of each illegal, invalid, unenforceable or inoperative provision, there shall be added automatically, as part of this Agreement, a provision similar in terms of such illegal, invalid, unenforceable or inoperative provision as may be possible and as shall be legal, valid, enforceable and operative.

          9.11 ASSIGNABILITY. Neither this Agreement nor any of the parties' rights hereunder may be assigned or otherwise transferred by any party without the prior written consent of the other parties; provided, however, that Buyer's or its successors' or permitted assigns' rights hereunder may be assigned or otherwise transferred, in whole or in part, without any other party's consent (i) to any successor by merger or consolidation, (ii) to any bank or other financial institution, or to any individual, partnership, corporation or other entity, providing any financing to Buyer, its successors or permitted assigns, or (iii) to any individual, partnership, corporation or other entity deriving title from Buyer, or its successors or permitted assigns, to all or substantially all of the Purchased Assets as constituted on the date of any such transfer; provided further, however, that Seller's or its successors' or permitted assigns' rights hereunder may be assigned or otherwise transferred, in whole but not in part, without any other party's consent,
     (i) to any successor by merger or consolidation, or (ii) after the Closing Date, to any individual, partnership, corporation or other entity deriving title from Seller, or its successors or permitted assigns, to all or substantially all of its assets as constituted on the date of such transfer. No assignment or other transfer permitted by this
     Section 9.11 shall operate as a release of the assignor's obligations or liabilities hereunder, and the assignor shall remain liable hereunder notwithstanding such assignment or other transfer. In the event of any assignment or other transfer permitted by this Section 9.11, an instrument of assignment shall be executed by the assignee and shall expressly state that the assignee assumes all of the applicable obligations and liabilities of the assignor contained herein.

          9.12 Drafting. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one party. The parties therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another.
          9.13 References. The use of the words "hereof," "herein," "hereunder," "herewith," "hereto," "hereby," and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, or paragraph of this Agreement, unless the context clearly indicates otherwise.

          9.14 Calendar Days, Weeks and Months. Unless otherwise, specified herein, any reference to "day", "week", or "month" herein shall mean a calendar day, week or month.

          9.15 Gender; Plural and Singular. Where the context clearly indicates otherwise, the singular shall include the plural and vice versa. Whenever the masculine, feminine or neuter gender is used inappropriately in this Agreement, this Agreement shall be read as if the appropriate gender had been used.

          9.16 Cumulative Rights. All rights and remedies specified herein are cumulative and are in addition to, not in limitation of, any rights or remedies the parties may have at law, in equity, or otherwise, and all such rights and remedies may be exercised singularly or concurrently.

          9.17 No Implied Covenants. Each party, against the other, waives and relinquishes any right to assert, either as a claim or as a defense, that the other party is bound to perform or liable for the nonperformance of any implied covenant or implied duty or implied obligation.

          9.18 Attorneys' Fees. The prevailing party in any dispute between the parties arising out of the interpretation, application or enforcement of any provision hereof shall be entitled to recover all of its reasonable attorney's fees and costs whether suit be filed or not, including without limitation costs and attorneys' fees related to or arising out of any trial or appellate proceedings.

          9.19 Indirect Action. Where any provision hereof refers to action to be taken by any person or party, or which such person or party is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such person or party.


      [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year hereinabove first set forth.


                              BUYER:

                              ACME BRICK COMPANY



                              By:  /s/ EDWARD L. STOUT
                                 ------------------------------
                                    Edward L. Stout, President


                              SELLER:

                              TEMTEX INDUSTRIES, INC.



                              By:  /s/ E. R. Buford
                                 ------------------------------
                                    E. R. Buford, President and
                                    Chief Executive Officer

                            APPENDIX

                       FAIRNESS OPINION OF
                   BUSINESS VALUATION SERVICES

                           APPENDIX B

                       Fairness Opinion of
                   Business Valuation Services

           [Letterhead of Business Valuation Services]





                         October 22, 1998



The Board of Directors
Temtex Industries, Inc.
5400 LBJ Freeway
Suite 1375
Dallas, Texas  75240

Members of the Board of Directors:

We understand that Temtex Industries, Inc. (the "Company") proposes to enter into that Asset Purchase Agreement, the most recent draft having been reviewed, (the "Agreement") pursuant to which the Company will sell substantially all of the assets (the "Assets") of Texas Clay Industries, a division of the Company ("Texas Clay") to Acme Brick Company (the "Buyer").

You have requested that Business Valuation Services, Inc. ("BVS") render an opinion (the "Opinion") as to the fairness to the Company and its shareholders, from a financial point of view, of the consideration (the "Transaction Consideration") to be paid by the Buyer under the Agreement. Pursuant to this request, we also considered the effect of the purchase price adjustment mechanism set forth in Section 2.2 of the Agreement (the "Mechanism") on the Transaction Consideration.

BVS, in the course of its corporate finance advisory operations, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, public and private financing, and valuations for estate, corporate and other purposes. The fee paid to BVS for its work in connection with rendering the Opinion is in no way affected by our findings and conclusion.

In connection with the Opinion set forth herein, we have among other things:

     i.   reviewed the most recent draft copy of the Agreement;

    ii. reviewed certain of the Company's filings with the Securities and Exchange Commission;

   iii. reviewed historical financial results of the Company and Texas Clay;

    iv. held discussions with both the Company and Texas Clay's management regarding the business, operations and prospects of Texas Clay;

     v. solicited and considered opinions of certain industry sources and experts regarding the quality and market potential of Texas Clay's products;

    vi. discussed the details of the Agreement with the Company's management and legal counsel;

   vii. performed various financial analyses, as we deemed appropriate, of Texas Clay using generally accepted analytical methodologies, including (i) an income approach valuation in which Texas Clay's operating characteristics were forecast and the resulting cash flows were discounted to their present value; and (ii) a comparison of the Transaction Consideration and implied valuation of Texas Clay to the market capitalizations of public companies with comparable operating and financial characteristics;

  viii. reviewed the historical trading prices and volumes of the Company's common stock; and

    ix. performed such other financial studies, analyses, inquiries and investigations, as we deemed appropriate.

In rendering the Opinion, we assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company and Texas Clay, or obtained by us from other sources, and upon the assurance of the Company's management that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have not independently verified such information, undertaken an independent appraisal of the assets or liabilities (contingent or otherwise) of Texas Clay, or been furnished with any such appraisals. Texas Clay's future prospects were determined by considering management comments, industry outlook and the overall economic outlook.

In connection with the preparation of this Opinion, we have not been authorized by the Company to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of Texas Clay.

The Opinion is necessarily based upon financial, economic, market and other conditions as they exist, and the information made available to us, as of the date hereof. We disclaim any undertakings or obligations to advise any person of any change in any fact or matter affecting the Opinion, which may come or be brought to our attention after the date of the Opinion.

The Opinion does not constitute a recommendation as to any action the Board of Directors of the Company or any stockholder of the Company should take in connection with the Agreement or any aspect thereof. The Opinion relates solely to the fairness, from a financial point of view, of the Transaction Consideration and the Mechanism to the Company and its shareholders. We express no opinion herein as to the structure, terms of effect or any other aspect of the Agreement or as to the merits of the underlying decision of the Company to enter into the Agreement.

This letter is for the information of the Board of Directors of the Company for its use in evaluating the fairness, from a financial point of view, of the Transaction Consideration and the Mechanism to the Company and its shareholders. This letter may be used as part of any proxy statement prepared by the Company relating to the Agreement and the transactions contemplated thereby. It is not to be used for any other purpose or referred to without our express knowledge and prior written consent, which will not be unreasonably withheld.

Based upon and subject to all of the foregoing, we are of the opinion, as valuation consultants and financial advisors, that the Transaction Consideration and the Mechanism are fair, from a financial point of view, to the Company and its shareholders.

Very truly yours,

BUSINESS VALUATION SERVICES, INC.



   /s/ MARK L. MITCHELL
---------------------------------
Mark L. Mitchell, CFA, ASA
Principal



   /s/ MATTHEW R. MORRIS
---------------------------------
Matthew R. Morris
Analyst

                           APPENDIX C

                  ANNUAL REPORT ON FORM 10-K
                               OF
                    TEMTEX INDUSTRIES, INC.
                              FOR
                       FISCAL YEAR ENDED
                        AUGUST 31, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 10-K

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)

FOR THE FISCAL YEAR ENDED: AUGUST 31, 1998

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

COMMISSION FILE NUMBER 0-5940

                             TEMTEX INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                          75-1321869
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

5400 LBJ FREEWAY, SUITE 1375, DALLAS, TEXAS                       75240
(Address of principal executive offices)                       (Zip Code)

          Company's telephone number, including area code: 972/726-7175

           Securities Registered Pursuant to Section 12(b) of the Act:

                                      NONE

           Securities Registered Pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $0.20 PER SHARE
                                (Title of Class)

Indicate by check mark whether the registrant (a) has filed all reports required to be filed by Section13 or 14 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES x NO

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ X ]

As of November 13, 1998, the aggregate market value of the voting stock held by nonaffiliates of Temtex Industries, Inc. was $7,169,441.

As of August 31, 1998 there were 3,477,141 shares of common stock, par value $0.20 per share, of Temtex Industries, Inc. outstanding.




                                       1


                                     PART I

ITEM 1.  BUSINESS

GENERAL DEVELOPMENT OF BUSINESS

The Company is a major producer of metal fireplace products (woodburning and gas) and face brick products used in the residential and commercial building markets. The Company manufactures woodburning metal fireplaces as well as those utilizing natural gas and liquified petroleum products. In 1992, the Company introduced its Temco American Dream -TM- ventfree gas log product line. The ventfree fireplace units provide heat from glowing artificial logs without the use of a vent, flue or similar device. The Company also manufactures and markets a line of face brick products in varying styles, textures, sizes and colors. The Company was organized in 1969 under the name Monnfield Industries, Inc. and in 1971 changed its name to Temtex Industries, Inc. In August 1971, the Company merged with Texas Clay Industries, Inc., thereby acquiring several businesses, including its face brick business.

NARRATIVE DESCRIPTION OF BUSINESS

FIREPLACE PRODUCTS

Through its wholly owned subsidiary, Temco Fireplace Products, Inc. ("TFPI"), formerly Temtex Products, Inc., the Company manufactures and distributes zero clearance metal fireplace units and gas fireplace equipment. For the fiscal year ended August 31, 1998, the Company had aggregate sales of fireplace products of approximately $26.2 million.

ZERO CLEARANCE METAL FIREPLACE PRODUCTS. A zero clearance metal fireplace is similar in function to a masonry fireplace, except that the firebox and flue pipe chimney are fabricated from stainless and coated steels and shipped as a unit to the purchaser or construction site. The inside of the firebox of a zero clearance metal fireplace is completely lined with an embossed brick pattern refractory, giving the appearance of a masonry surface. The inner pipe of the flue is made from stainless steel. Because zero clearance metal fireplaces are prefabricated, contractors can install them more easily and at lower cost than is the case with traditional masonry fireplaces. In addition, because zero clearance metal fireplaces utilize a metal flue instead of a masonry chimney, they offer enhanced placement flexibility. The Company manufactures and distributes zero clearance fireplaces in a full range of prices for each of the common fuel categories (i.e., wood logs, natural gas and liquified petroleum products). In addition, the Company either manufactures or purchases from others for use in conjunction with its fireplace products certain essential components or optional enhancements such as glass doors, blower kits, outside aire kits, screens and grates. These items are incorporated into the zero clearance metal fireplace units during the assembly process or shipped in conjunction with a fireplace unit for subsequent assembly, depending upon customer specifications. The Company does not currently manufacture accessories for fireplace units manufactured by third parties or for existing masonry fireplaces.

VENTFREE GAS LOGS AND VENTFREE FIREPLACES. During fiscal 1992, the Company introduced its American Dream -TM- ventfree gas log and a related ventfree fireplace unit. The American Dream -TM- ventfree gas log is a simulated wood log and burner set assembly utilizing a patented design licensed to the Company. This design permits the burning of natural gas or liquefied petroleum products, such as propane, to provide heat without the necessity of venting carbon monoxide from the combustion area. The simulated wood logs utilized in the American Dream -TM- ventfree gas log set are made of a soft ceramic material to resemble wood logs and the embers produced by the burning of wood logs. As the soft ceramic material is heated by the burner set, it radiates heat and produces a red glow resembling that produced by wood logs in a masonry fireplace. The Company also markets its ventfree gas logs as the Firetech 2000-Registered Trademark- ventfree gas log, depending upon the customer. Unlike vented fireplaces, which must be located where outside venting can be effected, the Company's ventfree gas logs may be placed in any location where a heat source is desired, including existing fireplaces. Existing fireplaces can be modified to accommodate the use of the Company's ventfree gas logs at a nominal cost.

                                       2


The Company markets ventfree gas log products, which consist of several different size ventfree gas log sets, ventfree gas heaters, and fireplace units. The current fireplace products are marketed under either the American Dream -TM- ventfree name or the Firetech 2000 -Registered Trademark- ventfree name, depending upon the customer. Sales of the combined ventfree gas log and fireplace unit have been primarily to new home contractors, while significant quantities of the ventfree gas log sets not associated with a zero clearance fireplace unit have been sold to independent distributors and contractors serving the remodeling and retrofit markets.

DIRECT-VENT GAS FIREPLACES. The Company purchased assets and technology of Toronto based GSW, Inc. during the third quarter of fiscal 1998 for approximately $700,000. The Company has converted the GSW products to the Temco brand name and these products were introduced to the Company's distributors in August 1998. The acquisition of the GSW product line made it possible for the Company to expand its market presence in Canada and broaden the line of products in the fast growing direct-vent gas fireplace market. The Company has added new distributors in the United States and Canada as the result of the new direct-vent line of products.

MARKETING AND DISTRIBUTION. The Company sells its fireplaces, ventfree gas logs and related accessories nationwide through its own sales force and through third party sales representatives primarily to contractors, wholesale distributors and retailers. A majority of the Company's fireplaces are ultimately purchased by homebuilders and others engaged in the construction of new housing or remodeling of existing homes. The Company has distributors in all regions of the country serving builders and remodelers. The Company's fireplace products are used by many of the country's best know builders.

Although the Company ships its fireplace products nationwide, its sales tend to be somewhat concentrated in the states where housing construction is active. Because the Company typically produces its products to meet specific orders by contractors, large distributors or retailers, it does not maintain material amounts of inventories in excess of anticipated short-term demand. The raw materials for the company's fireplace products are readily available from a variety of sources. During fiscal ended August 31, 1998, no single customer for fireplace products accounted for more than 10% of the Company's consolidated sales during such period.

MANUFACTURING. The Company currently fabricates its zero clearance fireplace units from stainless and coated steels acquired from vendors and brick pattern refractory of its own manufacture. During the fabrication process, the Company adds components and other hardware purchased from vendors. Glass doors, fan kits and blowers designed for the Company's zero clearance fireplace units are usually shipped separately. The company produces a variety of sizes and styles of zero clearance fireplace units for both the single family and multi-family markets. In the case of the ventfree gas log units, the Company incorporates an oxygen depletion sensor and a pilot light and valve acquired from vendors. The ventfree gas log units are then further assembled and placed under an arrangement of soft ceramic simulated wood logs. The Company, during fiscal year 1995, began manufacturing the simulated wood logs at the Manchester facility.

COMPETITION; PATENTS. There are a number of manufacturers producing zero clearance metal fireplaces and related accessories similar to the products of the Company and the market for these products is very competitive. The Company believes that it is among the larger producers of such products and that it markets a full range of zero clearance fireplace units at competitive prices. The Company's ventfree gas log products utilize a patented design, which is currently being licensed by the company from the holder of the applicable patent. Under the revised terms of this license, the Company has a non-exclusive right to manufacture and distribute ventfree gas logs in the United States and Mexico in conjunction with a prefabricated fireplace unit or other burn chamber, and also the right to produce and sell ventfree gas logs independently of fireplace units. The Company knows of one other entity which is licensed by the patent holder to produce separate ventfree gas logs. Other companies have introduced products which compete with the Company's ventfree log sets, but the Company does not believe that they are using the patented concept which provides glowing logs and embers. There can be no assurance that the holder of the patent will not license such non-exclusive rights to additional parties, thereby increasing the competition for the Company's ventfree gas logs.



                                       3


FACE BRICK PRODUCTS

The Company manufactures a broad line of face brick in a variety of styles, textures, sizes and colors. The Company's face brick products are manufactured in Malakoff, Texas (approximately 75 miles southeast of Dallas, Texas), through its Texas Clay Division. For the fiscal year ended August 31, 1998, the Company had sales of face brick products of approximately $11.0 million.

Subsequent to August 31, 1998, the Company entered into an agreement to sell its Texas Clay Division. Such sale is subject to shareholder approval amongst other conditions, and is expected to close in December 1998.


MANUFACTURING. Approximately 90% of the clay deposits presently utilized in the manufacturing of face brick products by the company are located within twelve miles of its Malakoff operating facilities. The Company owns approximately 728 acres of land, most of which the company believes have clay deposits, and leases an aggregate of approximately 460 additional acres which it also believes to contain clay deposits. Generally, the leases will continue so long as clay is mined in paying quantities or minimum royalties are paid. Royalties under the leases range from $0.25 to $0.35 per cubic yard of merchantable clay removed. The Company normally maintains at least a 120 day supply of raw clay at its operating facilities. Historically, Texas Clay has obtained approximately 25% of its raw clay requirements from its own land and the remaining 75% from leased land. The Company believes that its clay reserves necessary for making face bricks are adequate for the foreseeable future, although the Company does not have sufficient engineering data to permit it to predict the extent of such reserves with accuracy. Additionally, the company believes that there is an abundance of clay deposits located near its Malakoff operating facility, which would be available to the Company on acceptable terms if additional clay deposits are needed.

The Malakoff operating facility includes two plants that are capable of producing approximately 55 million bricks annually operating one shift per day, five days a week. For energy efficiency reasons, three of the Company's kilns are operated 24 hours a day, notwithstanding staffing of other production facilities. In the manufacture of face brick, the raw clay is mined on the surface of the ground by open pit. The principal type of clay mined by the Company is a highly refractory type of material. A variety of clay pits are worked by the Company at any given time since the type and grade of clay determine the characteristics and color of finished brick. After the raw clay is mined, it is crushed, screened and blended, warmed and tempered into an amorphous mass, which is extruded through a die and cut to size automatically. The brick is then dried to reduce the moisture content, burned at heat ranging up to 2200 degrees Fahrenheit, and gathered and packaged for shipment in bundles of the same shade or color or of mixed shades or colors. The Company utilizes a grinding system, which permits it to automatically mix ingredients, thereby producing more consistency in color.

MARKETING AND DISTRIBUTION. The face brick products manufactured by the Company are distributed primarily in Texas and adjacent states to commercial and residential contractors, architects and interior and commercial decorators. The Company markets its face brick products primarily through independent distributors. In addition, the Company currently employs one full-time salesperson. Sales made to the residential market generally produce higher profit margins than sales made to the commercial markets. During the fiscal year ended August 31, 1998, two face brick customers accounted for more than 10% of the Company's consolidated net sales during such period.

FUEL REQUIREMENTS. In order to manufacture the Company's face brick products, significant quantities of natural gas must be obtained from the local public utility or from private parties. The Company historically has obtained most of its natural gas requirements from the local public utility, but has obtained, and currently continues to obtain, a significant portion of its gas supply from one or more private parties.



                                       4


The Company's manufacturing operations have, from time to time, experienced minor disruptions resulting primarily from the imposition by the local public utility of allocations during peak usage periods, but such disruptions have not had and are not expected in the foreseeable future to have, a material adverse effect on the Company's operations. However, since the cost of natural gas historically has constituted the largest single component of the Company's face brick manufacturing operating costs (other than labor and maintenance parts) and is expected in the foreseeable future to continue to be material, any significant increase in the cost of natural gas without an accompanying price increase in the products sold by the Company could adversely affect its operating results. The Company purchases all of its natural gas at prevailing rates and does not have any long-term supply agreements.

INVENTORIES AND PAYMENT TERMS

As a general rule, the Company's customers are not permitted to return fireplace units or face brick products, nor are they granted extended payment terms on any of these products. As a result, the Company's working capital needs are less than would be the case if it carried significant amounts of inventory, accepted returns of merchandise or granted extended payment terms.

PATENTS AND TRADEMARKS

The Company does not own any material patents, but does own a variety of trademarks and trade names. The consumer products manufactured by the Company are sold primarily under the trademark or trade names of Temco -Registered Trademark-, Amberlight -Registered Trademark-, Temco American Dream -TM-, Firetech 2000 -Registered Trademark- and Masterworks 280 -Registered Trademark- direct vent fireplace. The Company believes that its trademarks and trade names as a whole have significant value. However, the Company does not consider any one or group of its trademarks or trade names or any licenses granted to or by it to be material to its business as a whole, except for the patent license (the "Patent License") relating to its ventfree fireplace products and direct vent fireplaces. The Patent License is scheduled to expire on March 31, 2002.

                                       5


BACKLOG

The table set forth below gives certain information with respect to the approximate backlog of the Company by business segment.


                           FACE                FIREPLACE
                      BRICK PRODUCTS            PRODUCTS            TOTAL
                      --------------            --------            -----
                                             (IN THOUSANDS)
Balance at
 8/31/97                  $ 1,672                $ 1,267           $ 2,939

Balance at
 8/31/98                  $ 2,956                $ 1,061           $ 4,017

As of August 31, 1998, the amount of backlog of orders shown above is believed to be firm and the orders are expected to be filled during 1999. The Company does not consider backlog amounts to be significant due to the nature of the customer's order patterns.

GOVERNMENT REGULATIONS

The Company does not anticipate that compliance with Federal, State and local provisions which have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, will have any material effect upon capital expenditures or earnings and will not affect the competitive position of the Company and its subsidiaries in any of the Company's segments of business.

EMPLOYEES

As of August 31, 1998, the Company employed approximately 563 persons (including employees of wholly-owned subsidiaries) of whom approximately 111 were salaried and 452 were hourly employees.




                                       6


ITEM 2.   PROPERTIES

CORPORATE OFFICE

The executive offices of the Company are located at 5400 LBJ Freeway, Suite 1375, Dallas, Texas 75240. Such offices consist of a small office suite, which is leased under a five-year lease expiring on September 30, 2001. The current monthly base rental is $5,185.

FIREPLACE PRODUCTS

The Company manufactures and assembles its fireplace products in its facilities at Manchester, Tennessee, Perris, California and Mexicali, Baja California, Mexico. Management of the Company believes the availability of two plants located in different geographic areas of the United States allows it to ship products nationwide at a lower average freight cost than many of its competitors operating out of a single plant.

The Company's Manchester facility contains approximately 127,000 square feet and includes a main building of metal construction and three adjacent smaller buildings, generally of metal construction. The Manchester facility is leased by the Company from HUTCO, a California partnership of which Mr. James E. Upfield (Chairman of the Board of the Company) is a general partner. The original lease provided for a twenty-five year term, expiring in 2014 with a monthly rental of $13,020, subject to certain scheduled rental escalations based upon increases in the consumer price index. During fiscal 1994, the Company entered into a new lease agreement with HUTCO whereby HUTCO expanded the Manchester facility by 30,000 square feet to a total of approximately 157,000 square feet. The monthly rental beginning January, 1995 increased to $21,500 and is subject to certain scheduled rent escalations based upon increases in the consumer price index. The new lease provides for a twenty-five year term, expiring in 2020. In the opinion of the management of the Company, the leases from HUTCO were consummated on terms and conditions as favorable to the Company as terms and conditions obtainable from non-affiliated parties.

The Company's manufacturing facility in Perris is located on ten acres of land and contains approximately 78,000 square feet. The facility is leased by the Company under a long-term lease originally expiring in 1999. During fiscal 1995, the Company exercised a ten year option extending the lease through September 30, 2008. The monthly rental rate remains the same at $6,368.

The Company during April 1998 moved its Mexicali, Mexico operation to a larger facility containing approximately 35,000 square feet. The lease for the facility commenced April 20, 1998, provides for basic monthly rental of $11,732 (U.S.) and expires in April 2005. This facility manufactures fireplace component parts for use by the Company's Manchester and Perris plants.

FACE BRICK PRODUCTS

The Company's face brick products are manufactured in Malakoff, Texas through its Texas Clay division. The Company owns and operates office and manufacturing facilities on a seventy-six acre tract of land at this location, consisting of multiple buildings constructed on steel frames with sheet metal siding and roofs which contain approximately 268,000 square feet of floor space. The Company's facilities house manufacturing equipment, three active kilns, storage areas for raw materials and finished products and loading areas for trucks.




                                       7


ITEM 3.    LEGAL PROCEEDINGS

There are legal actions in which the Company is a party, however, in the opinion of management, the Company's ultimate loss, if any, will not be significant

ITEM 4.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Not applicable.

                                     PART II

ITEM 5.    MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

The following table summarizes the high and low sales prices of the Common Stock provided to the Company by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). The Company's common Stock trades on the NASDAQ market under the symbol TMTX.

                                         Price (1)
                                    -------------------
                                    High            Low
                                    ----            ---
          FISCAL 1997
          -----------
          First Quarter           $   4.13       $   2.75
          Second Quarter              4.50           2.38
          Third Quarter               3.63           2.38
          Fourth Quarter              3.88           2.32

          FISCAL 1998
          -----------
          First Quarter           $   4.75       $   2.88
          Second Quarter              3.38           2.50
          Third Quarter               4.63           3.13
          Fourth Quarter              4.13           2.50

(1) The prices shown represent quotations between dealers and do not include mark-ups, mark-downs or commissions, and may not represent actual transactions.

The number of shareholders of record and beneficial shareholders of the Company as of November 13, 1998 was approximately 977. The only stock of the Company outstanding is Common Stock par value $0.20 per share.

No cash dividends were declared or paid during fiscal 1997 or 1998. The Company currently intends to reinvest its earnings for use in its business and to finance future growth. Accordingly, the Company does not anticipate paying dividends in the foreseeable future.





                                       8


ITEM 6.    SELECTED FINANCIAL DATA


                                                                                     Years Ended August 31,
                                                               ------------------------------------------------------------------
                                                               1998           1997            1996             1995          1994
                                                               ----           ----            ----             ----          ----
                                                                              (in thousands, except share amounts)
Selected Statement of Operations Data:
Net Sales
  Fireplace products .................................       $26,162        $30,198         $33,110          $34,504       $35,324
  Face brick products ................................        11,021          9,010           8,862            8,400         8,611
                                                             -------        -------         -------          -------       -------
    Total net sales ..................................        37,183         39,208          41,972           42,904        43,935
Cost of goods sold ...................................        27,045         29,317          30,977           30,962        29,391
                                                             -------        -------         -------          -------       -------
Gross profit .........................................        10,138          9,891          10,995           11,942        14,544
Selling, general and administrative expenses .........         8,912          9,831           9,548           10,782        10,291
Interest expense .....................................           464            519             583              424           526
Other income .........................................           (68)          (114)             (2)            (122)          (71)
                                                             -------        -------         -------          -------       -------
Income (loss) before income taxes ....................           830           (345)            866              858         3,798
Income tax expense (benefit) .........................           323           (144)            324              369          (280)
                                                             -------        -------         -------          -------       -------
Net income (loss) ....................................           507           (201)            542              489         4,078
                                                             -------        -------         -------          -------       -------
                                                             -------        -------         -------          -------       -------

Basic income (loss) per common share .................         $0.15         $(0.06)          $0.16            $0.14         $1.28

Diluted income (loss) per common share ...............         $0.14         $(0.06)          $0.15            $0.14         $1.25

Basic weighted average common shares outstanding .....       3,477,141      3,474,155       3,465,739        3,458,381     3,182,668

Diluted weighted average common and common
  equivalent shares outstanding ......................       3,531,414      3,474,155       3,531,631        3,543,915     3,272,880


                                                                                           August 31,
                                                               ------------------------------------------------------------------
                                                               1998           1997            1996             1995          1994
                                                               ----           ----            ----             ----          ----
Selected Balance Sheet Data:

Working capital ......................................      $10,838        $ 9,990         $ 8,329         $ 9,014        $10,189
Total assets .........................................       23,647         23,233          27,808(4)       27,116(4)      23,643(4)
   Short-term debt (1) ...............................          848          1,011           3,343           2,770            595
   Long-term debt, excluding current maturities (2) ..        2,246          2,244           2,218           3,099          1,346
   Stockholders' equity (3) ..........................       16,288         15,781          15,970          15,416         14,916

---------------------------------

(1) Includes amounts borrowed under a revolving credit agreement and debt payable within one year, including capitalized lease obligations to related parties.
(2)  Includes capitalized lease obligations to related parties.
(3) The Company has neither declared nor paid cash dividends during the relevant periods.
(4)  Excludes assets related to previously discontinued operations.



                                       9


ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

The Company is a producer of metal fireplace products and face brick products used in the residential and commercial building and remodeling markets. The Company manufactures and distributes its fireplace products through Temco Fireplace Products, Inc., a wholly owned subsidiary of the Company, and its face brick products through its Texas Clay Industries division. The Company's fireplace products are sold nationwide to a network of contractors, distributors and retailers, and its face brick products are sold to contractors and distributors principally in Texas and surrounding states.

The Company provides products to contractors and others engaged in the construction and remodeling markets, which usually are more active in the summer and fall months. The Company's sales are affected by this seasonality since contractors and other users do not maintain inventories of products for construction purposes. In addition, the Company provides goods to the building products industry which is cyclical in nature and can be affected by changes in consumer credit, interest rates and general economic conditions.

FISCAL YEAR 1998 COMPARED TO FISCAL YEAR 1997

NET SALES

FIREPLACE PRODUCTS. Net sales decreased $4.0 million or 13% in fiscal 1998 compared with fiscal 1997. The reduction in sales was the direct result of a decrease in the quantity of gas burning fireplaces and log sets delivered in fiscal 1998 due to the loss of a home center customer in fiscal 1997 and unseasonably warm winter conditions in fiscal 1998. In addition, the Company has been unable to increase selling prices for its products due to the competition within the industry.

FACE BRICK PRODUCTS. Net sales increased approximately $2.0 million or 22% in fiscal 1998 compared with fiscal 1997. The introduction of a new size of face brick in the first quarter of fiscal 1998 in addition to a strong demand from the construction industry in the region serviced by the brick manufacturing facility was mainly responsible for the increase in sales. The increase in sales was the result of an 18% increase in the quantity of brick sold as well as an increase of approximately 3% in the price the Company received for the product.

GROSS PROFIT

FIREPLACE PRODUCTS. Gross profit decreased approximately 20% in fiscal 1998 compared with fiscal 1997. The decrease in sales volume was the major factor contributing to the decrease in gross profit.

FACE BRICK PRODUCTS. Gross profit increased approximately 52% in fiscal 1998 compared with fiscal 1997. The increase resulted from the increases in sales volume and selling prices, as well as favorable production efficiencies realized in the manufacturing process.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Selling expenses decreased 24% in fiscal 1998 compared with fiscal 1997. The decrease was mainly due to decreases in payroll, selling commissions, advertising and promotional display expenses.

General and administrative expenses increased approximately 7% in fiscal 1998 compared with fiscal 1997. The increase was mainly due to increases in professional fees and the Company's contribution to the 401(k) employee benefit plan.





                                       10


INTEREST EXPENSE

Interest expense decreased $55,000 or 11% in fiscal 1998 compared with fiscal 1997. The decrease in interest expense was the direct result of the decrease in the average indebtedness of the Company throughout fiscal 1998.

OTHER INCOME

Other income for both fiscal 1998 and 1997 includes small amounts of miscellaneous income and expenses from various sources.

INCOME TAXES

The provision for income taxes, both current and deferred, increased from a benefit of $144,000 in fiscal 1997 to an expense of $323,000 in fiscal 1998 due to the significant improvement in operating results. In fiscal 1998, the income tax provision consists of $176,000, $111,000 and $36,000 in federal, state and foreign tax expenses, respectively.

FISCAL YEAR 1997 COMPARED TO FISCAL YEAR 1996

NET SALES

FIREPLACE PRODUCTS. Net sales decreased $2.9 million or 9% in fiscal 1997 compared with fiscal 1996. The reduction in sales was the direct result of a decrease in the quantity of woodburning fireplaces delivered in 1997. Intense competition within the industry has prohibited the Company from increasing selling prices on its fireplace products.

FACE BRICK PRODUCTS. Net sales increased approximately $0.1 million or 2% in fiscal 1997 compared with fiscal 1996. A small increase in selling price was responsible for the increase in net sales.

GROSS PROFIT

FIREPLACE PRODUCTS. Gross profit decreased approximately 15% in fiscal 1997 compared with fiscal 1996. The decrease in sales volume was the major factor contributing to the decrease in gross profit.

FACE BRICK PRODUCTS. Gross profit increased approximately 5% in fiscal 1997 compared with fiscal 1996. The increase was a direct result of the increase in the selling price for brick products.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Selling expenses decreased 9% in fiscal 1997 compared with fiscal 1996. The decrease was mainly due to decreases in selling commissions, payroll and advertising expenses.

General and administrative expenses increased approximately 21% in fiscal 1997 compared with fiscal 1996. Payroll related fringe benefits, specifically group health insurance and worker's compensation insurance expenses were less than usual in fiscal 1996 due to refunds received in 1996 that related to prior years and adjustment of accrued balances to more accurately reflect estimated liabilities in fiscal 1996. Expenses for fiscal 1997 do not include any significant adjustments for prior year activity.

INTEREST EXPENSE

Interest expense decreased $64,000 or 11% in fiscal 1997 compared with fiscal 1996. The decrease in interest expense was the direct result of the decrease in the average indebtedness of the Company throughout fiscal 1997.




                                       11


OTHER INCOME

Other income for both fiscal 1997 and 1996 includes small amounts of miscellaneous income and expenses from various sources.

INCOME TAXES

The provision for income taxes, both current and deferred, decreased from an expense of $324,000 in fiscal 1996 to a benefit of $144,000 in fiscal 1997 due to diminished operating results. In fiscal 1997, the income tax provision consists of a benefit of $202,000 in federal and an expense of $58,000 in state taxes.

LIQUIDITY AND CAPITAL RESOURCES

Net cash provided by operating activities was $1,214,000, $3,088,000 and $2,161,000 in fiscal 1998, 1997 and 1996, respectively. Working capital increased $848,000 in fiscal 1998 due mainly to increases in accounts receivable and inventories. In fiscal 1997, working capital increased $1,661,000 due to decreases in notes payable and accounts payable.

Capital expenditures and capitalized lease obligations for fireplace and brick products totaled $1,235,000 ($922,000 for fireplace products and $313,000 for face brick products), $1,158,000 ($682,000 for fireplace products and $476,000 for face brick products) and $2,057,000 ($1,722,000 for fireplace products and $335,000 for face brick products) in fiscal 1998, 1997 and 1996, respectively. The majority of expenditures in each of the years was for tooling, replacement items and major repairs to manufacturing equipment. Approximately 58 acres of land were purchased in fiscal 1998 and approximately 117 acres were purchased in fiscal 1997. The land is believed to contain clay/shale deposits that can be mined for utilization in the production of face brick.

In May 1996, the Company entered into a two year credit agreement with a bank whereby the Company may borrow a maximum of $4,000,000 under a revolving credit facility. The outstanding principal balance may bear interest at a variable or fixed rate, at the Company's option, at the time funds are requested. Interest is payable on a monthly basis and also at the end of the borrowing period if borrowing at a fixed rate. In April 1998, the credit agreement was amended whereby the maximum amount available under the revolving credit facility was reduced to $3,000,000 and the expiration date was extended for an additional two-year period. The revolving credit facility had an outstanding balance of $700,000 at August 31, 1998. The credit facility requires the Company to maintain certain minimum financial ratios, measured on a quarterly basis, in addition to positive net income for each annual accounting period. At August 31, 1998, the Company is in compliance with these covenants.

In fiscal 1998, purchases of tooling and manufacturing equipment were made using cash generated from operations. Proceeds from long-term notes were used to purchase land.

Subsequent to August 31, 1998, the Company entered into an agreement for the sale of its face brick products division. The agreement is subject to approval by the Company's stockholders. The cash proceeds, estimated to be $12 million, will be available to pay down certain indebtedness and enhance the Company's remaining business operations through strategic acquisitions or other appropriate uses.

The Company anticipates that cash flow from operations together with funds available from the revolving credit facility should provide the Company with adequate funds to meet its working capital requirements as well as requirements for capital expenditures for at least the next twelve months.




                                       12


EFFECTS OF INFLATION

The Company believes that the effects of inflation on its operations have not been material during the past three fiscal years. However, inflation could adversely affect the Company if inflation results in higher interest rates or a substantial weakening in economic conditions that could adversely affect the new housing market.

YEAR 2000 ISSUE

Many existing computer systems and applications and other control devices use only two digits to identify a year in the date field, without considering the impact of the upcoming change in the century. As a result, as year 2000 approaches, computer systems and applications used by many companies may need to be upgraded to comply with "Year 2000" requirements. The Company relies on its systems in operating and monitoring may significant aspects of its business, including financial systems (such as general ledger, accounts payable, accounts receivable, inventory and order management), customer services, infrastructure and network and telecommunications equipment. The Company also relies directly and indirectly on the systems of external business enterprises such as customers, suppliers, creditors and financial organizations.

Based on various assessments during the past year, the Company determined that only minor modifications of its information and production software systems would be necessary in order to properly utilize dates beyond the year 1999. Most of the changes have already been made. Although the Company anticipates all remaining modifications to be completed in early 1999, if such modifications were not made, management believes the year 2000 issue will not have a material impact on the operations of the Company.

The cost for system modifications was approximately $11,000 and any further modification expenses are expected to be insignificant.

At this time, the Company is not aware of any customer, vendor or supplier with a year 2000 issue that would materially affect the operations of the Company. However, the Company will continue to monitor the situation and will devote necessary resources to resolve any significant year 2000 issues in a timely manner.

Management is of the opinion that all significant year 2000 issues have been identified and addressed. Accordingly, the Company has no developed year 2000 contingency plans for continuing operations.





                                       13


PART III

ITEM 10.     DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    (a)      DIRECTORS OF THE COMPANY

The names of the directors and nominees for the office of director and information about them, as furnished by the directors and nominees themselves, are set forth below:

                                      First Became    Positions and Offices with Company, Business Experience During Past Five
       Name                 Age       Director in     Years and Other Directorships
-----------------           ---       ------------    ------------------------------------------------------------------------------
James E. Upfield            78        1969            Chairman of the Board of the Company for more than the past five years;
                                                      also Chairman of the Board of Temco Fireplace Products, Inc., a
                                                      wholly-owned subsidiary of the Company, serves as a director of Magnum
                                                      Petroleum, Inc. which is engaged in the sale of oil, gas and oilfield services.

E. R. Buford                63        1973            President of the Company for more than five years and was elected Chief
                                                      Executive Officer of the Company in February, 1986; President and a
                                                      director of Temco Fireplace Products, Inc., a wholly-owned subsidiary of the Company, for more than the past five years.

Joseph V. Mariner, Jr.      78        1979            Retired as Chairman and Chief Executive Officer of Hydro-Metals, Inc., when it was acquired by Wallace Murray Corporation, a manufacturer of plumbing ware and cutting tools; serves as a director for Peerless Mfg. Co., a manufacturer of separators and filters used for removing liquids and solids from gases and air; the Dyson-Kissner-Moran Corporation, a New York based privately owned investment company; Kearney National, Inc., a manufacturer of electrical power distribution products; and Renters Choice, Inc., the largest operator in the U.S. rent-to-own industry, currently operating over
                                                      2,000 company owned stores.

Larry J. Parsons            69        1989            Retired in 1988 as partner of Ernst & Whinney (now known as Ernst & Young
                                                      LLP), an international public accounting firm.  Mr. Parsons was a partner for more than five years before his retirement and holds no other directorships.

Scott K. Upfield            39        1992            President, Treasurer and a director of Insurance Technologies Corporation, a company principally engaged in developing and marketing software to the insurance industry for more than the past five years.

Richard W. Griner           60        1995            Director, President and Chief Operating Officer of The Hart Group, a
                                                      privately owned company which supplies managerial services to privately owned Rmax, Inc., a manufacturer of rigid foam roofing and sheathing insulation for more than the past five years; director and President of HC
                                                      Industries, Inc. and of HC Industries NV., Inc., subsidiaries of Rmax; and
                                                      director of Axon, Inc., a multifaceted contracting and service company.
                                                      Mr. Griner is also a director and President of Rmax.

Each of the above named nominees is a member of the present Board of Directors and was elected to such office at the Annual Meeting of Stockholders held March 5, 1998. There are no family relationships among any of the directors or among any of the directors and any officer of the Company except Messrs.
James E. Upfield and Scott K. Upfield who are father and son.




                                       14


     (b)    EXECUTIVE OFFICERS OF THE COMPANY

Name                     Age     Offices with Company
--------------------     ---     ----------------------------------------------
James E. Upfield         78      Chairman of the Board and a director

E. R. Buford             63      President, Chief Executive Officer and a director

R. N. Stivers            62      Vice President-Finance,  Secretary,  Treasurer,
                                 Chief Financial Officer and Chief Accounting
                                 Officer

Each of the officers has served in their respective capacity for more than the past five years. There are no family relationships between any of the executive officers, nor any arrangement of understanding between any officer and any other person pursuant to which the officer was selected. Officers are appointed annually by the Board of Directors immediately following the annual meeting of shareholders.

ITEM 11.    EXECUTIVE COMPENSATION

The following table provides certain disclosure of all compensation awarded to, earned by or paid to the chief executive officer of the Company and to each of the Company's four most highly compensated executive officers (other than the chief executive officer) whose total salary and bonus exceed $100,000.

                           SUMMARY COMPENSATION TABLE

                                                         Other                        Securities              All
                                                         Annual         Restricted    Underlying              Other
Name and                                                 Compen-        Stock         Options/     LTIP       Compen-
Principal        Fiscal        Salary         Bonus      sation         Awards        SARs         Payouts    sation
Position          Year           ($)           ($)          $)            ($)          (#)          ($)        ($)
-------------------------------------------------------------------------------------------------------------------------
E. R. Buford      1996         213,500         -0-         N/A            -0-          -0-          -0-        N/A
Chief             1997         222,100         -0-         N/A            -0-          -0-          -0-        N/A
Executive         1998         225,000         -0-         N/A            -0-          -0-          -0-        N/A
Officer and
President

-------------------------------------------------------------------------------------------------------------------------
J. E. Upfield     1996         150,000         -0-         N/A            -0-          -0-          -0-        N/A
Chairman of       1997         150,000         -0-         N/A            -0-          -0-          -0-        N/.A
the Board         1998         150,000         -0-         N/A            -0-          -0-          -0-        N.A

-------------------------------------------------------------------------------------------------------------------------
R. N. Stivers     1996         112,000         -0-         N/A            -0-          -0-          -0-        N/A
Chief Financial   1997         116,600         -0-         N/A            -0-          -0-          -0-        N/A
Officer/Vice      1998         118,100         -0-         N/A            -0-          -0-          -0-        N/A
President-
Finance

-------------------------------------------------------------------------------------------------------------------------

Other annual compensation did not exceed the lesser of either $50,000 or 10% of total salary as disclosed in the summary compensation table.

EMPLOYMENT CONTRACT AGREEMENTS

The Company entered into three-year employment contracts with Mr. E. R. Buford and Mr. R. N. Stivers (the "Executives") as of June 7, 1994. Under the terms of the agreements, Mr. Buford receives an annual base salary of at least $201,300 and Mr. Stivers receives a base salary of at least $105,000. During the term of the agreements, the Company may increase the base salary of the Executives. The Executives will also be eligible to participate in the regular employee benefits program now or hereafter established by the Company.



                                       15


On each anniversary of these agreements, the term shall be extended for an additional period of one year unless the Board of Directors elects, at the directors' meeting following the annual stockholders' meeting, not to extend the agreements.

The agreements may be terminated by the Company without cause upon thirty days prior written notice. In the event of termination without cause, the Company shall for a period of two and one-half years continue to pay Mr. Buford and for a period of one year continue to pay Mr. Stivers their base salaries effective at the time of termination.

If the Executives are involuntarily terminated, other than for cause, in contemplation of, or within three years following, a change of control, the Company shall pay the Executives (i) a lump sum severance payment equal to two and one-half times the Executives base salary in effect at the time of involuntary termination, payable as a lump sum, and (ii) continuation of all employee benefits, executive benefits and perquisites or benefits reasonably equivalent thereto, for a period of two and one-half years.

SELECT MANAGEMENT EMPLOYEE SECURITY PLAN

Except for the Company's Select Management Employee Security Plan, the Company does not have any plans that could be deemed long-term incentive plans or defined benefit or actuarial plans under which benefits are determined primarily by reference to final compensation. The Select Management Employee Security Plan (the "Security Plan") provides certain death and retirement benefits to key employees of the Company. During the fiscal year ended August 31, 1998, ten (10) employees were participating in the Security Plan (including the three named executive officers in the Summary Compensation Table above). The Company's Compensation Committee has discretion to select additional employees (not more frequently than annually) to participate in the Security Plan.

The Security Plan provides for benefits to be paid to each participant for a period of ten (10) years after retirement (or to the beneficiary or estate of a participant for a period of ten (10) years following the date of death of a participant) in an amount during each such year equal to approximately 50% of the participant's salary at the date of retirement or death. All required benefit payments are provided by individual life insurance, retirement insurance or annuity type policies which the Company's Compensation Committee has deemed appropriate. Pursuant to the Security Plan, the Company makes all contributions to fund the aggregate amount of insurance premiums required to purchase and maintain all applicable insurance or annuity type policies.

Any participant in the Security Plan who ceases to be an employee of the Company prior to attaining the age of fifty (50) and ten (10) years of employment and before normal retirement date may elect to purchase his insurance policy for one-third of its cash value on the date of termination. Any participant who ceases to be employed after attaining age fifty (50) and ten (10) years of service but before normal retirement will be assigned his insurance policy without any payment being required.

STOCK OPTION PLAN FOR KEY EMPLOYEES

In 1990, the Company adopted the 1990 Stock Plan for Key Employees of Temtex Industries, Inc. and its Subsidiaries (the "1990 Plan"). The 1990 Plan provides for the grant of stock options, including "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986 and "non-qualified stock options" which do not constitute incentive stock options, the grant of stock appreciation rights in connection therewith, and the allotment of shares of restricted stock, to key employees of the Company.

The 1990 Plan is intended to attract, retain and provide incentives for eligible key employees. The 1990 Plan is administered by a committee of the Board of Directors not eligible to receive awards under the 1990 Plan. Presently the Compensation Committee administers the Plan. Such committee has authority, in its discretion, to determine the individuals to whom, and the time or times at which restricted stock will be allotted or options or stock appreciation rights will be granted, the number of shares to be subject to each allotment of restricted stock, stock options and appreciation rights, the option price for the duration of each option and other matters in connection with the administration of the 1990 Plan and the grant of awards thereunder. The exercise price of any option granted under the 1990 Plan may not be less than the fair market value of the Common Stock at the date of grant. Options and stock appreciation rights may be granted and restricted stock allotted under the 1990 Plan from time



                                       16


to time until December 31, 1999, on which date such 1990 Plan will terminate, unless it is sooner terminated as provided therein.

The stockholders at the annual meeting held March 7, 1995, approved a proposal increasing the shares eligible for issuance pursuant to the 1990 Plan from 95,000 shares to 195,000 shares of Common Stock and the aggregate number of options (including stock appreciation rights) or shares of restricted stock which may be issued to any one employee in any fiscal year shall not exceed 25,000.

OPTION GRANTS DURING 1998 FISCAL YEAR
There were no stock options granted to the Company's executive officers named in the summary compensation table during fiscal year 1998.

--------------------------------------------------------------------------------

The following table includes the number of shares received upon exercise, or if no shares were received, the number of securities with respect to which the options were exercised, the aggregate dollar value realized upon exercise and the total value of unexercised options held at the end of the last completed fiscal year for each of the Company's executive officers named in the Summary Compensation Table

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                          Number of Securities      Value of Unexercised
                                                                          Underlying                In-the-Money
                                                                          Unexercised               Options/SARs at FY-
                                                                          Options/SARs at FY-       End ($)
                                                                          End (#)

                           Shares Acquired on        Value Realized       Exercisable/              Exercisable/
    Name                   Exercise (#)              ($)                  Unexercisable             Unexercisable
    ----------------------------------------------------------------------------------------------------------------------
    E. R. Buford            -0-                       -0-                 Exercisable 50,000        $97,000
                                                                          Exercisable 15,000        -0-  (1)
                                                                          Unexercisable 5,000       -0-  (1)

    J. E. Upfield           -0-                       -0-                 -0-                       -0-

    R. N. Stivers           -0-                       -0-                 Exercisable 7,500         -0-  (1)
                                                                          Unexercisable 2,500       -0-  (1)

(1) The Company's stock price at August 31, 1998 was below the option price.


--------------------------------------------------------------------------------




                                       17


STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

In 1990, the Company also adopted the Outside Director Stock Option Plan (the "Outside Director Plan"). The Outside Director Plan is intended to encourage more extensive ownership of the Common Stock, to provide incentives and to attract and retain eligible outside directors of the Company. Under the Outside Director Plan, 30,000 shares of Common Stock were reserved. The Outside Director Plan is presently administered by the Board of Directors. The Board of Directors has authority, in its discretion, to determine the outside directors to whom, and the time or times in which, options will be granted, the number of shares to be subject to each option, and the purchase price of the shares covered by each option. The exercise price of any option granted under the Outside Director Plan may not be less than the fair market value of the Common Stock at the date of the grant. Options granted under the Outside Director Plan are non-qualified options for federal income tax purposes.

The following table shows stock options granted and presently exercisable to outside directors from May 23, 1990 to August 31, 1998:

                                     Options
                                   Granted and                          Value of Unexercised
                                    Presently            Option         In-The-Money Options
   Name of Director                Exercisable           Price          At Fiscal Year End
----------------------             -----------           ------         --------------------
Joseph V. Mariner, Jr.               2,500               $2.00               $2,825
                                     2,500               $1.44                4,225
                                     1,500               $3.31                  -0-  (1)
                                    ------                                   ------
                                     6,500                                   $7,050
                                    ------                                   ------
                                    ------                                   ------

Larry J. Parsons                     2,500               $2.00               $2,825
                                     2,500               $1.44                4,225
                                     1,500               $3.31                  -0-  (1)
                                    ------                                   ------
                                     6,500                                   $7,050
                                    ------                                   ------
                                    ------                                   ------

Scott K. Upfield                     2,500               $1.44                4,225
                                     1,500               $3.31               $  -0-  (1)
                                    ------                                   ------
                                     4,000                                   $4,225
                                    ------                                   ------
                                    ------                                   ------

Richard W. Griner                    2,500               $4.81               $  -0-  (1)
                                     1,500               $3.31                  -0-  (1)
                                    ------                                   ------
                                     4,000                                   $  -0-
                                    ------                                   ------
                                    ------                                   ------

(1)  The Company's stock price at August 31, 1998 was below the option price.

DIRECTORS' REMUNERATION

Those directors who are salaried employees of the Company receive no additional compensation for their services as directors or as members of committees of the Board. Cash compensation currently payable to the other directors for services in that capacity consists of a retainer of $2,500 per year and a fee of $750 (in addition to travel expenses) for each day of each meeting of the Board of Directors attended. No additional retainers are paid for serving on a committee; however, if one or more committee meetings are held on a day other than one on which a Board meeting is held, committee members are paid a fee of $750 (in addition to travel expenses) for each day of such meeting or meetings.

Directors who are not regular salaried officers or employees who render services to the Company in a capacity or capacities other than that of a director (for example, as consultants or attorneys) may be compensated for such other services, and such compensation for other services shall not, except insofar as may be specified by the



                                       18


Company in particular cases, affect the cash compensation payable to such directors in their capacities as directors and members of committees of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

James E. Upfield was, during the fiscal year, an officer of the Company and a member of the Compensation Committee of the Board of Directors. Mr. Upfield has engaged in certain transactions with the company described under the heading "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors consists of Mr. Richard W. Griner (Chairman), Mr. Larry J Parsons, Mr. James E. Upfield, Mr. Scott K. Upfield and Mr. Joseph V. Mariner, Jr. The Compensation Committee's primary function is to review the compensation awarded to the Company's Chief Executive and Chief Financial Officers and to approve the determinations of compensation to be paid to certain other senior executives of the Company. Salaries are reviewed at regular intervals, approximately annually, depending on job classification and competitive market levels. Mr. E. R. Buford (the Chief Executive Officer of the Company) and Mr. Roger N. Stivers (the Chief financial Officer of the Company), have employment agreements with the Company which fix their annual salaries at certain minimum levels ($201,300 per annum for Mr. Buford and $105,000 per annum for Mr. Stivers). See "--Executive Officers Employment Agreements."

In determining executive compensation, the Compensation Committee reviews the performance of the specific executive, the operating performance of the Company, the compensation for executives of companies, which are comparable to the Company and the performance of the Company's Common Stock. Although the Compensation Committee does not utilize any formal mathematical formulae or objective thresholds, particular emphasis is given to the operating results of the Company. The Compensation Committee believes that specific formulae restrict flexibility and are too rigid at this state of the Company's development.

The Compensation Committee also believes that in order for the Company to succeed, it must attract and retain qualified executives who can not only perform satisfactorily on an individual basis but who can also retain and manage a quality staff of other executive officers and key employees. Thus, in addition to applying the criteria generally applicable to all executive officers, in determining the compensation of the Chief Executive Officer, the Compensation Committee may also be influenced to a significant extent by the overall performance of the company's other executives and key employees.

In addition to the Compensation Committee's subjective determination of the factors noted above, the committee has access to, and reviews reports of, independent financial consultants who assimilate and evaluate the compensation of executive officers employed by companies which are generally comparable to the Company. During this year's review, the Compensation Committee considered the report, dated February 16, 1998, of a recognized independent consulting firm used by the committee each of the previous two years. The Compensation Committee seeks to establish base salaries that generally approximate the median range for comparable companies as set forth in the consultant's report. The independent consulting firm considers a wide spectrum of durable goods manufacturing companies to be "comparable" for this purpose; however, adjustments are made to reflect the relative size of such companies. The "DOW JONES FURNISHINGS & APPLIANCES" peer group used in the performance chart on page 20 of the Annual Report reflects a smaller group of the Company's competitors. The Compensation Committee believes that the use of a broader group of manufacturing companies for purposes of determining competitive levels of executive pay is justified because the Company competes with this larger group for the services of talented executives.

After a review of the factors discussed above, the Compensation Committee determines whether a particular executive should receive an increase in compensation, an incentive bonus under the Company's Executive Bonus Plan, a stock option or stock grant under the Company's Stock Option Plan for Key Employees, or any other compenation benefits. For fiscal 1998, the Compensation Committee noted that, although comparable companies were generally providing for modest increases to the base salaries of their executive officers, the Company's performance during this period did not meet expectations. As a result, the Compensation Committee determined to



                                       19


maintain Mr. Buford's base salary at $225,000 per annum. Neither the report of the independent financial consultants nor the Compensation Committee recommended that a bonus or other incentive payment be paid.

The Compensation Committee has reviewed the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which disallows a tax deduction for compensation to an executive officer in excess of $1.0 million per year. The Compensation Committee does not anticipate that compensation subject to this threshold will be paid to any executive officer of the Company in the foreseeable future. The committee intends to periodically review the potential consequences of Section 162(m) and may in the future structure the performance-based portion of its executive officer compensation to comply with certain exemptions provided in Section 162(m).


                                  Mr. Richard W. Griner
                                  Mr. James E. Upfield
                                  Mr. Scott K. Upfield
                                  Mr. Larry J. Parsons
                                  Mr. Joseph V. Mariner, Jr.






                                       20


PERFORMANCE GRAPH
The following table compares the performance of the Company's Common Stock with certain comparable indices:

                                         [GRAPH]

                                              1993         1994         1995         1996          1997          1998
                                            -------      -------      -------      -------       -------        -----
  TEMTEX INDUSTRIES, INC..............      $100.00      $121.06      $ 52.82      $ 40.88       $ 38.06      $ 35.25
  Dow Jones Industrial................      $100.00      $110.10      $133.27      $166.10       $229.66      $231.11
  Dow Jones Furnishings &
    Appliances........................      $100.00      $ 91.73      $ 93.27      $107.80       $133.46      $115.94








                                       21


ITEM 12.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  (a) The Company knows of no person owning beneficially more than 5% of the Company's Common Stock, except for the following persons who owned, as of November 13, 1998, the number of shares of Common Stock of the Company set forth opposite his name in the table below:

                               Name and Address of              Amount and Nature of
     Title of Class            Beneficial Owner                 Beneficial Ownership (1)         Percent of Class
     ------------------        ------------------------         ------------------------         ----------------
     Common Stock              James E. Upfield                       1,083,590    (2)                31.2%
                               5400 LBJ Freeway
                               Suite 1375
                               Dallas, TX 75240

     Common Stock              Franklin Resources, Inc.                 265,500                        7.6%
                               777 Mariners Island Blvd.
                               San Mateo, CA 94404

     Common Stock              Dimensional Fund Advisors,               196,000                        5.6%
                               Inc.
                               1299 Ocean Avenue
                               11th Floor
                               Santa Monica, CA 90401

-------------------

     (1) The nature of the beneficial ownership of the shares is sole voting and investment power unless indicated otherwise.
     (2) Includes 24,750 shares of Common Stock held of record by HUTCO, a partnership of which Mr. Upfield is general partner. Mr. James E. Upfield has shared voting and investment power with respect to such shares of Common Stock.





                                       22


  (b) The following table sets forth the beneficial ownership (as defined by the rules of the Securities and Exchange Commission) of Common Stock of the Company by the incumbent directors, nominees for director and all directors and officers as a group, together with the percentage of the outstanding shares which such ownership represents. Information is stated as of November 13, 1998.

                                                          Amount and
     Title of             Name or Identity                Nature of Bene-              Percent of
      Class                   of Group                    ficial Ownership (1)           Class
   ----------------       -----------------------         --------------------         ----------
   Common Stock           James E. Upfield                   1,083,590   (2)             31.2%

   Common Stock           E. R. Buford                         114,062   (3)              3.3%

   Common Stock           Joseph V. Mariner, Jr.                 6,725   (4)               *

   Common Stock           Larry J. Parsons                       7,000   (4)               *

   Common Stock           Scott K. Upfield                      30,500   (5)              1.0%

   Common Stock           Richard W. Griner                      4,500   (5)               *

   Common Stock           R. N. Stivers                         30,043   (6)              1.0%
                                                           -----------                 -------
                                                             1,276,420   (7)            36.7 %

----------------
* Denotes less than 1%.

      (1) The nature of the beneficial ownership of the shares by the respective persons or group is sole voting and investment power unless otherwise indicated.
      (2) Includes 24,750 shares of Common Stock over which Mr. James E. Upfield has shared voting and investment power owned by HUTCO, a partnership of which Mr. James E. Upfield is a general partner.
      (3)  Includes 65,000 shares of Common Stock exercisable under the 1990
           Plan.
      (4) Includes 6,500 shares of Common Stock exercisable under the Outside Director Plan.
      (5) Includes 4,000 shares of Common Stock exercisable under the Outside Director Plan.
      (6)  Includes 7,500 shares of Common Stock exercisable under the 1990
           Plan.
      (7) Includes 93,500 shares of Common Stock issuable upon exercise of options granted under the 1990 Plan and the Outside Director Plan.





                                       23


ITEM 13.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At the Annual Meeting of Stockholders of the Company held December 21, 1976, the Company's stockholders approved a Share Purchase Agreement ("Agreement") among the Company, Mr. James E. Upfield and RepublicBank Dallas, (succeeded by NationsBank of Texas, N.A.) as trustee (the "Trustee"), pursuant to which the Company may purchase, or may be required, following the death of Mr. Upfield, to purchase from the estate of Mr. Upfield (the "Estate") up to that maximum number of shares of Common Stock whose aggregate purchase price does not exceed the lesser of (a) the sum of (i) the estate, inheritance, legacy and succession taxes (including any interest collected as a part of such taxes) imposed because of Mr. Upfield's death and (ii) the amount of funeral and administrative expenses allowable as deductions in computing the taxable estate of Mr. Upfield under Section 2053 of the Code, or (b) the amount paid to the Trustee pursuant to the Agreement upon and by reason of the death of Mr. Upfield pursuant to a life insurance policy in the amount of $500,000 carried by the Company on the life of Mr. Upfield.

The purpose of the Agreement is to provide an orderly means for the Estate to raise funds to pay all estate and inheritance taxes and funeral and administrative expenses without necessitating the sale of a large number of shares of Common Stock in the over-the-counter market, an event which, in the opinion of the Company, would have, primarily because of the limited volume of trading in such shares, a potentially serious adverse effect on the price of the Common Stock.

The purchase price of a share of Common Stock under the Agreement is an amount equal to 90% of the mean between the highest and lowest quoted selling price for a share of Common Stock in any public securities exchange or market, if available, or otherwise the mean between the bona fide closing bid and asked prices therefore in said exchange or market, on the date of death of Mr. Upfield, or if no such sales or bid and asked prices are available on such date, then the weighted average of the mean between the highest and lowest selling prices, or bona fide bid and asked prices, as the case may be, for a share of Common Stock on the nearest trading date before and the nearest trading date after the date of death of Mr. Upfield (such average to be weighted inversely by the respective number of trading dates between the selling dates or the price quotation dates and such date of death in the same manner used in determining the valuation of stock for federal estate tax purposes as set forth in Treasury Regulation Section.20.2031-2(d) promulgated by the Commissioner of Internal Revenue under Section 2031 of the Code). Such purchase price would have been $3.13, if computed as of November 13, 1998.

The Estate will not be obligated to sell any shares of Common Stock under the Agreement unless prior to the closing of such sale the Estate has obtained a ruling from the Internal Revenue Service, or an opinion of counsel satisfactory in form and content to the Estate, to the effect that the purchase by the Company will be treated as a distribution in full payment and exchange therefore under Section 302(b) of the Code. The Company will not be required to purchase any shares of Common Stock under the Agreement if and to the extent that such a purchase would result in an impairment of its capital or would otherwise be in violation of applicable state law relative to the Company's purchase of its shares of Common Stock.

The Company, pursuant to the Agreement, has transferred to the Trustee, as beneficiary, an existing life insurance policy on the life of Mr. Upfield in the amount of $500,000. The Company is the owner of such insurance policy; however, under certain conditions described below, Mr. Upfield will have the right to purchase all, or any part, of such policy. The premium payable by the Company for such insurance policy is $21,049 per year. The premiums paid by the Company are not deductible by it for federal income tax purposes, and the proceeds of the policy when paid to the Trustee and used to purchase the shares of Common Stock under the Agreement or transferred to the Company will not constitute income to the Company for federal income tax purposes.

The Trustee is to hold in its custody until the death of Mr. Upfield or termination of the Agreement (in which event it is to return to the Company) the insurance policy on the life of Mr. Upfield. Upon and after the death of Mr. Upfield, the Trustee is to make claim for, collect, hold, deposit or invest, and pay over the proceeds of the



                                       24


insurance policy on the life of Mr. Upfield and any deposits or investments thereof and interest earned thereon for the account of the Company. In the event the proceeds from such insurance policy are greater than the amount required to purchase the shares of Common Stock from the Estate, such excess will be paid to the Company. The Company will reimburse the Trustee for its expenses in carrying out the provisions of the Agreement and will pay reasonable and customary compensation.

The Agreement may be terminated (a) upon the determination of bankruptcy or the dissolution of the Company, (b) upon the cessation of regular business of the Company, (c) at the option of the Company, in the event the purchase price thereunder exceeds 200% of the book value of a share of Common Stock, determined as of the end of the fiscal quarter immediately preceding the date of Mr. Upfield's death, (d) at the option of the Estate, in the event the purchase price thereunder is less than 75% of the book value of a share of Common Stock, determined as of the end of the fiscal quarter immediately preceding the date of Mr. Upfield's death or (e) by the mutual written consent of Mr. Upfield or the Estate and the Company. In addition, if Mr. Upfield disposes, during his lifetime, of all of the Common Stock he now owns, the Agreement will be terminated.

The Agreement provides that if it is terminated during Mr. Upfield's life, he will have the right to purchase from the Company any part or all of the insurance policy on his life subject to the Agreement. The purchase price of such insurance policy will be equal to its cash surrender value, net of any policy indebtedness, plus any unearned premium thereon at the date of purchase.

The manufacturing plant and related real property in Manchester, Tennessee is leased by TFPI from HUTCO, a California partnership of which Mr. James E. Upfield is a general partner. The Manchester facility, which was originally subject to a five-year lease with an option to purchase between TFPI and the former owner, was acquired by HUTCO upon the assignment to it of TFPI's option to purchase following TFPI's inability to secure financing upon acceptable terms. The lease between TFPI and HUTCO is for a twenty-five year term commencing November 15, 1989 and provides for monthly rental payments of $13,020 (subject to certain scheduled rent escalations based upon increases in the consumer price index). During the 1994 fiscal year, the Company entered into a new twenty-five year lease agreement with HUTCO. The new lease agreement provides for a 30,000 square foot expansion to the facility with monthly rental payments of $21,500 commencing January 1, 1995. The new lease is subject to certain scheduled rent escalations based upon increases in the consumer price index.

In the opinion of management of the Company, the leases of the TFPI manufacturing facility from HUTCO have been consummated on terms and conditions as favorable to the Company as terms and conditions obtainable from non-affiliated parties.

In 1994, the Company entered into employment agreements with Messrs. E. R. Buford and R. N. Stivers. The employment agreements are described under the caption "Executive Compensation-Employment Contract Agreements."






                                       25


                                     PART IV


ITEM 14.    EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

            (a)    (1) and (2)  The response to this portion of Item 14 is
                                submitted as a separate  section of this report.

                           (3) Listing of Exhibits: The response to this portion is presented in Item . (c)


            (b) During the fourth quarter of the period covered by this report, there were no reports filed on Form 8-K.

            (c)    Exhibits:

                           (3)   Articles of Incorporation and Bylaws.

                                    3.1   Amended and Restated Certificate of
                                          Incorporation. *

                                    3.2   Amended and Restated Bylaws. *

                           (10)  Material Contracts


                                   10.10  1990 Stock Option Plan for Key
                                          Employees of Temtex Industries, Inc.
                                          and its subsidiaries. *

                                   10.11 Outside Directors Stock Option Plan of Temtex Industries, Inc. *

                                   10.12  Share Purchase Agreement between the
                                          Registrant and Mr. James E. Upfield
                                          effective December 21, 1976. *

                                   10.13 Lease Agreement between the Registrant and Mr. John D. Howard, a former Director of the Registrant, dated October 1, 1973 (the "Howard Lease Agreement"). *

                                   10.14  Second Amendment to the Howard Lease
                                          Agreement dated August 22, 1983. *

                                   10.15  Lease Agreement between HUTCO and the
                                          Registrant dated September 7, 1989. *

                                   10.16  Lease Agreement between HUTCO and the
                                          Registrant dated April 25, 1994. **

                                   10.17  Loan Agreement between NationsBank of
                                          Texas, N.A. and the Registrant dated
                                          May 3, 1994. **



                                       26


                                   10.18  Employment contract between E. R.
                                          Buford and the Registrant dated
                                          June 7, 1994. **

                                   10.19  Employment contract between R. N.
                                          Stivers and the Registrant dated
                                          June 7, 1994. **

                                   10.20  First amendment to the loan agreement
                                          between NationsBank of Texas, N.A. and
                                          the Registrant dated May 3, 1994.***

                                   10.21 Second amendment to the loan agreement between NationsBank of Texas, N.A. and the Registrant dated May 3, 1994.***

                                   10.22 Loan agreement between Bank of America and the Registrant dated May 1, 1996.****

                                   10.23  Waiver agreement to the loan between
                                          Bank of America and the Registrant
                                          dated May 1, 1996.*****

                                   10.24 Second amendment to the loan agreement between Bank of America and the Registrant dated May 1, 1996.******



                           (21)  Subsidiaries of the Registrant.

                                   21.1   Subsidiaries of the Registrant. *

                           (23)  Consents of Experts and Counsel

                                   23.1   Consent of Independent Auditors.******

                           (27)  Financial Data Schedule

                                   27.1   Financial data schedule.******

            (d) Financial Statement Schedules--The response to this portion of Item 14 is submitted as a separate section of this report.


                           * Filed as an exhibit of the same number to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1993, and incorporated by reference herein.

                           ** Filed as an exhibit of the same number to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1994, and incorporated by reference herein.

                           *** Filed as an exhibit of the same number to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1995 and incorporated by reference herein.



                                       27


                           **** Filed as an exhibit of the same number to the
                                Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1996 and incorporated by reference herein.

                          ***** Filed as an exhibit of the same number to the
                                Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1997 and incorporated by reference herein.

                         ****** Filed herewith.






                                       28


                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TEMTEX INDUSTRIES, INC.



                                            /S/ James E. Upfield
                                            -------------------------------
                                            James E. Upfield
                                            Chairman of the Board of Directors

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

       Signatures                          Titles                      Date
       ----------                          ------                      ----


 /s/James E. Upfield            Director, Chairman of the Board      11/24/98
 ----------------------------
 James E. Upfield




 /s/E. R. Buford                Director, President and Chief
 ----------------------------   Executive Officer                    11/24/98
 E. R. Buford




 /s/R. N. Stivers               Vice President-Finance,              11/24/98
 ----------------------------   Chief Financial Officer and
 R. N. Stivers                  Chief Accounting Officer




 /s/Scott K. Upfield            Director                             11/24/98
 ----------------------------
 Scott K. Upfield






                                       29


                           ANNUAL REPORT ON FORM 10-K

                  ITEM 8, ITEM 14(a)(1) and (2) and ITEM 14(d)

         LIST OF FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

                   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                   FINANCIAL STATEMENT SCHEDULES AND EXHIBITS

                           YEAR ENDED AUGUST 31, 1998

                    TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES

                                  DALLAS, TEXAS



FORM 10-K--ITEM 8 AND ITEM 14(a) (1) and (2)

TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES

LIST OF FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES


         Report of Ernst & Young Independent Auditors

         Consolidated balance sheets--August 31, 1998 and 1997

         Consolidated statements of operations--Years ended August 31, 1998, 1997 and 1996

         Consolidated statements of stockholders' equity--Years ended August 31, 1998, 1997 and 1996

         Consolidated statements of cash flows--Years ended August 1998, 1997, 1996

         Notes to consolidated financial statements--August 31, 1998

         Financial statement schedules:

                  II--Valuation and qualifying accounts

All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and, therefore have been omitted.

Individual financial statements of the registrant have been omitted as the registrant is primarily an operating company, and the subsidiary included in the consolidated financial statement, filed, in the aggregate, does not have minority equity interest and/or indebtedness to any person other than the registrant in amounts which together (excepting indebtedness incurred in the ordinary course of business which is not overdue and matures within one year from the date of its creation whether or not evidenced by securities) exceed five percent of the total assets as shown by the most recent year-end consolidated balance sheet.



                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Temtex Industries, Inc.

We have audited the accompanying consolidated balance sheets of Temtex Industries, Inc. and subsidiaries as of August 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended August 31, 1998. Our audits also included the financial statement schedule listed in the Index at
Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Temtex Industries, Inc. and subsidiaries at August 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of three years in the period ended August 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



                                       Ernst & Young LLP



Dallas, Texas
October 23, 1998



CONSOLIDATED BALANCE SHEETS

TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES

                                                              August 31,
                                                      --------------------------
                                                         1998            1997
                                                        ------          ------
                                                            (in thousands)
ASSETS

CURRENT ASSETS
   Cash and cash equivalents                          $     407        $    575
   Accounts receivable, less allowance for
      doubtful accounts:  1998--$292,000
      and 1997--$364,000--Note C                          5,598           5,100
   Inventories--Notes B and C                             9,077           8,172
   Prepaid expenses and other assets                        227             258
   Income taxes recoverable--Note G                          35             653
   Deferred taxes--Note G                                   607             440
                                                         ------          ------
       TOTAL CURRENT ASSETS                              15,951          15,198

DEFERRED TAXES--Note G                                      138             163

OTHER ASSETS                                                392             183

PROPERTY, PLANT AND EQUIPMENT--Notes C and F
   Land and clay deposits                                   566             405
   Buildings and improvements                             3,491           3,491
   Machinery, equipment, furniture and
       fixtures                                          24,753          24,086
   Leasehold improvements                                 1,059             869
                                                         ------          ------
                                                         29,869          28,851
   Less allowances for depreciation,
       depletion and amortization                        22,703          21,162
                                                         ------          ------
                                                          7,166           7,689

                                                         ------          ------


                                                        $23,647         $23,233
                                                        -------         -------
                                                        -------         -------



                                       1


                                                                     August 31,
                                                             --------------------------
                                                                1998            1997
                                                               ------          ------
                                                                   (in thousands)

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable--Note C                                         $    700     $    800
  Accounts payable                                                 2,674        2,459
  Accrued expenses--Note D                                         1,591        1,738
  Current maturities of indebtedness
    to related parties--Notes C and F                                 11            9
  Current maturities of long-term obligations--Note C                137          202
                                                                  ------       ------
       TOTAL CURRENT LIABILITIES                                   5,113        5,208

INDEBTEDNESS TO RELATED PARTIES,
  less current maturities--Notes C and F                           1,593        1,604

LONG-TERM OBLIGATIONS, less current maturities--Note C               653          640

COMMITMENTS AND CONTINGENCIES--Notes F and K

STOCKHOLDERS' EQUITY--Notes E and J
  Preferred stock--$1 par value; 1,000,000
    shares authorized, none issued                                    --           --
  Common stock--$.20 par value; 10,000,000
    shares authorized, 5,278,625 shares
    issued at August 31, 1998 and at August 31, 1997                 718          718
  Additional capital                                               9,246        9,246
  Retained earnings                                                6,651        6,144
                                                                  ------       ------
                                                                  16,615       16,108
  Less:
    Treasury stock:
      At cost--113,696 shares                                        327          327
      At no cost--1,687,788 shares                                    --           --
                                                                  ------       ------
                                                                  16,288       15,781

                                                                  ------       ------

                                                                 $23,647      $23,233
                                                                 -------      -------
                                                                 -------      -------

See notes to consolidated financial statements.





                                       2


CONSOLIDATED STATEMENTS OF OPERATIONS

TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES


                                                                                    Year Ended August 31,
                                                                        -----------------------------------------------
                                                                            1998             1997              1996
                                                                           ------           ------            ------
                                                                              (in thousands except share data)
Net sales                                                                $37,183          $39,208           $41,972
Cost of goods sold                                                        27,045           29,317            30,977
                                                                         -------          -------           -------
                                                                          10,138            9,891            10,995
Costs and expenses:
  Selling, general and administrative                                      8,912            9,831             9,548
  Interest                                                                   464              519               583
Other income                                                                 (68)            (114)               (2)
                                                                         -------          -------           -------
                                                                           9,308           10,236            10,129
                                                                         -------          -------           -------
                                                                         -------          -------           -------

      INCOME (LOSS) FROM OPERATIONS
        BEFORE INCOME TAXES                                                  830             (345)              866

State and federal income taxes--Note G:
     Provision  (benefit)                                                    323             (144)              324
                                                                         -------          -------           -------

        NET INCOME (LOSS)                                                $   507          $  (201)          $   542
                                                                         -------          -------           -------
                                                                         -------          -------           -------


Basic income (loss) per common share                                       $0.15           $(0.06)            $0.16

Diluted income (loss) per common share                                     $0.14           $(0.06)            $0.15

Basic weighted average common shares outstanding                       3,477,141        3,474,155         3,465,739

Diluted weighted average common and common
  equivalent shares outstanding                                        3,531,414        3,474,155         3,531,631




See notes to consolidated financial statements.





                                       3


CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES



                                          Common Stock
                                          Outstanding                                          Cost of
                                    ------------------------      Additional      Retained     Treasury
                                     Shares          Amount         Capital       Earnings     Stock
                                     ------          ------       ----------      --------     --------
                                                      (Dollars in thousands)
BALANCE AT AUGUST 31, 1995         3,464,141         $  715         $ 9,225       $ 5,803        $ 327

  Stock award                          3,000              1              11
  Net income                                                                          542
                                   ---------         ------         -------       -------        -----
BALANCE AT AUGUST 31, 1996         3,467,141            716           9,236         6,345          327

  Exercise of stock options           10,000              2              10
  Net loss                                                                           (201)
                                   ---------         ------         -------       -------        -----
BALANCE AT AUGUST 31, 1997         3,477,141            718           9,246         6,144          327

  Net income                                                                          507
                                   ---------         ------         -------       -------        -----
BALANCE AT AUGUST 31, 1998         3,477,141         $  718         $ 9,246       $ 6,651        $ 327
                                   ---------         ------         -------       -------        -----
                                   ---------         ------         -------       -------        -----







See notes to consolidated financial statements






                                       4


CONSOLIDATED STATEMENTS OF CASH FLOWS

TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES


                                                                                    Year Ended August 31,
                                                                                 ---------------------------
                                                                                 1998        1997       1996
                                                                                 ----        ----       ----
                                                                                      (in thousands)
OPERATING ACTIVITIES
  Net  income (loss)                                                           $  507      $ (201)    $  542
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
   Depreciation, depletion and amortization                                     1,755       2,062      1,964
   Deferred taxes                                                                (142)        295        (18)
   Gain on disposition of buildings and equipment                                 (11)        (96)        (9)
   Provision for doubtful accounts                                                107         271        198
   Changes in operating assets and liabilities:
     Accounts receivable                                                         (605)      1,600       (158)
     Inventories                                                                 (905)      2,052     (1,451)
     Prepaid expenses and other assets                                           (178)         40        101
     Accounts payable and accrued expenses                                         68      (2,225)       492
     Income taxes recoverable/payable                                             618        (710)       500
                                                                               ------      ------     ------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                                  1,214       3,088      2,161

INVESTING ACTIVITIES
  Purchases of property, plant and equipment                                   (1,237)     (1,161)    (2,065)
  Expenditures on assets related to discontinued operations                        --         (44)      (129)
  Proceeds from disposition of property, plant and equipment                       16         150         12
  Proceeds from disposition of assets and other
    receipts related to discontinued operations                                    --         398         26
                                                                               ------      ------     ------
     NET CASH USED IN INVESTING ACTIVITIES                                     (1,221)       (657)    (2,156)

FINANCING ACTIVITIES
  Proceeds from revolving line of credit and
    long-term borrowings                                                          141         265      1,099
  Principal payments on revolving line of credit, long-term
    obligations and indebtedness to related parties                              (302)     (2,578)    (1,407)
  Proceeds from issuance of common stock                                           --          12         12
                                                                               ------      ------     ------
     NET CASH USED IN FINANCING  ACTIVITIES                                      (161)     (2,301)      (296)
                                                                               ------      ------     ------

     (DECREASE ) INCREASE IN CASH AND CASH EQUIVALENTS                           (168)        130       (291)
Cash and cash equivalents at beginning of year                                    575         445        736
                                                                               ------      ------     ------
     CASH AND CASH EQUIVALENTS AT END OF YEAR                                  $  407      $  575     $  445
                                                                               ------      ------     ------
                                                                               ------      ------     ------

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES
  Capital lease obligations                                                    $   --      $    7     $   --
  Charges to allowance for doubtful accounts                                   $  179      $  342     $  304


See notes to consolidated financial statements.





                                       5


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES


August 31, 1998


NOTE A--SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION: The Company is a major producer of metal fireplace products and face brick products. The Company manufactures its fireplace products in facilities located in Manchester, Tennessee, Perris, California and Mexicali, Mexico. Face brick products are manufactured in Malakoff, Texas.

All products are sold through the Company's own sales force and third party sales representatives to contractors, distributors and retailers engaged in providing building products used in both new residential and commercial construction as well as remodeling projects.

PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of Temtex Industries, Inc. (the Company) and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES: The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues, and expenses and the disclosure of gain and loss contingencies at the date of the consolidated financial statements. Actual results could differ from those estimates.

INVENTORIES: Raw materials and supplies are stated at the lower of cost or replacement value. Work in process and finished goods are stated at the lower of cost or net realizable value, which is less than replacement value.

PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are carried at cost. Capitalized leases are carried at the present value of the net fixed minimum lease commitments, as explained in Note F. Depreciation on buildings and equipment is provided using principally accelerated methods. Depletion of clay deposits and amortization of leasehold improvements and capitalized leases are computed using the straight-line method. The estimated useful lives used in computing depreciation, depletion, and amortization are:


                                                                      Years
                                                                    -------
        Clay deposits                                                 10-20
        Buildings and improvements                                     5-30
        Machinery, equipment, furniture and fixtures                   3-15
        Leasehold improvements                                     Life of lease

Expenditures for maintenance and repairs are charged to operations; betterments are capitalized.

INCOME TAXES: Income taxes have been provided using the liability method for providing deferred taxes.




                                       6


NOTE A--SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

INCOME PER COMMON SHARE: Basic income per common share is based upon the weighted average number of shares of common stock outstanding during the year. Diluted income per share is based upon the weighted average number of shares of common stock and common stock equivalents outstanding during the year. Common stock equivalents include options granted to key employees and outside directors (see Note E). The number of common stock equivalents was based on the number of shares issuable on the exercise of options reduced by the number of shares that are assumed to have been purchased at the average price of the common stock during the year with the proceeds from the exercise of the options.

All periods presented have been restated to reflect the adoption of Statement of Financial Accounting Standard No. 128 (SFAS 128), "Earnings Per Share".

CASH EQUIVALENTS: The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

RECLASSIFICATION: Certain prior year amounts have been reclassified to conform to the current year presentation.

CONCENTRATION OF CREDIT RISK: The Company manufactures and sells fireplace and brick products to companies in the construction industry. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Receivables generally are due within 30 days. Credit losses consistently have been within management's expectations.

NOTE  B--INVENTORIES

Inventories by costing method are summarized below:

                                                                      First-in      Average
                                                                      First-out      Cost         Total
                                                                      ---------     -------       -----
                                                                                (in thousands)
   August 31, 1998:
     Finished goods                                                    $ 2,682      $   424      $ 3,106
     Work in process                                                       899           94          993
     Raw materials and supplies                                          4,168          810        4,978
                                                                        ------       ------       ------
                                                                       $ 7,749      $1,328       $ 9,077
                                                                       -------      -------      -------
                                                                       -------      -------      -------

   August 31, 1997:
     Finished goods                                                    $ 2,727      $   669      $ 3,396
     Work in process                                                     1,029          101        1,130
     Raw materials and supplies                                          3,057          589        3,646
                                                                        ------       ------       ------
                                                                       $ 6,813      $ 1,359      $ 8,172
                                                                       -------      -------      -------
                                                                       -------      -------      -------





                                       7


NOTE C--NOTES PAYABLE AND LONG-TERM DEBT

In May 1996, the Company entered into a two year credit agreement with a bank whereby the Company may borrow a maximum of $4,000,000 under a revolving credit facility. At the option of the Company, borrowings under the demand note may bear interest at the lending bank's prime commercial interest rate or at the London Interbank Offered Rate ("LIBOR") plus 1.25 percentage points. Interest is payable on a monthly basis. The Company's obligation to the bank is secured by accounts receivable and inventory. In April 1998, the credit agreement was amended whereby the maximum amount available under the revolving credit facility was reduced to $3,000,000 and the expiration date was extended for an additional two year period. The loan agreement contains covenants that require the maintenance of a specified ratio of quick assets to current liabilities, as defined, and a specified ratio of total liabilities to tangible net worth, as defined, both ratios to be measured on a quarterly basis. Another covenant requires the Company to maintain a positive net income for each annual accounting period . At August 31, 1998, the Company is in compliance with these covenants. At August 31, 1998 and 1997, $700,000 and $800,000, respectively, was outstanding under the revolving credit note.

The weighted average interest rate on borrowings under the revolving credit note as of August 31, 1998 and August 31, 1997 was 8.0% for each period.

Long-term obligations are summarized as follows:

                                                                         August 31,
                                                                   ----------------------
                                                                    1998            1997
                                                                   ------          ------
                                                                       (in thousands)
Long-term obligations:

     Capitalized lease obligations, with interest
       at 9.0% to 15.5%--Note F                                    $2,065          $2,113

     Equipment and land notes with interest at 6.4%
       to 9.0%, due in monthly and annual installments
        ending in 2007                                                329             342
                                                                    -----           -----
                                                                    2,394           2,455
     Less current maturities                                          148             211
                                                                    -----           -----
                                                                   $2,246          $2,244
                                                                   ------          ------
                                                                   ------          ------


Annual maturities of long-term obligations for each of the five succeeding fiscal years and thereafter are $148,000, $ 94,000, $73,000, $76,000, $84,000,
and $1,919,000.

The Company made interest payments in 1998, 1997, and 1996 of $451,000, $519,000 and $621,000, respectively.




                                       8


NOTE D--ACCRUED EXPENSES

Accrued expenses include the following:

                                                               August 31,
                                                          --------------------
                                                           1998          1997
                                                          ------        ------
                                                            (in thousands)
        Employee compensation                             $  462        $  429
        Taxes, other than taxes on income                    204           129
        Interest                                             132           120
        Other                                                793         1,060
                                                          ------        ------
                                                          $1,591        $1,738
                                                          ------        ------
                                                          ------        ------

NOTE E--STOCK OPTIONS

In 1990, the Company adopted a stock option plan for key employees to replace a prior plan that expired on August 31, 1989. Options may include "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986 or "non-qualified stock options." Options and SARs may be granted to key employees at prices not less than the market value at the date of grant for terms not to exceed ten years in the case of incentive stock options and ten years and one month in the case of non-qualified stock options. Under the original plan, 95,000 shares of common stock were reserved for future issuance. The plan was amended in 1995 in which the number of shares eligible for issuance was increased to 195,000 and the aggregate number of options which may be awarded to any one employee in any fiscal year will not exceed 25,000.

In 1990, the Company adopted a stock option plan for directors of the Company who are not employees of the Company. Options may be granted at prices not less than the market value of the stock at the time of the grant for terms not to exceed ten years from the date of the grant. The maximum number of shares for which options may be granted to any outside director during a calendar year is 2,500. Under this plan, 30,000 shares of common stock were reserved for future issuance.

The following table indicates the number of options granted and exercised for each plan:

                                                                          Key               Outside
                                                                       Employee             Director
                                                                          Plan                Plan
                                                                       ---------            --------
       Options outstanding at August 31, 1995                           152,500              15,000
         Granted                                                             --                  --
         Exercised                                                           --                  --
                                                                        -------              ------
       Options outstanding at August 31, 1996                           152,500              15,000
         Granted                                                             --               6,000
         Exercised                                                       10,000                  --
                                                                        -------              ------
       Options outstanding at August 31, 1997                           142,500              21,000
         Granted                                                             --                  --
         Exercised                                                           --                  --
                                                                        -------              ------
       Options outstanding at August 31, 1998                           142,500              21,000
                                                                        -------              ------
                                                                        -------              ------

Options exercisable at August 31, 1998                                  125,000              21,000
                                                                        -------              ------
                                                                        -------              ------

Option prices range from $1.19 to $4.94 per share and expire between 1999 and 2005.

The weighted average exercise price at August 31, 1998 is $2.96.

The weighted average remaining life of the options at August 31, 1998 is four years.





                                       9


NOTE E--STOCK OPTIONS--CONTINUED

The Company has elected to continue to follow the expense recognition criteria in Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees". Therefore, SFAS 123 "Accounting for Stock-Based Compensation" has no effect on the Company's financial statements. The pro forma disclosures mandated by SFAS 123 are not provided as there is no effect of adopting the expense recognition criteria of SFAS 123 for stock options granted subsequent to August 31, 1995 on reported income per share of the Company.

NOTE F--LEASE COMMITMENTS

Two leased plant facilities are accounted for as a capitalized lease. The leased properties were capitalized at the initial value of $635,000. In 1995, the Company exercised its option to renew the lease which increased the term of the lease by ten years and added to the value of the lease. The leased properties have a combined net book value of $326,000 and $358,000 at August 31, 1998 and 1997, respectively.

A third manufacturing facility, accounted for as a capitalized lease, is leased from a partnership which includes the Company's Chairman. This facility was capitalized at the initial value of $976,000. During 1995, the facility was expanded, at the expense of the partnership, and the original lease canceled. The new twenty-five year lease negotiated by the Company has basically the same provisions as the original, with an increase in the lease payments in consideration of the expense incurred in the expansion. The facility has a net book value of $1,230,000 and $1,296,000 at August 31, 1998 and 1997,
respectively. This lease obligation is classified as "Indebtedness to Related Parties".

Other plant and office facilities are leased under operating lease agreements which expire at various dates through fiscal 2005. The capitalized leases expire in fiscal 2009 and fiscal 2019.

Future minimum payments, by year and in the aggregate, under capital leases and noncancelable operating leases, consisted of the following at August 31, 1998:

                                                   Capital           Operating
                                                   Leases             Leases
                                                   --------          ---------
                                                       (in thousands)
        Fiscal Year:
          1999                                      $  337            $  368
          2000                                         334               358
          2001                                         334               282
          2002                                         334               157
          2003                                         334               157
          Thereafter                                 4,463               263
                                                     -----            ------
        Total minimum lease payments                 6,136            $1,585
        Amount representing interest                 4,071            ------
                                                     -----            ------
        Present value of net minimum
          lease payments                            $2,065
                                                    ------
                                                    ------

Rental expense for operating leases was $411,000, $394,000 and $351,000 in 1998, 1997 and 1996, respectively.




                                       10


NOTE G--INCOME TAXES

Significant components of the provision (benefit) for income taxes attributable to continuing operations are as follows:

                                                                        Year Ended August 31,
                                                              ---------------------------------------------
                                                                1998             1997                1996
                                                              --------        ----------           --------
         Current:                                                           (in thousands)
          Federal                                             $     87        $     (157)          $    207
          State                                                    111               119                111
          Foreign                                                   35                --                 24
                                                              --------        ----------           --------
          Total current                                            233               (38)               342
         Deferred:
          Federal                                                   89               (45)               (53)
          State                                                      1               (61)                35
                                                              --------        ----------           --------
          Total deferred                                            90              (106)               (18)

                                                              --------        ----------           --------

         Total income tax provision (benefit)                 $    323        $     (144)          $    324
                                                              --------        ----------           --------
                                                              --------        ----------           --------

In 1997, the Company utilized a federal net operating loss carryover of approximately $1,200,000 through a carryback to 1993. This carryback resulted in a refund of approximately $122,000 which was included in income taxes recoverable. The carryback also generated an alternative minimum tax credit carryforward of approximately of $106,000 and an investment tax credit carryforward of approximately $126,000 from 1993.

The Company has state net operating loss carryforwards of approximately $4,900,000 expiring in the years 2004 through 2009. In addition, the Company has investment tax credit carryforwards of approximately $192,000 expiring in years 2001 through 2003, and approximately $271,000 of alternative minimum tax credit carryforwards, which have no expiration date.

A valuation allowance of approximately $62,000 has been recorded to offset a portion of the state net operating loss carryforwards because the realization of those amounts is uncertain.

The differences between the provision (benefit) for income taxes and income taxes computed using statutory income tax rates are as follows:



                                                                        Year Ended August 31,
                                                             1998                1997               1996
                                                           --------           ---------           --------
                                                                           (in thousands)
Income tax provision (benefit) at statutory rate           $    282           $    (117)          $    294
Additional statutory percentage depletion                       (57)                (52)               (55)
State income taxes, net of federal tax benefit                   63                  39                 73
Change in valuation allowance                                    62                  --                 --
Other                                                           (27)                (14)                12
                                                           --------           ---------           --------
Total income tax provision (benefit)                       $    323           $    (144)          $    324
                                                           --------           ---------           --------
                                                           --------           ---------           --------






                                       11


NOTE G--INCOME TAXES--CONTINUED
Deferred income taxes are recognized using the liability method and reflect the tax impact of temporary differences between the amount of assets and liabilities for financial purposes and such amounts as measured by tax laws and regulations. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                       August 31,
                                                               ---------------------------
                                                                 1998              1997
                                                               --------         ----------
                                                                    (in thousands)
           Deferred tax assets:
                Accounts receivable allowance                  $     99         $      124
                Capital lease obligation                            261                 54
                Tax credits and net operating
                 loss carryforwards                                 660                479
                Other                                               185                 57
                                                               --------         ----------
                   Total deferred tax assets 1,205                1,205                714
           Valuation allowance                                      (62)                --
                                                               --------         ----------
                   Net deferred tax assets                        1,143                714
           Deferred tax liabilities:
                Property, plant and equipment                      (259)              (111)
                Other                                              (139)                --
                                                               --------         ----------
                   Total deferred tax liabilities                  (398)              (111)
                                                               --------         ----------
                     Net deferred tax assets                   $    745         $      603
                                                               --------         ----------
                                                               --------         ----------

The Company received federal and state income tax refunds of $265,000 in 1998 and made federal and state income tax payments in 1998, 1997 and 1996 of $76,000, $272,000 and $263,000, respectively.


NOTE H-- EMPLOYEE BENEFIT PLAN

During 1992, the Company adopted a defined contribution benefit plan covering substantially all of its employees. The Company contribution was $.25 for each $1.00 contributed by an employee (up to 4% of eligible wages).

The plan was amended during 1997, which increases the Company contribution to $.50 for each $1.00 contributed by an employee (up to 6% of eligible wages).

The total expense for Company contributions was $158,000, $92,000 and $40,000 in 1998, 1997 and 1996, respectively.




                                       12


NOTE I--BUSINESS SEGMENTS

The following financial information is presented for the Company's business segments:

                                              Face Brick       Fireplace
                                              Products         Products          Total
                                              ----------       ---------         -----
                                                            (in thousands)
1998:
Net sales                                      $11,021          $26,162         $37,183
                                               -------          -------         -------
                                               -------          -------         -------

Operating profit (loss)                        $ 3,326          $  (605)        $ 2,721
                                               -------          -------
                                               -------          -------

Unallocated corporate
  expense, net                                                                   (1,495)
Interest expense                                                                   (464)
Other income                                                                         68
                                                                                 ------

Income from continuing
  operations before income taxes                                                 $  830
                                                                                 ------
                                                                                 ------

Identifiable assets                            $ 4,986          $17,245         $22,231
                                               -------          -------
                                               -------          -------
Corporate assets                                                                  1,416
                                                                                  -----

Total assets                                                                    $23,647
                                                                                -------
                                                                                -------
Depreciation, depletion
  and amortization                             $   414          $ 1,336
                                               -------          -------
                                               -------          -------

Capital expenditures                           $   313          $   922
                                               -------          -------
                                               -------          -------







                                       13


NOTE I--BUSINESS SEGMENTS--CONTINUED


                                             Face Brick       Fireplace
                                             Products         Products          Total
                                             ----------       ---------         -----
                                                            (in thousands)
1997:
Net sales                                      $ 9,010          $30,198         $39,208
                                               -------          -------         -------
                                               -------          -------         -------

Operating profit (loss)                        $ 1,608          $  (238)        $ 1,370
                                               -------          -------
                                               -------          -------

Unallocated corporate
  expense, net                                                                   (1,310)
Interest expense                                                                   (519)
Other income                                                                        114
                                                                                -------

Loss from continuing
  operations before income taxes                                                $  (345)
                                                                                -------
                                                                                -------

Identifiable assets                            $ 4,200          $17,042         $21,242
                                               -------          -------
                                               -------          -------

Corporate assets                                                                $ 1,991
                                                                                -------

Total assets                                                                    $23,233
                                                                                -------
                                                                                -------

Depreciation, depletion
  and amortization                             $   391          $ 1,667
                                               -------          -------
                                               -------          -------

Capital expenditures                           $   476          $   682
                                               -------          -------
                                               -------          -------





                                       14


NOTE I--BUSINESS SEGMENTS--CONTINUED


                                             Face Brick       Fireplace
                                             Products         Products          Total
                                             ----------       ---------         -----
                                                            (in thousands)
1996:
Net sales                                     $ 8,862          $33,110         $41,972
                                              -------          -------         -------
                                              -------          -------         -------

Operating profit                              $ 1,401          $   892         $ 2,293
                                              -------          -------
                                              -------          -------

Unallocated corporate
  expense, net                                                                    (846)
Interest expense                                                                  (583)
Other income                                                                         2
                                                                               -------

Income from continuing operations
  before income taxes                                                          $   886
                                                                               -------
                                                                               -------

Identifiable assets                           $ 4,183          $21,927         $26,110
                                              -------          -------
                                              -------          -------

Corporate assets                                                                 1,698

Assets related to
  discontinued operations                                                          202
                                                                               -------

Total assets                                                                   $28,010
                                                                               -------
                                                                               -------

Depreciation, depletion
  and amortization                            $   385          $ 1,579
                                              -------          -------
                                              -------          -------

Capital expenditures                          $   335          $ 1,722
                                              -------          -------
                                              -------          -------


Operating profit is net sales less operating expenses. In computing segment operating profit, the following items are excluded: general corporate revenues and expenses, interest expense, other income and income taxes. There are no sales between segments.

Identifiable assets are those assets used in either segment. Corporate assets are principally cash and deferred taxes.

Sales to any one customer were not ten percent or greater of the total sales in any of the three years reported.

The Company will be required to adopt SFAS 131, "Disclosures About Segments of an Enterprise and Related Information", in its fiscal year beginning
September 1, 1998. The Company does not believe that the adoption of SFAS 131 will materially change its disclosures regarding industry segment information.




                                       15


NOTE J--SHARE REPURCHASE AGREEMENT

On December 21, 1976, the stockholders approved a Share Repurchase Agreement (the "Agreement") among the Company, the Chairman of the Board of Directors (the "Chairman"), and a trustee under which the Company may be required to purchase a number of shares of common stock from the Chairman's estate upon his death. The purchase price of a share of common stock under this Agreement is to be 90% of the quoted market value at the date of the Chairman's death. The aggregate purchase price may not exceed the lesser of certain taxes and expenses associated with his death or the benefits under a certain life insurance policy on the life of the Chairman. This policy, purchased by the Company at an annual premium of $21,000, has been transferred to the Trustee under this Agreement.

The Company is not required to purchase any shares of common stock under the Agreement if such purchase would result in an impairment of its capital or would violate state laws in effect at that date.

As of August 31, 1998, the amount payable under this Agreement by the Company to repurchase shares of common stock from the Chairman's estate could not exceed $500,000, all of which is payable from the proceeds of the life insurance policy maintained by the Company for this purpose.

NOTE K--CONTINGENCIES

Due to the complexity of the Company's operations, disagreements occasionally occur.

In the opinion of management, the Company's ultimate loss from such disagreements and potential resulting legal action, if any, will not be significant.







                                       16


NOTE L--QUARTERLY RESULTS (UNAUDITED)

Summary data relating to the results of operations for each quarter of the years ended August 31, 1998 and 1997 follows (in thousands except per share amounts):

                                                                Three Months Ended
                                           ----------------------------------------------------------
                                           November 30       February 28       May 31       August 31          Total
                                           -----------       -----------       ------       ---------          -----
 Fiscal year 1998:
   Net sales                                 $10,426           $ 8,449        $ 8,566        $ 9,742          $37,183
   Gross profit                                3,160             2,279          2,191          2,508           10,138
   Income from
     continuing operations                       385                39             18             65              507
   Net income                                    385                39             18             65              507
   Basic income from continuing
     operations per common share                $.11              $.01           $.01           $.02             $.15
   Diluted income from continuing
     operations per common share                 .11               .01            .01            .02              .14


 Fiscal year 1997:
   Net sales                                 $13,086           $ 8,985        $ 8,479         $8,658          $39,208
   Gross profit                                4,110             2,384          1,748          1,649            9,891
   Income (loss) from
     continuing operations                       753               (88)          (376)          (490)            (201)
   Net income (loss)                             753               (88)          (376)          (490)            (201)
   Basic income (loss) from continuing
     operations per common share                $.22             $(.03)         $(.11)         $(.14)           $(.06)
   Diluted income (loss) from continuing
     operations per common  share                .21              (.03)          (.11)          (.14)            (.06)


NOTE M--SUBSEQUENT EVENT

On October 22, 1998, the Company entered into an Agreement for the sale of its Texas Clay division for approximately $12.9 million subject to final adjustment. The Agreement is subject to final approval by the Company's stockholders. Accordingly, the consolidated financial statements have not been reclassified to reflect Texas Clay as a discontinued segment.



                                       17


                  SCHEDULE II-VALUATION AND QUALIFYING ACCOUNTS


                    TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES

               For the Years Ended August 31, 1996, 1997 and 1998
                                 (in thousands)


---------------------------------------------------------------------------------------------------------------------------------
       COL. A                                    COL. B                   COL. C                       COL. D          COL. E
---------------------------------------------------------------------------------------------------------------------------------
                                                                          ADDITIONS
                                                               ------------------------------
                 Description                   Balance at      Charged to        Charged to                            Balance
                                               Beginning        Costs and       Other Accounts-      Deductions-        at End
                                               of Period        Expenses          Describe            Describe        of Period
---------------------------------------------------------------------------------------------------------------------------------
Year ended August 31, 1996
  Reserve, deducted from related asset:
    Allowance for doubtful accounts               $541            $198              $ --              $304 (1)           $435
                                                  ----            ----              ----              ----               ----
                                                  ----            ----              ----              ----               ----

Year ended August 31, 1997
  Reserve, deducted from related asset:
    Allowance for doubtful accounts               $435            $271              $ --              $342 (1)           $364
                                                  ----            ----              ----              ----               ----
                                                  ----            ----              ----              ----               ----

Year ended August 31, 1998
  Reserve, deducted from related asset:
    Allowance for doubtful accounts               $364            $107              $ --              $179 (1)           $292
                                                  ----            ----              ----              ----               ----
                                                  ----            ----              ----              ----               ----



      (1)   Amount charged against reserve.



                                      II